Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-222610

MOODY NATIONAL REIT II, INC.

$990,000,000 Maximum Offering

Moody National REIT II, Inc. is a Maryland corporation formed in July 2014 to acquire a portfolio of hospitality properties focusing primarily on the select-service segment of the hospitality sector with premier brands including, but not limited to, Marriott, Hilton and Hyatt. We may also invest in real estate securities and debt-related investments related to the hospitality sector. We are externally managed by Moody National Advisor II, LLC, which we refer to as our “advisor.” Our advisor is a subsidiary of our sponsor, Moody National REIT Sponsor, LLC, which is a part of Moody National Companies, which we refer to as Moody National, a group of integrated real estate investment, management and development companies. We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2016.

We are offering up to $990,000,000 in any combination of three classes of shares of our common stock, Class A shares, Class I shares and Class T shares, in this offering. We are offering $895,000,000 in shares of our common stock to the public, which we refer to as the “primary offering,” at a purchase price per share that is equal to the estimated net asset value, or “NAV,” per share of our common stock of $23.32 as of December 31, 2018. The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees, all of which will be paid by our advisor. We are also offering $95,000,000 in any combination of shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $23.32 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Our board of directors may, from time to time, in its sole discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We intend to update our estimated NAV per share at least annually.

This is a “best efforts” offering, which means that Moody Securities, LLC, the dealer manager for this offering, will use its best efforts to sell shares of our common stock, but is not obligated to purchase or sell any specific amount of shares of our common stock in this offering.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23. These risks include, among others:

●	We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

●	No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock.

●	The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets, and therefore, future adjustments may result in an offering price lower than the price you paid for your shares.

●	The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. We have paid distributions from the proceeds of our public offering, and may continue to pay distributions from the proceeds of our offerings or another category of funding that constitutes return of capital.

●	This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

●	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments.

●	We pay certain fees and expenses to our advisor and its affiliates, as described in detail under “Management Compensation Table” herein. These fees were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties.

●	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments.

●	If we fail to maintain our qualification as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. Any representation to the contrary and any prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to Public(1)	Sales Commission Paid by Advisor(1)(2)	Dealer Manager Fee Paid by Advisor(1)(2)	Proceeds Before Expenses(1)(3)
Maximum Primary Offering(4)	$895,000,000	$33,562,500	$19,018,750	$895,000,000
Class A	$23.32	$1.40	$0.58	$23.32
Class I	$23.32	—	0.23	$23.32
Class T	$23.32	$0.70	$0.58	$23.32
Distribution Reinvestment Plan Per Share	$23.32	—	—	$23.32
Maximum Distribution Reinvestment Plan	$95,000,000	—	—	$95,000,000

(1)	Assumes we sell $895,000,000 in the primary offering and $95,000,000 pursuant to our distribution reinvestment plan. The offering prices are based on the estimated NAV per share of each class of our common stock as of December 31, 2018.

(2)	The table assumes that all shares are sold in the primary offering, with 1/2 of the gross offering proceeds from the sale of Class A shares, 1/4 of the gross offering proceeds from the sale of Class I shares and 1/4 of the gross offering proceeds from the sale of Class T shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class A shares sold in the primary offering, our advisor will pay upfront selling commissions of up to 6.0% and upfront dealer manager fees of up to 2.5%. For Class I shares sold in the primary offering, our advisor may pay an upfront dealer manager fee of up to 1.0% to the dealer manager (which dealer manager fees will be waived for registered investment advisors not affiliated with a broker-dealer, which we refer to as non-affiliated registered investment advisors and on whose behalf our advisor may pay a registered investment adviser fee of up to 1% on behalf of the registered investment advisor client) and no selling commissions. For Class T shares sold in the primary offering, our advisor will pay upfront selling commissions of up to 3.0% and upfront dealer manager fees of up to 2.5%. For Class T shares only, our advisor will also pay the dealer manager over time a stockholder servicing fee equal to 1.0% per annum of the aggregate NAV for the Class T shares sold in the primary offering, payable monthly in arrears, subject to the Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation. Our advisor intends to recoup the selling commissions, dealer manager fees and stockholder servicing fees it funds through the receipt of the Contingent Advisor Payment, as defined and described in this prospectus. See “Management Compensation.” We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares issued under the distribution reinvestment plan. See also “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms.”

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

This prospectus is dated April 26, 2019

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity for their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment that we will accept for shares of our Class A, Class I or Class T common stock is $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

●	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

●	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established additional suitability standards:

Alabama — In addition to the general suitability standards above, Alabama residents must have a liquid net worth of at least ten times his or her investment in us and our affiliates.

Iowa — In addition to the suitability standards above, Iowa investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, our affiliates and other non-exchange-traded direct participation programs may not exceed 10% of his or her liquid net worth. Iowa investors who are accredited investors, as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act, are not subject to the foregoing 10% investment limitation. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that a Kansas investor limit his or her aggregate investment in us and other non-listed real estate investment trusts to not more than 10% of his or her liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Kentucky — In addition to the suitability standards above, no Kentucky investor shall invest, in the aggregate, more than 10% of his or her liquid net worth in us or our affiliates’ non-publicly traded real estate investment trusts.

Massachusetts — Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

Missouri — In addition to the suitability standards above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth may be invested in shares of our common stock.

Nebraska — In addition to the suitability standards above, the state of Nebraska requires that each Nebraska investor must limit his or her aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing investment concentration limit.

New Mexico — In addition to the suitability standards above, a New Mexico investor’s investment in us, shares of our affiliates and in other real estate investment trusts may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota — North Dakota investors must represent that, in addition to the stated net income and net worth standards above, they have a net worth of at least ten times their investment in us.

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Ohio — In addition to the suitability standards above, it shall be unsuitable for Ohio residents to invest more than 10% of their liquid net worth in us, our affiliates and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities.

Oregon — In addition to the suitability standards above, an Oregon investor’s maximum investment in us cannot exceed 10% of the investor’s liquid net worth.

Pennsylvania — In addition to the suitability standards above, Pennsylvania investors must limit their investment in us to 10% of their net worth, exclusive of home, furnishings and automobiles. Because our minimum offering amount is less than $100,000,000, we caution Pennsylvania investors to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Puerto Rico — Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Vermont — Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. As used above, except as specifically noted, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for persons who become stockholders. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

Our sponsor, Moody National REIT Sponsor, LLC, and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

●	meet the minimum income and net worth standards established in your state;

●	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

●	are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

●	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

●	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

●	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to “Moody National REIT II, Inc.”

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The words “we,” “us” and “our” refer to Moody National REIT II, Inc., together with its consolidated subsidiaries, including Moody National Operating Partnership II, LP, a Delaware limited partnership of which we are the general partner which we refer to herein as the “operating partnership,” unless the context requires otherwise.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

This section answers some of the more frequently asked questions regarding this offering. This section may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:	What is Moody National REIT II, Inc.?

A:   We are a Maryland corporation formed in July, 2014. We are externally managed by our adviser, Moody National Advisor II, LLC, a Delaware limited liability company. The Adviser is an affiliate of our sponsor, Moody National REIT Sponsor, LLC which is a part of Moody National Companies, a group of integrated real estate investment, management and development companies.

Q:	What is a “REIT”?

A:   We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2016. In general, a REIT is a company that:

●	combines the capital of many investors to acquire or provide financing for real estate assets;

●	offers the benefits of a real estate portfolio under professional management;

●	satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and

●	is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	How do you structure the ownership and operation of your assets?

A:   We own substantially all of our assets and conduct our operations through Moody National Operating Partnership II, LP, a Delaware limited partnership organized in July 2014. We are the sole general partner of our operating partnership and our subsidiary, Moody OP Holdings II, LLC, which we refer to as our “limited partner,” and Moody National LPOP II, LLC, which we refer to as “Moody National LPOP II” or the “special limited partnership interest holder,” were the initial limited partners of our operating partnership. Following the mergers (defined below), Moody National LPOP I, LLC is also one of our operating partnership’s limited partners. We refer to limited partnership interests and special partnership interests in our operating partnership, respectively, as “limited partnership interests” and “special limited partnership interests.”

Q:	Do you currently own any assets?

A:   Yes. See “Our Real Estate Investments” for a detailed discussion of our current investments. Other than these assets, this offering is a “blind pool” offering in that we have not yet identified any additional specific real estate assets to acquire using the proceeds of this offering. As a result, you will not have the opportunity to evaluate our additional investments before we acquire them. If we are delayed or unable to find suitable additional investments, we may not be able to achieve our investment objectives.

Q:	What is your relationship with Moody I National REIT, Inc.?

A:   Moody National REIT I, Inc., or Moody I, was a public, non-listed REIT sponsored by our sponsor that invested in hospitality properties. On November 16, 2016, we, along with our operating partnership, our advisor, Moody I, Moody National Operating Partnership I, L.P., the operating partnership of Moody I, or Moody I OP, Moody National Advisor I, LLC, the advisor of Moody I, or Moody I advisor, and Moody Merger Sub, LLC, our wholly owned subsidiary, or merger sub, entered into an agreement and plan of merger, which, as amended, we refer to as the merger agreement. On September 27, 2017, which we refer to as the closing date, in accordance with the merger agreement, Moody I was merged with and into merger sub, which we refer to as the “merger.” Subsequent to the merger, merger sub was merged with and into us. Also on the closing date, Moody I OP was merged with and into our operating partnership, which we refer to as the “partnership merger.” Unless context suggests otherwise, we refer to the merger and the partnership merger as the “mergers.”  Upon completion of the mergers, former Moody I stockholders received a total of approximately 3.63 million Class A shares of our common stock as stock consideration, which was equal to approximately 43% of our diluted common equity as of the closing date, and a total of approximately $44.7 million in cash consideration. In addition, upon consummation of the partnership merger, each issued and outstanding unit of limited partnership interest in Moody I OP was automatically cancelled and retired and converted into 0.41 units of Class A limited partnership interest in our operating partnership. As a result of the mergers, we acquired the assets and liabilities of Moody I and our portfolio was expanded on the closing date from two hotel properties to 14 hotel properties.

Q:	What is an “UPREIT”?

A:   Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later sells his or her limited partnership interests or exchanges his or her limited partnership interests for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Why should I consider an investment in real estate investments?

A:   If you meet the minimum suitability standards described in this prospectus, allocating some portion of an investment portfolio concentrated in traditional asset classes (stocks and bonds) to real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Q:	Will you provide stockholders with information concerning the estimated net asset value, or “NAV,” of their shares of common stock?

A:   Yes. On March 14, 2019, our board of directors, including all of our independent directors, determined an estimated NAV per share of each class of our common stock as of December 31, 2018 of $23.32. The determination of the estimated NAV per share was based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our common stock, all as of December 31, 2018. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially, and values of our assets and liabilities are expected to change in the future. Investors should also consider that we are still raising capital in this offering and at December 31, 2018, we owned only fourteen hotel properties and a note receivable from a related party. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the NAV per share of our common stock, will vary significantly from the estimated NAV as of December 31, 2018. We intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC.

Q:	Who will choose which investments to make?

A:   Our advisor selects investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	Who operates and manages the properties you acquire?

A:   Moody National Hospitality Management, LLC, a Texas limited partnership that is an affiliate of our sponsor, serves as our property manager. We lease each hotel property to a subsidiary of our operating partnership, which we have elected to be treated as a taxable REIT subsidiary, or TRS. We, indirectly through our TRS lessee, pay our property manager a monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of the compensation it receives from our TRS lessee to a third-party property manager for management or leasing services. In the event that our TRS lessee contracts directly with a third-party property manager, the TRS will pay our property manager a market-based oversight fee. In addition, we, indirectly through our TRS lessee, will also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by the property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties.

Q:	What kind of offering is this?

A:   Through our dealer manager, Moody Securities, LLC, or Moody Securities, we are offering a maximum of $895,000,000 in shares of our common stock to the public, which we refer to as the “primary offering,” on a “best efforts” basis at a price based on the estimated NAV per share of each class of our common stock of $23.32 as of December 31, 2018. We are also offering $95,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $23.32 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:   When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock and therefore do not have a firm commitment or obligation to purchase any of the shares of our common stock. As a result, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:   We may continue to offer shares of our common stock in this offering until July 19, 2021 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the primary offering until as late as January 15, 2022. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:   An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

●	Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

●	An investment in our shares has limited or no liquidity and our share repurchase plan may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

●	Listed REITs are often self-managed, whereas our investment operations are managed by our advisor.

●	Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:	Will I receive a stock certificate?

A:   No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces offering costs.

Q:	Will you compete with other vehicles sponsored by your sponsor due to similar investment objectives?

A:   Our sponsor is a part of Moody National Companies, a group of integrated real estate investment, management and development companies that have sponsored over 40 privately offered real estate programs, all of which have or had investment objectives generally similar to ours and may conduct offerings concurrently with this offering. In addition, certain affiliates of our sponsor own or manage hospitality properties in geographical areas in which we own or expect to own hospitality properties. Therefore, we will most likely compete with other investment vehicles sponsored by our sponsor and its affiliates for opportunities to acquire or sell hospitality properties, since many investment opportunities that will be suitable for us may also be suitable for these other vehicles. As a result of this competition, we have adopted conflict resolution procedures that cover, amongst other things, the allocation of investment opportunities among our sponsor and its affiliates. See “Conflicts of Interest—Conflict Resolution Procedures—Allocation of Investment Opportunities.”

Q:	Who can buy shares of common stock in this offering?

A:   In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,500 in our Class A, Class I or Class T shares. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.” Our affiliates may also purchase shares of our common stock. The selling commissions and dealer manager fees that are payable in this offering may be reduced or waived for our affiliates.

Q:	What is the difference between the Class A, Class I and Class T shares of common stock being offered?

A:   We are offering to the public three classes of shares of our common stock, Class A shares, Class I shares and Class T shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees, all of which will be paid to our dealer manager by our advisor. Neither we nor our stockholders will pay any upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees payable to our dealer manager. Accordingly, we anticipate that the estimated NAV per share and amount of distributions payable per share for our Class A shares, Class I shares and Class T shares will be the same. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class A shares, Class I shares and Class T shares.

All fees shown below are paid by our advisor. Assuming a constant NAV per share of $23.32, we expect that a one-time investment in 1,000 shares of each class of our shares would be subject to the following selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Upfront Dealer Manager Fees	Annual Stockholder Servicing Fees(1)	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)(1)		Total
Class A	$1,399.20	$583	$0	$0		$1,982.20
Class I	$0	$233.20	$0	$0		$233.20
Class T	$699.60	$583	$233.20	$699.60	(3 years)	$1,982.20

(1)	The trailing stockholder servicing fee paid on the Class T shares will terminate upon the occurrence of certain events, including with respect to Class T shares held in a particular stockholder account, at the end of the month in which total underwriting compensation from whatever source (including dealer manager fees, selling commissions, trailing stockholder servicing fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account) would be in excess of 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of total gross investment amount) for approximately three years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

The trailing stockholder servicing fees paid by our advisor with respect to our Class T shares will be paid with respect to ongoing services provided to our stockholders in relation to their investments in Class T shares, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder or Class I stockholder, respectively, it is under no contractual obligation with us to do so, and a stockholder servicing fee will not be paid for such services.

Class A and Class T shares are available through brokerage and transaction-based accounts. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	What is the status of your public offerings?

A:   We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on January 20, 2015. On June 26, 2017, we reclassified our shares of common stock into Class A shares, Class D shares, Class I shares and Class T shares. From the commencement of our initial public offering on January 20, 2015 through May 18, 2018, we received and accepted investors’ subscriptions for and issued 5,669,570 shares of our common stock in our initial public offering (consisting of 5,472,112 Class A shares, 60,879 Class I shares, and 136,579 Class T shares), including 181,602 shares of common stock pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $137,490,388.

On July 19, 2018, we commenced this offering of up to $990,000,000 in any combination of our Class A shares, Class I shares, and Class T shares.

As of April 4, 2019, we had issued and sold 7,898,898 shares of our common stock (consisting of 7,431,914 Class A shares, 109,141 Class I shares and 357,843 Class T shares) in our initial public offering and this offering, for aggregate gross offering proceeds of $185,643,357.

Q:	Are there any special restrictions on the ownership of shares?

A:   Yes. Our Articles of Amendment and Restatement, as may be amended from time to time, which we refer to as our “charter,” prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock, preferred stock and convertible stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Class A, Class I or Class T shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to, among other purposes, enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	How do I subscribe for shares of common stock?

A:   Investors who meet the suitability standards described in this prospectus may purchase shares of our common stock. Investors seeking to purchase shares of our common stock should proceed as follows:

●	read this entire prospectus and any appendices and supplements accompanying this prospectus.

●	complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

●	deliver a check for the full purchase price of the shares of our common stock being subscribed for made payable to “Moody National REIT II, Inc.,” along with the completed subscription agreement to the soliciting broker-dealer.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How does the payment of fees and expenses affect my invested capital?

A:   We will reimburse our advisor for organizational and offering expenses and we will pay our advisor acquisition fees for its services to identify, evaluate and effect the acquisition of investments. Our advisor intends to recoup the selling commissions, dealer manager fees and stockholder servicing fees it funds through the receipt of the Contingent Advisor Payment, as defined and described herein. See “Management Compensation – Acquisition Fees.” In addition, we will pay our property manager a monthly hotel management fee. Further, to the extent certain performance thresholds are exceeded, we will also pay an annual incentive fee to our property manager. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets. The payment of fees and expenses will also reduce the book value of your shares of common stock.

Q:	Will I receive distributions and how often?

A:   We have declared and intend in the future to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions to stockholders of record on a monthly basis. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

As of January 16, 2018, our advisor assumed the obligation to pay all ongoing stockholder servicing fees with respect to our Class T shares. Accordingly, going forward, we anticipate that holders of our Class A shares, Class I shares and Class T shares will receive the same amount of distributions per share regardless of share class. Prior to January 16, 2018, holders of our Class T shares received lower per share distributions because of the ongoing stockholder servicing fees associated with such share class, which were paid by us and deducted from the distribution amounts payable to our stockholders on such shares. However, going forward, all of the ongoing stockholder servicing fees will be paid by our advisor, so we anticipate that our Class A shares, Class I shares and Class T shares will receive the same amount of distributions per share regarding class.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock or operating partnership units to the special limited partner, an affiliate of our advisor), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having fewer funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment, especially if we sell these securities at prices less than the price you paid for your shares.

Q:	May I reinvest my distributions?

A:   Yes. You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in additional shares of the same class of common stock that you own, at a price of $23.32 per share, which is equal to the estimated NAV per share of each class of our common stock as of December 31, 2018. Going forward, we will offer shares to our stockholders pursuant to our distribution reinvestment plan at the most recently determined estimated NAV per share for each respective class of common stock. We intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC. There are no upfront selling commissions or dealer manager fees when purchasing shares under our distribution reinvestment plan. Our distribution reinvestment plan may also be amended, suspended or terminated by our board of directors in its discretion upon at least 10 days’ prior written notice. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

If you participate in our distribution reinvestment plan, you will be treated for federal income tax purposes as if you received a distribution (taxable as described in the O&A below, “Q: Will the distributions I receive be taxable?”) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:   At the time you purchase shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the aggregate of the value of our then outstanding shares of capital stock (which includes common stock, any preferred stock and convertible stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Class A, Class I or Class T shares of common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share repurchase program which may provide limited liquidity for some of our stockholders. For more information on our share repurchase program, see “Description of Capital Stock—Share Repurchase Program.”

Q:	What is your exit strategy?

A:   We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of our initial public offering; however, the timing of any such event will be significantly dependent upon economic and market conditions. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:   The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon the extent to which they are paid from our current or accumulated earnings and profits.

Dividends received from REITs generally are not eligible to be taxed at the capital gains rates applicable to individuals for “qualified dividend income” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). However, under the income tax legislation commonly referred to as the “Tax Cuts and Jobs Act”, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of “qualified REIT dividends” (dividends other than capital gain dividends and dividends designated by us as qualified dividend income), which temporarily reduces the effective tax rate on such dividends.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets or, in certain circumstances, as qualified dividend income. A portion of your distributions may be considered return of capital for U.S. federal income tax purposes to the extent they are not treated as paid from our current or accumulated earnings and profits. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Federal Income Tax Considerations.”

Q:	Are there any ERISA considerations in connection with an investment in our shares?

A:   The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares of our common stock will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. The Code contains similar provisions applicable to individual retirement accounts (“IRAs”) and certain other benefit plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “ERISA Considerations.”

Q:	Are there any Investment Company Act of 1940 considerations?

A:   We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that neither we, our operating partnership nor any of the subsidiaries of our operating partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

●	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate, real estate-related debt and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also make investments indirectly through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which our affiliates may invest. We plan to conduct our businesses primarily through our operating partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we, the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the operating partnership and in these subsidiaries of the operating partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we, the operating partnership nor any of the wholly or majority-owned subsidiaries of the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the operating partnership and the subsidiaries of the operating partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the operating partnership and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we, the operating partnership or any of the wholly or majority-owned subsidiaries of the operating partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more affiliates. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control. We will treat any investments in real estate-related securities as real estate related assets for purposes of determining whether we satisfy the 55%/25% test.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q:	What is the impact of being an “emerging growth company”?

A:   We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

●	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

●	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as shares of our common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for any persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	Will I be notified of how my investment is doing?

A:   Yes. We will provide you with periodic updates on the performance of your investment with us, including:

●	three quarterly financial reports and investor statements;

●	an annual report;

●	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

●	a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, www. moodynationalreit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

Q:	When will I get my detailed tax information?

A:   In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:	Who can answer my questions?

A:   If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Moody National REIT II, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
(713) 977-7500
Attn: Investor Relations

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision.

Moody National REIT II, Inc.

We were formed as a Maryland corporation on July 25, 2014 to invest in a portfolio of hospitality properties focusing primarily on the select-service segment of the hospitality sector with premier brands including, but not limited to, Marriott, Hilton and Hyatt. We have acquired, and intend to acquire, hotel properties located in the East Coast, the West Coast and the Sunbelt regions of the United States. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector.

Our office is located at 6363 Woodway Drive, Suite 110, Houston, Texas 77057, and our main telephone number is 713-977-7500.

Investment Strategy and Objectives:

Our investment objectives are to:

●	preserve, protect and return stockholders’ capital contributions;

●	pay attractive and stable cash distributions to stockholders; and

●	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

We invest primarily in select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton and Hyatt, that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. Such hotel properties, which we refer to as “select-service hotels,” target business-oriented travelers by providing clean rooms with basic amenities. In contrast to lower-cost budget motels, select-service hotels provide amenities such as an exercise room, business facilities and breakfast buffets. In contrast to full-service hotels, select-service hotels typically do not have a full-service restaurant, which is relatively costly to operate. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector. We may purchase single properties or portfolios of properties, including from our affiliates. Our board of directors may adjust our investment focus from time to time based upon market conditions and other factors our board of directors deem relevant.

In identifying investments, we rely upon a market optimization investment strategy and acquisition model that analyzes economic fundamentals and demographic trends in major metropolitan markets. By utilizing a targeted, disciplined approach, we believe that we are able to capitalize on market inefficiencies and identify undervalued investment opportunities with underlying intrinsic value that have the potential to create greater value at disposition. Our investment strategy seeks to identify technical pressures created by demographic, business and industry changes, which we believe leads to supply and demand imbalances within certain sectors of commercial real estate.

We believe that premier-brand, select-service hotel properties in major metropolitan markets have the potential to generate attractive returns relative to other types of hotel properties due to their ability to achieve revenue per available room, or RevPAR, levels at or close to those achieved by traditional, full-service hotels while achieving higher profit margins due to their more efficient operating model and more predicable net operating income. In addition, our market optimization investment strategy, accounting for growth potential and risks related to asset devaluation, takes into account supply-demand imbalances and targets markets that offer stable population growth, high barriers to entry and multiple demand generators.

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including the following:

●	We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

●	No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely have to sell them at a substantial discount.

●	We invest primarily in premier-brand, select-service hotel properties that are located in major metropolitan markets in select U.S. geographic regions. A more focused investment portfolio is inherently more risky than a more diversified portfolio. As a result, our results of operations may be adversely affected by a downturn in the hospitality sector or adverse economic developments in the geographic regions in which we invest.

●	There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share repurchase program, and if you are able to have your shares repurchased pursuant to our share repurchase program, it may be for a price less than the price you paid for the shares and the then-current value of the shares.

●	The offering price of our shares of common stock for this offering is based on our estimated NAV per share of each of the classes of our common stock as of December 31, 2018. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the estimated NAV per share of our common stock, will vary significantly from their amounts as of December 31, 2018. The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets, and therefore, future adjustments may result in an offering price lower than the price you paid for your shares.

●	The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings or offering proceeds or may be paid by the return of capital or the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations reduces the funds available to us for investments in properties, which could reduce your overall return. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. We have paid, and may continue to pay, distributions from the proceeds of our offering.

●	This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

●	We rely on our advisor, property manager and sub-property managers and their affiliates for our day-to-day operations and the selection of our investments. Adverse changes in the financial health of our advisor, property manager and sub-property managers could cause our operations to suffer.

●	We pay certain fees and expenses to our advisor and its affiliates as described in detail herein under “Management Compensation Table.” These fees were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and we may be required to pay significant fees regardless of our advisor’s performance, which will reduce cash available for distribution to you.

●	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

●	Because our dealer manager is an affiliate of ours, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

●	If we fail to maintain our qualification as a REIT, and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Our Investment Portfolio

As of the date of this prospectus, our portfolio consists of 14 hotel properties and one note receivable from a related party. Please see “Our Real Estate Investments” herein for a description of our portfolio.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. Our board of directors was expanded upon the closing of our merger with Moody I from three directors to five, four of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an audit committee. For more information on the members of our board of directors, see “Management.”

Our Advisor

Our advisor, a wholly owned subsidiary of our sponsor, was formed as a Delaware limited liability company in July 2014. Mr. Brett C. Moody controls and indirectly owns our advisor. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of assets on our behalf consistent with our investment strategy and objectives. Our advisor’s management team has many years of hands-on experience in the real estate industry and has successfully completed over 40 fully subscribed private placements in real estate programs of multiple property types with over 1,000 investors across the United States and one public, non-listed REIT, Moody I, which terminated its primary offering on October 12, 2015 and which raised approximately $132 million.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. Our advisory agreement has a one-year term, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor.

Our Sponsor

Our sponsor was formed as a Delaware limited liability company in January 2008. Mr. Moody, who serves as our Chief Executive Officer and President, as well as the Chief Executive Officer and President of our advisor, controls and indirectly owns our sponsor. Mr. Moody has closed more than 200 commercial real estate transactions totaling over $2.0 billion and has experience owning, financing and managing hotel, multifamily, office, and retail assets throughout the country. Mr. Moody has assembled a team of real estate professionals who have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe that the experience of Mr. Moody and the team of real estate professionals assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our investment strategy. Additionally, since 2005, the experience of these individuals includes:

●	sponsoring over 40 privately offered prior real estate programs;

●	raising equity from over 1,000 investors through these privately offered prior real estate programs; and

●	acquiring, operating and asset managing over 70 hotels throughout the United States, with a value of over $1 billion.

Our Operating Partnership

We own all of our investments through our operating partnership, or its subsidiaries. We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership were the limited partner wholly owned by us, and special limited partnership interest holder. Our operating partnership’s limited partner invested $1,000 in our operating partnership in exchange for limited partnership interests, and our operating partnership’s special limited partner invested $1,000 in our operating partnership in exchange for special limited partnership interests.

Pursuant to the merger agreement, Moody I OP merged with and into our operating partnership, with our operating partnership continuing as the surviving partnership. In connection with the partnership merger, the agreement of limited partnership of our operating partnership was amended and restated and became the limited partnership agreement of the surviving partnership. As amended, the agreement of limited partnership of our operating partnership provides that distributions to Moody National LPOP II, LLC, or the special limited partner of our operating partnership, may only be paid after former limited partners of Moody I OP have received a cumulative annual return of 8.0%, which is equal to the same return to which such holders were entitled before distributions to the special limited partner of Moody I OP could have been paid under the limited partnership agreement of Moody I OP. Distributions to the special limited partner may be paid once the current and future limited partnership interest holders of our operating partnership (other than the former limited partners of Moody I OP) have received a cumulative annual return of 6.0%, which is equal to the same return to which such holders were entitled before distributions to the special limited partner could be paid under the previous limited partnership agreement of our operating partnership. The rest of the material terms of the agreement of limited partnership of our operating partnership agreement remain unchanged.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. Moody Securities, which is a member of FINRA, is the dealer manager for this offering and provides dealer manager services to us in this offering. Mr. Robert W. Engel, our Chief Financial Officer, is an officer of our dealer manager. Our dealer manager is indirectly owned by Mr. Moody. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, our property manager, performs certain hotel management services for us and our operating partnership. Our property manager is controlled by Mr. Moody. In addition, our property manager may engage affiliated sub-property managers to provide management and leasing services at select, individual hospitality properties.

Our Structure

The chart below shows the relationships among various affiliates of our sponsor. We are the sole general partner of our operating partnership. Our operating partnership has issued and may in the future issue limited partnership interests to third parties from time to time in connection with acquisitions of real estate properties. In order for the income from any hotel property investments to constitute “rents from real properties” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of these hotels. Therefore, we will lease each hotel property to a subsidiary of our operating partnership, which is (and we intend to be treated as) a taxable REIT subsidiary, or TRS.

(1)	Brett C. Moody owns 100% of our sponsor, which owns 10,319 shares of our Class A common stock as of April 4, 2019.

(2)	We are the sole general partner of our operating partnership. As we accept subscriptions of shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests and our percentage ownership in our operating partnership will increase proportionally.

(3)	Brett C. Moody is the manager of both Moody National Hospitality Management, LLC and 4MCH, LLC, the sole member of Moody National Hospitality Management, LLC.

(4)	Moody National LPOP II, an affiliate of our advisor, owns 100% of the special limited partnership interests of our operating partnership. These special limited partnership interests will entitle Moody National LPOP II to receive certain operating partnership distributions. See “Management Compensation.”

(5)	Our TRS will enter into a management agreement with our property manager, or another “eligible independent contractor,” for the management of our properties.

Terms of the Offering

We are offering up to $990,000,000 in any combination of three classes of shares of our common stock, Class A shares, Class I shares and Class T shares, in this offering. We are offering $895,000,000 in shares of our common stock to the public in the primary offering at a purchase price per share that is equal to the estimated NAV per share of each class of our common stock as of December 31, 2018 of $23.32. The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees, all of which are paid by our advisor. We are also offering $95,000,000 in any combination of shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $23.32 per share, which is equal to the estimated NAV per share of each class of our common stock as of December 31, 2018. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. Going forward, we intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We may continue to offer shares of our common stock in this offering until July 19, 2021 (three years from the date of the commencement of this offerings). However, in many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We reserve the right to terminate this offering at any time.

Compensation to Our Advisor and Affiliates

Our advisor and other affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses that we expect will be paid to our advisor and its affiliates, including the dealer manager, assuming we sell the maximum of $895,000,000 in shares in the primary offering, we sell 50% of the maximum offering amount in Class A shares and 25% of the maximum offering amount in each of the Class I and Class T shares, we sell all shares in this offering at the highest possible selling commissions and dealer manager fees and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan. Unless a specific form of payment is specifically provided for in our advisory agreement, our advisor may, in its sole discretion, elect to have any fees paid, in whole or in part, in cash or shares of our common stock. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, advisor and its affiliates, and for a more detailed description of the special limited partnership interests issued to the special limited partnership interest holder.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Organizational and Offering Stage

Upfront Selling Commission—Dealer Manager

The dealer manager is entitled to receive upfront selling commissions of up to 6.0% of the sales price of Class A shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers) and up to 3.0% of the sales price of Class T shares sold in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). A participating broker-dealer may elect to receive the reallowed selling commission for Class A shares at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating broker-dealer. In no event, however, will the selling commission paid or reallowed exceed 6.0% for Class A shares or 3.0% for Class T shares.

All selling commissions will be paid by our advisor. Our advisor intends to recoup the selling commissions it funds through the receipt of the Contingent Advisor Payment, as described below under “—Acquisition Fees.”

No upfront selling commissions will be paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A and Class T shares sold and the price of each Class A and Class T share. Aggregate upfront selling commissions will equal approximately $33,562,500, assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares and the sales price of each of our Class A, Class I and Class T shares remains constant.

Upfront Dealer Manager Fee—Dealer Manager

The dealer manager is entitled to receive an upfront dealer manager fee of up to 2.5% of the sales price of Class A shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers), up to 1.0% of the sales price of Class I shares in the primary offering (which dealer manager fees will be waived for registered investment advisors not affiliated with a broker-dealer, which we refer to as non-affiliated registered investment advisors, and on whose behalf our advisor may pay a registered investment adviser fee of up to 1% on behalf of the registered investment advisor client) and up to 2.5% of the sales price of Class T shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).

All dealer manager fees will be paid by our advisor. Our advisor intends to recoup the dealer manager fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors that it funds through the receipt of the Contingent Advisor Payment, as described below under “—Acquisition Fees.”

No dealer manager fees will be paid with respect to any class of shares sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A, Class I and Class T shares sold and the price of each Class A, C lass I and Class T share. Our aggregate upfront dealer manager fees will be approximately $19,018,750, assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares and the sales price of each of our Class A, Class I and Class T shares remains constant.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering
Stockholder Servicing Fees–Dealer Manager

Subject to FINRA limitations on underwriting compensation, our advisor will pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders of Class T shares by participating broker-dealers. Our advisor will pay a stockholder servicing fee of 1% per annum on the NAV of our Class T shares.

Our advisor intends to recoup the stockholder servicing fees it funds through the receipt of the Contingent Advisor Payment, as described below under “– Acquisition Fees.” No stockholder servicing fees will be paid with respect to our Class A or Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The stockholder servicing fees are paid monthly in arrears. The dealer manager may reallow all or a portion of the stockholder servicing fees to participating broker-dealers for ongoing stockholder services performed by such participating broker-dealers, and will waive stockholder servicing fees to the extent a dealer is not eligible to receive it for failure to provide such services.

The stockholder servicing fee paid on the Class T shares will terminate on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) our merger or consolidation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of our company or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash and/or shares listed on a national securities exchange; (iii) the end of the month in which our dealer manager determines that total underwriting compensation paid in the primary offering is equal to 10.0% of the gross proceeds of the primary offering from the sale of Class A shares, Class I shares and Class T shares; and (iv) with respect to Class T shares held in a particular stockholder account, at the end of the month in which total underwriting compensation from whatever source (including dealer manager fees, selling commissions, trailing stockholder servicing fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account) would be in excess of 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of gross investment amount) for approximately three years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees. Under these assumptions, if a stockholder holds his or her shares for these time periods, the total stockholder servicing fee paid with respect to a Class T share would be approximately $0.70.

Upon the termination of the payment of stockholder servicing fees as described in the preceding paragraph, the applicable Class T shares will convert into Class A shares. The number of Class A shares into which a Class T share will convert will be based upon a conversion ratio equal to the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class A shares on the date of conversion.

For a description of the services required from the participating broker-dealer, see the “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms—Stockholder Servicing Fees—Class T Shares.”

Actual amounts depend upon the per share NAV of our Class T shares, the number of Class T shares purchased and when such shares are purchased. The total stockholder servicing fees per annum will equal approximately $2,237,500, assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares, and that the NAV of our Class T shares remains constant.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses to exceed 15.0% of gross offering proceeds from the sale of shares in this offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding selling commissions and dealer manager fees) will represent approximately 2.0% of gross proceeds from our primary offering, or approximately $17,900,000, if we raise the maximum offering amount.	$17,900,000

	Operational Stage

Acquisition Fees—Advisor or its affiliates	Our advisor is entitled to an acquisition fee of up to 3.85% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). The up to 3.85% acquisition fee consists of (i) a 1.5% base acquisition fee and (ii) up to an additional 2.35% contingent acquisition fee, which we refer to as the “Contingent Advisor Payment.” The 1.5% base acquisition fee will always be payable upon our acquisition of an investment, unless the receipt thereof is waived by our advisor. The amount of the Contingent Advisor Payment to be paid in connection with the closing of an acquisition will be reviewed on an acquisition-by-acquisition basis and such payment shall not exceed the then-outstanding amounts paid by the advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors at the time of such closing. For purposes of determining the amount of Contingent Advisor Payment payable, the amounts paid by the Advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors and considered “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.	$33,768,350 (assuming no leverage is used to purchase real estate assets). $67,536,700 (assuming a leverage ratio of 50%). $135,073,400 (assuming a leverage ratio of 75%).

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Financing Coordination Fees—Advisor	1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor, and 0.75% of the amount available or outstanding under any refinanced loan or line of credit. Financing coordination fees are only payable if our advisor provides services in connection with the origination, assumption or refinancing of debt that we use to acquire properties or other permitted investments. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.

Reimbursement of Acquisition Expenses—Advisor	Reimbursement of actual expenses related to the evaluation, selection and acquisition of real estate investments, regardless of whether we actually acquire the related assets. In no event will the total of all acquisition fees (including financing coordination fees) and acquisition expenses payable exceed 6.0% of the contract purchase price of all real estate investments acquired.	Actual amounts depend upon the actual asset values, timing of acquisition and leverage and, therefore, cannot be determined at this time.

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.

Hotel Management Fees—Moody National Hospitality Management, LLC	A monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of these fees to third parties for management services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, our TRS lessee will pay our property manager a market-based oversight fee. Our TRS lessee will reimburse the costs and expenses incurred by our property manager on its behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Our TRS lessee will not, however, reimburse our property manager for general overhead costs or personnel costs other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend upon the gross revenue of the properties, and, therefore, cannot be determined at this time.

Annual Incentive Fees—Moody National Hospitality Management, LLC

We, indirectly through our TRS lessee, also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15.0% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party property managers for management services.

For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

The actual amount will depend on gross revenues of properties and the total investment in properties, and, therefore, cannot be determined at this time.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Operating Expenses—Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of our advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts of out-of-pocket expenses paid by our advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Liquidity Stage

Disposition Fees—Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our advisor a disposition fee, equal to the lesser of (1) (a) where a brokerage commission is also payable to a third party, one-half of the aggregate brokerage commission paid, including brokerage commissions payable to third parties, or (b) where no brokerage commission is payable to any third party, the competitive real estate commission or (2) 3.0% of the contract sales price of each property or other investment sold, provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sales price of investments, and therefore cannot be determined at this time.

Special Limited Partnership Interests—Moody National LPOP II, LLC	The special limited partnership interest holder was issued special limited partnership interests upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% (or 8.0% in the case of former limited partners of Moody I OP) cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Moody National LPOP II would have been entitled to receive, as described above, as if our operating partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is (1) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period or (2) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Conflicts of Interest

Our advisor and its affiliates may experience conflicts of interest in connection with this offering and the management of our business and the other businesses of our sponsor. Such conflicts of interest include the following:

●	Although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property and sub-property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved.

●	The compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and asset management fees payable to our advisor, in most cases, regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest.

●	Real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other affiliates of our sponsor, which could reduce the number of potential investments presented to us.

●	Our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets.

●	Our advisor may terminate our advisory agreement with good reason upon 60 days written notice. Upon termination of our advisory agreement by our advisor, our special limited partnership interest holder may be entitled to have the special limited partnership interests redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital (or an 8.0% return in the case of former limited partners of Moody I OP). The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0% (or an 8.0% return in the case of former limited partners of Moody I OP).

●	Our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

●	Other real estate programs sponsored by our sponsor and offered through our dealer manager, including both privately and publicly offered real estate programs, may conduct offerings concurrently with this offering, and our sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investment capital and hospitality investments.

Distribution Policy

We elected to be taxed as a REIT commencing with the taxable year ended December 31, 2016. To qualify as a REIT, we are required to distribute dividends equal to at least 90% of our annual REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gains) to our stockholders. In connection with a distribution to our stockholders, our board of directors intends to approve a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock. Our board of directors first authorized a distribution to our stockholders on July 2, 2015, and we made our first distribution in August 2015.

Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, as determined by our board of directors in its sole discretion. Payment of distributions from sources other than our cash flow from operations reduces the funds available to us for investments in properties, which could reduce your overall return. Of the $28,007,814 in total distributions we paid during the period from our inception through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, $0, or 0%, were paid from cash provided by operating activities and $28,007,814, or 100%, were paid from offering proceeds.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at a price of $23.32 per share, which is equal to the estimated NAV per share of each of our classes of common stock as of December 31, 2018. Our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated NAV per share, the then-current NAV of our portfolio, the then-current public offering price of shares of our common stock and other factors that our board of directors deems relevant. Going forward, we will offer shares to our stockholders pursuant to our distribution reinvestment plan at the most recently determined estimated NAV per share. We intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC.

Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to our stockholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Share Repurchase Program

Our common stock is currently not listed on a national securities exchange, and we have no present plan or intention to list our common stock on a national securities exchange in the near future. In order to provide stockholders with the benefit of some interim liquidity, we have adopted a share repurchase program that enables our stockholders to have shares of our common stock repurchased, subject to certain restrictions and limitations. We will repurchase shares under our share repurchase program for the lesser of the price paid for the shares by the stockholder whose shares are being repurchased or 95% of the then-current estimated NAV per share. Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, shares may not be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at a price equal to the purchase price paid by such deceased or disabled stockholder for such shares or, in the case of repurchases following the conclusion of our public offering, at a price based upon our current estimated NAV per share and other factors that our board of directors deems relevant.

Repurchases of shares of our common stock will be made upon the request of a stockholder and generally will be made on a quarterly basis, subject to certain restrictions and limitations. Our board of directors may, in its sole discretion, accept or reject any share repurchase request made by any stockholder at any time. Repurchases during any calendar year will be limited to the lesser of (1) 5.0% of the weighted average of common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be repurchased with the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors; provided, however that shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, but the above volume limitations shall not apply to repurchases requested upon the death of a stockholder. In the event that we do not have sufficient funds available to repurchase all of the shares for which repurchase requests have been submitted in any quarter, we will repurchase the shares on a pro rata basis on the repurchase date. The share repurchase program will terminate if (1) shares of our common stock are listed on a national securities exchange or (2) our board of directors determines that termination of the share repurchase program is in our best interests. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Our board of directors may amend, suspend or terminate the share repurchase program at any time upon 10 days’ prior written notice to our stockholders, which notice may be provided by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed or furnished with the SEC, or (b) in a separate mailing to our stockholders.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of this public offering; however the timing of any such event will be significantly dependent upon economic and market conditions after completion of this public offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below and in any supplement, hereto in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us may also harm our business.

GENERAL INVESTMENT RISKS

We have incurred net losses in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

For the year ended December 31, 2018, we had a net loss of $9,669,953 and for the year ended December 31, 2017, we had a net loss of $15,045,000. We incurred a net loss attributable to common stockholders of $9,361,063 for year ended December 31, 2018 and $14,784,929 for the year ended December 31, 2017. Our accumulated deficit was $54,673,944 as of December 31, 2018 and $28,501,476 as of December 31, 2017. We may incur net losses in the future, and may continue to have an accumulated deficit.

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase program but it is limited in terms of the amount of shares that a stockholder may sell back to us each quarter. Our board of directors may amend, suspend or terminate our share repurchase program upon 10 days’ prior notice to our stockholders. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments, other than those we already own, prior to purchasing shares of our common stock.

As of December 31, 2018, we held 14 hotel properties and one note receivable from a related party. Other than those assets, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate any future investments by us in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We have a limited prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by Moody National affiliates to predict our future results. Nor should you assume that the prior performance of other investment programs sponsored by our sponsor or its affiliates (private or publicly offered, including, without limitation, Moody I) will be indicative of our future results.

This offering is being conducted on a “best efforts” basis, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise a substantial amount of funds, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our assets are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve a portfolio that is consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering depends, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

Our dealer manager only has experience acting as a dealer manager for one public offering in addition to ours, that of Moody I. The success of this offering, and correspondingly our ability to implement our business strategy, depends upon the ability of our dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise sufficient proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Because our charter does not require our listing or liquidation by a specified date, you should only purchase our shares as a long-term investment and investors should be prepared to hold them for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. It is anticipated that our board of directors will consider a liquidity event within three to six years after the completion of our initial public offering; however, the timing of any such event will significantly depend upon economic and market conditions after completion of our offering stage. Because our charter does not require us to pursue a liquidity event by a specified date, you should only purchase our shares as a long-term investment and investors should be prepared to hold them for an indefinite period of time.

We pay certain fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s-length, may be higher than fees payable to unaffiliated third parties and reduce cash available for investment.

A portion of the offering price from the sale of our shares in our offering is used to pay fees and expenses to our advisor and its affiliates, as described in detail herein under “Management Compensation Table.” These fees were not negotiated at arm’s-length and may be higher than fees payable to unaffiliated third parties. In addition, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share repurchase program may provide you with a limited opportunity to have your shares of common stock repurchased by us at a price equal to or at a discount from the purchase price of the shares of our common stock being repurchased. Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, shares may not be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently limit the number of shares to be repurchased to no more than the lesser of (1) 5.0% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be purchased with the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors; provided, however, that shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, but the above limitation shall not apply to repurchases requested upon the death of a stockholder.

In addition, our board of directors reserves the right to amend or suspend the share repurchase program at any time or terminate the share repurchase program upon a determination that termination would be in our best interest. Therefore, you may not have the opportunity to make a repurchase request prior to an amendment, termination or suspension of the share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program you may not receive the same price you paid for any shares of our common stock being repurchased.

On January 4, 2017, our board of directors amended the share repurchase program to provide that our board of directors may amend, suspend or terminate the share repurchase program at any time upon 10 days’ prior written notice to our stockholders, which notice may be provided by including such information (i) in a current report on Form 8-K or in our annual or quarterly reports, all as publicly filed or furnished with the SEC, or (ii) in a separate mailing to our stockholders. We have suspended our share repurchase program twice, initially effective March 24, 2017, in connection with the mergers, and also on January 1, 2018, in connection with amending our registration statement to provide that our advisor will pay all selling costs with respect to our shares of common stock. Our board of directors reinstated the share repurchase program effective on the effective date of the mergers and the post-effective amendment, respectively.

Our board of directors has determined an estimated NAV per share of our common stock of $23.32 as of December 31, 2018. You should not rely on the estimated NAV per share as being an accurate measure of the current value of our shares of common stock.

On March 14, 2019, our board of directors determined an estimated NAV per share of each of our Class A shares, Class I shares and Class T shares as of December 31, 2018 of $23.32. The offering price of our shares of common stock in our offering is based on such determination. The objective of our board of directors in determining the estimated NAV per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase program.

As with any valuation method, the methods used to determine the estimated NAV per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the values of our assets using these methods are not required to be a reflection of market value under those standards and will not necessarily result in a reflection of fair value under generally accepted accounting principles, or GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated NAV per share, which could be significantly different from the estimated NAV per share determined by our board of directors. The estimated NAV per share is not a representation or indication that, among other things: a stockholder would be able to realize the estimated NAV per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated NAV per share on a national securities exchange; a third party would offer the estimated NAV per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to determine the estimated NAV per share would be acceptable to FINRA, ERISA, or other regulatory authorities (including state regulators), with respect to their respective requirements. Further, the estimated NAV per share was calculated as of a specific time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Because the price our stockholders will pay for shares in our offering is based on the estimated NAV per share, stockholders may pay more than realizable value when they purchase shares or receive less than realizable value for their investment when selling their shares.

We may only calculate our estimated NAV per share annually and therefore, you may not be able to determine the net asset value of your shares on an ongoing basis.

We intend to determine an updated estimated NAV per share every year as of or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC. We may not calculate an estimated NAV per share for our shares more frequently than annually. Therefore, you may not be able to determine the estimated NAV of your shares on an ongoing basis. In addition, the recovery by our advisor of selling commissions, dealer manager fees, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors through the receipt of the Contingent Advisor Payment would negatively impact our estimated NAV per share. Furthermore, because we will include leverage in the calculation of the Contingent Advisor Payment, the use of more leverage could allow our advisor to recoup the payment of such fees more quickly than if we use less leverage. However, such an impact will not be reflected in our estimated NAV per share until we determine a new estimated NAV per share which, as noted above, may only be annually.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we may not be able to retain all of the employees of our advisor and its affiliates or to maintain a relationship with our sponsor. In addition, some of the employees of our advisor and its affiliates provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor and its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions has been and will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we may need to borrow funds, request that our advisor in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital.

We have paid, and may continue to pay, distributions from the proceeds of our offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions. Of the $28,007,814 in total distributions we paid during the period from our inception through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, $0, or 0%, were paid from cash provided by operating activities and $28,007,814, or 100%, were paid from offering proceeds. We may continue to fund distributions from the net proceeds from our offering or sources other than cash flow from operations, which may constitute a return of capital. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares may be reduced, including upon a listing of our common stock, the sale of our assets or any other liquidity event should such event occur. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

RISKS RELATED TO OUR BUSINESS

We, our sponsor and our advisor have limited experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

Our advisor and our sponsor and each of our advisor’s and sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have limited experience operating a public company or an entity that has elected to be taxed as a REIT. To be successful, we must, among other things:

●	identify and acquire investments that align with our investment strategies;

●	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

●	respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and

●	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably, and successfully integrate Moody I, could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success depends on the performance of our sponsor and affiliates of our sponsor.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor, our sponsor and other affiliates of our sponsor, and any adverse change in their financial health could cause our operations to suffer. Our sponsor and its other affiliates are sensitive to trends in the general economy, as well as the real estate and credit markets.

To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to any hospitality properties we may acquire and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our hospitality properties will be adversely affected.

We have, and will continue, to use the proceeds from our offering for investments in hospitality assets and for payment of operating expenses, various fees and other expenses, including the costs and expenses associated with the mergers. We may not have sufficient funds from operations to cover our expenses or to fund improvements to our properties. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, that capital may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net proceeds from our initial public offering, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

Public, non-listed REITs have been the subject of scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA, the SEC and certain states. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding public, non-listed REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

Our securities, like other public, non-listed REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC, the states and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

FINRA and certain states have initiated investigations of broker-dealers with respect to the sales practices related to the sale of shares of public, non-listed REITs. The SEC has also approved rules proposed by FINRA that may significantly affect the manner in which public, non-listed REITs, such as our company, raise capital. These rules may cause a negative impact on our ability to achieve our business plan and to successfully sell shares in our offerings.

As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for public, non-listed REITs, and accordingly we may face increased difficulties in raising capital in this or any other offering. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting to our management.

Our stockholders and Moody I stockholders were diluted by the mergers.

The mergers diluted the ownership position of our current stockholders and resulted in Moody I stockholders having an ownership stake in us that is smaller than their prior stake in Moody I. In connection with the mergers, we issued approximately 3.63 million shares of our Class A common stock to the former holders of Moody I common stock, based on the elections of Moody I’s stockholders. Accordingly, our current stockholders and former Moody I stockholders held approximately 57% and 43% of our common stock, respectively, following the mergers. In addition, approximately 298,037 units of limited partnership interest in our operating partnership were issued in connection with the partnership merger. Consequently, our stockholders and Moody I stockholders, as a general matter, have less influence over the management and policies of us after the mergers than each exercised over the management and policies of us and Moody I, as applicable, immediately prior to the mergers.

We incurred debt in connection with the mergers, which may limit our financial and operating flexibility, and we may incur additional borrowings, which could increase the risks associated with our borrowings.

In connection with the mergers, we incurred additional debt. Our new borrowings could have material adverse consequences for our business and may:

●	require us to dedicate a large portion of our cash flow to pay principal and interest on our borrowings, which will reduce the availability of cash flow to fund working capital, capital expenditures, and other business activities;

●	increase our vulnerability to general adverse economic and industry conditions;

●	subject us to maintaining various debt, operating income, net worth, cash flow, and other financial covenants;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry;

●	restrict our operating policies and ability to make strategic acquisitions, dispositions, or exploiting business opportunities;

●	place us at a disadvantage compared to our competitors that have less borrowings;

●	limit our ability to borrow more funds (even when necessary to maintain adequate liquidity), dispose of assets, or make distributions to stockholders; or

●	increase our costs of capital.

If new borrowings are added to our existing borrowing levels, the related risks that we now face would increase. In addition, at the time that any of our outstanding borrowings or new borrowings mature, we may not be able to refinance such borrowings or have the funds to pay them off.

In connection with the mergers, we assumed the liabilities of Moody I.

We assumed the liabilities of Moody I in connection with the mergers. These liabilities could have a material adverse effect on our business to the extent we have not identified such liabilities or have underestimated the amount of such liabilities.

Our future results will suffer if we do not effectively integrate and manage our expanded operations following the mergers.

We expanded our operations significantly in connection with the mergers and expect to continue to expand our operations through additional acquisitions and other transactions, some of which may involve complex challenges. Our future success will depend, in part, upon our ability to manage expansion opportunities, which may pose substantial challenges to integrate new operations into our existing business in an efficient and timely manner, and upon our ability to successfully monitor our operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that our expansion or acquisition opportunities will be successful, or that we will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. We may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock or convertible stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Class A, Class I or Class T shares of common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock, convertible stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Our stockholders do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock, convertible stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock or convertible stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 1,100,000,000 shares of capital stock, par value $0.01 per share, of which 1,000,000,000 shares are classified as common stock of which 250,000,000 shares are classified as Class A shares, 250,000,000 shares are classified as Class D shares, 250,000,000 shares are classified as Class I shares, 250,000,000 shares are classified as Class T shares, par value $0.01 per share and 100,000,000 shares are classified as preferred stock. We have no Class D stockholders, and while Class D shares are still authorized, we are not currently offering or selling Class D shares in any offering. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series. If we ever created and issued preferred stock or convertible stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock or convertible stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

●	a merger, tender offer or proxy contest;

●	the assumption of control by a holder of a large block of our securities; and

●	the removal of incumbent management.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later exchanges his or her limited partnership interests for shares of our common stock. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our operating partnership may issue limited partner interests in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, Moody LPOP II, which holds special limited partnership interests in our operating partnership, is an affiliate of our advisor and, as the special limited partner in our operating partnership, may be entitled to: (1) certain cash distributions upon the disposition of certain of our operating partnership’s assets; or (2) a one-time payment in the form of cash or shares in connection with the redemption of the special limited partnership interests upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The special limited partnership interest holder will only become entitled to the compensation after stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% (or 8.0% in the case of former limited partners of Moody I OP) cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special limited partnership interests would reduce the overall return to stockholders to the extent such return exceeds 6.0% (or 8.0% in the case of former limited partners of Moody I OP).

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

We have adopted a long-term incentive plan which we use to attract and retain qualified directors, officers, employees, and consultants. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. Accordingly, we have adopted an independent directors compensation plan as a sub-part of our long-term incentive plan, pursuant to which each of our independent directors is entitled to receive restricted stock in connection with their service on the board of directors and with other events. As of December 31, 2018, we had issued 35,000 shares of restricted stock to our independent directors pursuant to that plan.

If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards may dilute an investment in our shares of common stock. In particular, certain features of our long-term incentive plan could have a dilutive effect on an investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in our initial public offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another company in connection with our merger or consolidation with such company, or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Questions And Answers About This Offering—Are there any Investment Company Act of 1940 considerations?”

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our and our sponsor’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which may continue to increase in sophistication and frequency in the future. Attacks on sponsor and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, including through the introduction of computer viruses and other malicious code.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our sponsor and its affiliates and their portfolio entities’ and service providers’ information and technology systems may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats our sponsor faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. As a result, our sponsor may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our sponsor’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures our sponsor takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.

Although our sponsor has implemented, and portfolio entities and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Our sponsor does not control the cyber security plans and systems put in place by third party service providers, and such third party service providers may have limited indemnification obligations to our sponsor, us and/or a portfolio entity, each of whom could be negatively impacted as a result.

Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in our, our sponsor’s its affiliates’ and/or a portfolio entities’ operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of our sponsor and/or portfolio entities. We, our sponsor and/or a portfolio company/entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

In addition, our sponsor operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which our sponsor operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize our sponsor, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through our sponsor’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of our sponsor’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if our sponsor fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors to lose confidence in the effectiveness of our or our sponsor’s security measures.

Finally, we depend on our sponsor’s headquarters in Houston, Texas, where most of our sponsor’s personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our sponsor’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Our bylaws contain provisions that may make it more difficult for a stockholder to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law, or the MGCL, or our charter or bylaws or (iv) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time.

Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently, reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums, and make it less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. We believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the MGCL to authorize the adoption of such provisions. However, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

RISKS RELATED TO CONFLICTS OF INTEREST

You will not have the benefit of an independent due diligence review in connection with this offering.

Because our dealer manager is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and our business could suffer if any of such key personnel were to cease to be affiliated with our advisor.

Our ability to make distributions and achieve our investment objectives depends upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of our sponsor, including Brett C. Moody and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with affiliates of our sponsor for opportunities to acquire or sell hospitality properties. We may also buy or sell hospitality properties at the same time as affiliates of our sponsor. In this regard, there is a risk that our sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage hospitality properties in geographical areas in which we expect to own hospitality properties. As a result of our potential competition with affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that affiliates of our sponsor, devote to us may be diverted, and we may face additional competition due to the fact that affiliates of our sponsor are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Affiliates of our sponsor are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our officers serve as officers of investment entities sponsored by our sponsor and its affiliates. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other affiliates of our advisor than us.

In addition, we may compete with affiliates of our advisor for the same investors and investment opportunities. We may also co-invest with any such affiliate. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third-party.

Because other real estate programs sponsored by our sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our sponsor and dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Future programs that our sponsor may decide to sponsor may seek to raise capital through public or private offerings conducted concurrently with this offering. As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares. See “Conflicts of Interest—Competition.”

Our advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other affiliates of our sponsor, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive multiple fees from us in return for their services, as described in detail herein under “Management Compensation Table.” These fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

●	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees;

●	real estate acquisitions, which allow our advisor to earn acquisition fees upon purchases of assets and to increase asset management fees;

●	real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to disposition fees upon sales;

●	the purchase of real estate assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, hotel management fees and disposition fees; and

●	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Moody LPOP II, as the holder of special limited partnership interests, to have its interests in our operating partnership redeemed.

Further, our advisor may recommend that we invest in a particular asset, pay a higher purchase price for the asset or use higher leverage to acquire an asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees payable to our advisor and hotel management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or hotel management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates of our sponsor could result in decisions that are not in the best interests of our stockholders.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager, our sub-property managers (if any) and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other affiliates of our sponsor may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We are subject to risks generally attributable to the ownership of real estate assets, including but not limited to: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

We have established investment criteria based on certain target markets and geographic areas. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Our hospitality properties may be concentrated in one or a few geographic locations, namely the East Coast, the West Coast and the Sunbelt regions of the United States. These investments carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments, and we may experience losses as a result. A worsening of economic conditions in a geographic area in which our investments may be concentrated could have an adverse effect on our business. In addition, the properties that we acquired in the mergers are located primarily in Texas, along with one property we already owned in Texas.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs and real estate limited partnerships, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged hospitality property in the future.

Our hotel properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our hotel properties will be subject to property taxes that may increase as tax rates change and as our hotel properties are assessed or reassessed by taxing authorities. As the owner of the hotel properties, we are responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the property and the property may be subject to a tax sale.

Our property manager’s or sub-property manager’s failure to integrate their subcontractors into their operations in an efficient manner could reduce the return on your investment.

Our property manager or sub-property manager may rely on multiple subcontractors for on-site hotel management of our properties. If our property manager and sub-property manager are unable to integrate these subcontractors into their operations in an efficient manner, our property manager or sub-property manager may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

●	the possibility that our venture partner in an investment might become bankrupt;

●	that the venture partner may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

●	that such venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

●	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

●	that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

●	the possibility that if we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

●	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

The real properties in which we may invest may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the ADA or allocate the responsibility for compliance with the ADA to another third party, such as the seller or the tenant of the property. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

RISKS RELATED TO THE HOSPITALITY INDUSTRY

A concentration of our investments in the hospitality industry may leave our profitability vulnerable to a downturn or slowdown in the sector.

We expect to continue to concentrate our investments in the hospitality sector. In addition, all of the real properties that we acquired in the mergers are hospitality properties. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in the hospitality sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the hospitality sector could be more pronounced than if we had diversified our investments more.

A possible lack of diversification within the hospitality sector increases the risk of investment.

There is no limit on the number of hotels of a particular hotel brand which we may acquire, or on the number of hotels we may acquire in a specific geographic region. We have invested and plan to continue to invest primarily in select-service hotel properties with premier brands including, but not limited to, Marriott, Hilton, and Hyatt that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. We are exposed to geographic risk in that eight of our fourteen hotel properties are located in one state, Texas. If our hotel properties become further geographically concentrated, or if we acquire a substantial number of hotel properties of a particular brand, an economic downturn in one or more of the markets in which we have invested or a negative event relating to a brand in which we have a concentration of hotels could have an adverse effect on our financial condition and our ability to make distributions to our stockholders.

If we do not successfully attract and retain franchise flagships for premier-brand, select-service hotel properties, our business will suffer, and this result will reduce the value of your investment.

Generally, we must attract and retain premier-brand hospitality franchises, including, Marriott, Hilton, and Hyatt franchises, for any hotel properties we may choose to acquire. Hospitality franchises generally require that design and quality standards be met for guest room and common areas before a hospitality franchisor will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. Failure to maintain our hospitality properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel property because of the loss associated with the brand recognition and the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotel properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

There are risks associated with employing hotel employees.

While we do not and will not directly employ or manage the labor force at our hospitality properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our property manager or sub-property manager (if any) is responsible for hiring and maintaining the labor force at each of our hotel properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our hotel properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Significant adverse disruptions caused by union activities or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

Hospitality properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Hospitality properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the hospitality property market is affected by many factors beyond our control, such as general economic conditions, availability of financing, interest rates, and supply and demand. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Additionally, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a hospitality property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

We expect to invest the proceeds from this offering primarily in additional hotel properties. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our property manager or a third-party property manager or sub-property manager will have direct control of the daily operations of our hotels. We will not have the authority to directly control any particular aspect of the daily operations of any hotel (e.g., setting room rates). Thus, even if we believed the hotels were being operated in an inefficient or sub-optimal manner, we would not be able to require a change to the method of operation. Our only alternative for changing the operation of the hotels would be to replace the manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager.

Our ability to make distributions to stockholders will be impacted by the performance of the hotel managers in generating sufficient revenues from the hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at the hotels could significantly adversely affect our financial condition and results of operations.

The use of internet travel websites by customers can adversely affect our profitability.

The use of internet travel intermediaries by consumers may cause us to experience fluctuations in our operating performance and otherwise adversely affect our profitability and cash flows. Our property managers will likely rely upon internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our hotel properties. As internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our property managers. Moreover, some of these internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than the premier-brand, select-service hotel properties we intend to primarily invest in, which could have an adverse effect on our business because we will rely heavily on brand identification. If the amount of sales made through internet intermediaries increases significantly and our property managers fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Our profitability may be adversely affected by unstable market and business conditions and insufficient demand for lodging due to reduced business and leisure travel.

Any hotel properties that we own or may acquire will be subject to all the risks common to the hotel industry and subject to market conditions that affect all hotel properties. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include: increases in supply of hotel rooms that exceed increases in demand; increases in energy costs and other travel expenses that reduce business and leisure travel; reduced business and leisure travel due to continued geo-political uncertainty, including terrorism; adverse effects of declines in general and local economic activity; and adverse effects of a downturn in the hotel industry.

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

The hospitality industry is generally characterized as being intensely competitive. Any hotel in which we invest will compete with existing and new hotels and other short-term rental competitors in their geographic markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including hotels and other short-term rental competitors offering different types of accommodations and services. The principal competitive factors that will affect the hotel properties in which we will seek to invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

We face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in additional hotel properties. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

RISKS ASSOCIATED WITH REAL ESTATE SECURITIES AND DEBT-RELATED INVESTMENTS

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we may acquire real estate-related loans, real estate-related debt securities and other real estate-related investments in the hospitality sector. The returns available to investors on these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Continued or future instability may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

To the extent we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

To the extent we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may have to originate new loans at the new, lower prevailing interest rate. To the extent we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, to the extent we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage-backed securities we may invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

RISKS ASSOCIATED WITH DEBT FINANCING

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We generally finance a portion of the purchase price of our investments by borrowing funds. We also incurred debt in connection with the mergers. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). However, there is no assurance that we will be able to obtain such borrowings on satisfactory terms.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor II, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

Subject to REIT qualification requirements and compliance with any applicable exemption from being regulated as a commodity pool operator, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We have elected to be taxed as a REIT for our taxable year ended December 31, 2016 and will operate in a manner designed to permit us to continue to qualify as a REIT for federal income tax purposes.

Our qualification as a REIT will depend on our ongoing satisfaction of numerous requirements established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax (and applicable state and local taxes) on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our cash available for distribution to our stockholders. Furthermore, we would not be required to distribute substantially all of our net taxable income to our stockholders. In addition, if we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT, unless we are eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Internal Revenue Service (“IRS”) has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

We urge you to consult with your own tax advisor with respect to the status of the Tax Cuts and Jobs Act and any other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To qualify as a REIT, we will be required each year to distribute to our stockholders dividends equal to at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to federal income tax on any undistributed taxable income, including net capital gains, and to a 4% nondeductible excise tax on any amount by which dividends we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income and excise taxes, it is possible that we might not always be able to do so.

We may choose to pay dividends in a combination of cash and our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may choose to pay dividends in a combination of cash and our own common stock. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.

If the leases of our hotels to the TRS lessee are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

To qualify as a REIT, we must annually satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by the TRS lessee pursuant to the leases of our hotels will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, financing arrangements, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

If any hotel managers that we may engage do not qualify as “eligible independent contractors,” or if our hotels are not “qualified lodging facilities,” we will fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours generally will not be qualifying income for purposes of the two gross income tests applicable to REITs, but an exception is provided for leases of “qualified lodging facilities” to a TRS so long as the hotels are managed by an “eligible independent contractor” and certain other requirements are satisfied. We expect to lease all or substantially all of our hotels to the TRS lessee, which is a disregarded subsidiary that is intended to qualify as a TRS. We expect that the TRS lessee will engage hotel managers, including our affiliated property manager and third-party property managers that are intended to qualify as “eligible independent contractors.” Among other requirements, in order to qualify as an eligible independent contractor, the hotel manager must not own, directly or through its equity owners, more than 35% of our outstanding stock, and no person or group of persons can own more than 35% of our outstanding stock and the equity interests of the hotel manager, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex, and monitoring actual and constructive ownership of our stock by our hotel managers and their owners may not be practical. Accordingly, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating “qualified lodging facilities” (as defined below) for one or more persons not related to the REIT or its TRS at each time that such company enters into a hotel management contract with a TRS or its TRS lessee. No assurances can be provided that any hotel managers that we may engage will in fact comply with this requirement in the future. Failure to comply with this requirement would require us to find other managers for future contracts, and if we hired a management company without knowledge of the failure, it could jeopardize our status as a REIT.

Finally, each property that we lease to our TRS lessee must be a “qualified lodging facility.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities, provided that no wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. The REIT provisions of the Internal Revenue Code provide only limited guidance for making determinations under the requirements for qualified lodging facilities, and there can be no assurance that these requirements will be satisfied.

Ordinary dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders, including individuals, is currently 20%. Dividends paid by REITs, however, are not eligible for the reduced rates. REIT dividends that are not designated as qualified dividend income or capital gain dividends are taxable as ordinary income except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of “qualified REIT dividends” non-corporate U.S. stockholders are entitled to in taxable years beginning before January 1, 2016.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We cannot guarantee that the Internal Revenue Service will not challenge our characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to our distribution reinvestment plan, which will be taxed as a dividend to the extent of our current or accumulated earnings and profits. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Restrictions on deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes.

Under the Tax Cuts and Jobs Act, new rules may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The new rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Internal Revenue Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

In certain circumstances, we may be subject to federal and state taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to federal and state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid income and/or excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. In addition, our TRS will be subject to federal income tax and applicable state and local taxes on its net income. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

●	part of the income and gain recognized by certain qualified pension trusts with respect to our common stock may be treated as unrelated business taxable income if we are a “pension-held REIT,” which should not be the case;

●	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

●	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including shares of stock in other REITs and certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities, qualified real estate assets and securities of our TRSs) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and securities of our TRSs) can consist of the securities of any one issuer. No more than 20% (for taxable years beginning after December 31, 2017) of the value of our total securities can be represented by securities of one or more TRSs. Finally, no more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate any investments we make to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. If a mezzanine loan satisfies an Internal Revenue Service safe harbor in Revenue Procedure 2003-65, the mezzanine loan will be treated as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments that comply with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset tests and could challenge treatment of interest on such loan as qualifying income for purposes of the 75% gross income test, and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of a TRS will increase our overall tax liability.

Our domestic TRS will be subject to federal and state corporate income tax on its taxable income. Accordingly, although our ownership of a TRS lessee allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to corporate income tax. Such taxes could be substantial. In addition, special taxes apply to non-arm’s length transactions with our TRSs. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRS. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us.

Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a domestically controlled REIT and generally will be subject to U.S. federal income tax on capital gain dividends.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to U.S. federal income tax on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the disposition of stock in a REIT if the REIT is a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to U.S. federal income tax unless our common stock was traded on an established securities market, which is not currently the case, and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. In addition, if a non-U.S. person receives a dividend that is attributable to gains from our sale of a U.S. real property interest, such non-U.S. person generally will be required to report such dividend on a U.S. federal income tax return and pay U.S. federal income tax at regular U.S. federal income tax rates and a 30% branch profits tax in the case of a non-U.S. corporation unless an applicable tax treaty provides an exemption from, or lower rate of, branch profits tax.

RETIREMENT PLAN RISKS

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under ERISA and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:

●	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

●	whether your investment is made in accordance with the documents and instruments governing your plan, IRA, or other arrangement, including the investment policy;

●	whether your investment satisfies the prudence, diversification, and other applicable fiduciary requirements in Section 404(a) of ERISA;

●	whether your investment will impair the liquidity of the plan, IRA, or other arrangement;

●	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan;

●	your need to value the assets of the plan annually, and

●	whether the investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA, although there can be no assurances. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see “ERISA Considerations.”

Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies and/or damages. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

If we were at any time deemed to hold “plan assets” under ERISA or the Internal Revenue Code, stockholders subject to ERISA and the related excise tax provisions of the Internal Revenue Code may be subject to adverse financial and legal consequences.

Stockholders subject to ERISA or the Internal Revenue Code should consult their own advisors as to the effect of an investment in the shares. As discussed under “Certain ERISA Considerations,” our assets may be deemed to constitute “plan assets” of stockholders that are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of Section 4975 of the Internal Revenue Code (“Plans”). If we were deemed to hold “plan assets” of Plans, (i) ERISA’s fiduciary standards would apply to, and might materially affect, our operations if any such Plans are subject to ERISA and (ii) any transaction we enter into could be deemed a transaction with each Plan and transactions we might enter into in the ordinary course of business could constitute prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code. Holding plan assets may negatively impact our results.

ESTIMATED USE OF PROCEEDS

The tables below present information regarding our intended use of the gross and net proceeds from our primary offering. The table assumes we sell the maximum of $895,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan. The tables assume that 1/2 of our gross offering proceeds are from the sale of Class A shares, 1/4 of our gross offering proceeds are from the sale of Class I shares and 1/4 of our gross offering proceeds are from the sale of Class T shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire amounts set forth in the table. Raising less than the full $895,000,000 in the primary offering will alter the amounts of commissions, fees and expenses set forth below.

We are offering our Class A shares, Class I shares and Class T shares at a price of $23.32 per share, which is equal to the estimated NAV per share of each class of our common stock of $23.32 as of December 31, 2018. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. Going forward, we intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.

The amounts in the table below assume that the full upfront selling commissions and dealer manager fees are paid by our advisor on all shares of our common stock offered to the public in the primary offering and therefore that such amounts do not reduce the net proceeds available for investment. We will use the net proceeds of the offering to invest in hospitality real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. Numbers may not sum exactly due to rounding.

Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor in its sole discretion. Because this is a blind pool offering, distributions paid before we have acquired a substantial portfolio of real estate assets have been, and will continue to be, funded primarily from offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class A shares.

	Maximum Offering of $447,500,000 in Class A Shares
Gross Proceeds	$447,500,000	100%
Organization and Offering Expenses(1)	$8,950,000	2.0%
Base Acquisition Fees(2)	$6,712,500	1.50%
Contingent Advisor Payment(2)	$10,516,250	2.35%
Acquisition Expenses(3)	$2,232,018	0.49%

Estimated Net Proceeds Available for Investment(4)(5)	$419,089,232	93.66%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $223,750,000 in Class I Shares
Gross Proceeds	$223,750,000	100%
Organization and Offering Expenses(1)	$4,475,000	2.0%
Base Acquisition Fees(2)	$3,356,250	1.50%
Contingent Advisor Payment(2)	$5,258,125	2.35%
Acquisition Expenses(3)	$1,096,375	0.49%

Estimated Net Proceeds Available for Investment(4)(6)	$209,564,250	93.66%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $223,750,000 in Class T Shares
Gross Proceeds	$223,750,000	100%
Organization and Offering Expenses(1)	$4,475,000	2.0%
Base Acquisition Fees(2)	$3,356,250	1.50%
Contingent Advisor Payment(2)	$5,258,125	2.35%
Acquisition Expenses(3)	$1,096,375	0.49%

Estimated Net Proceeds Available for Investment(4)(7)	$209,564,250	93.66%

(1)	Includes all expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers supported by detailed itemized invoices, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. We expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed aggregate organization and offering expenses will constitute approximately 2.0% of gross proceeds from our primary offering if we raise the maximum offering amount and have allocated organization and offering expenses equal to 1.0%, 0.5% and 0.5%, respectively, of the total gross proceeds from our primary offering to Class A shares, Class T shares and Class I shares of common stock, respectively.

(2)	Until required in connection with the acquisition and development of real estate assets, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors. This table excludes debt proceeds. To the extent we fund real estate asset acquisitions with debt, the amount available for investment and the amount of acquisition fees will be proportionately greater. Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. Our advisor is entitled to an acquisition fee of up to 3.85% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). The up to 3.85% acquisition fee consists of (i) a 1.5% base acquisition fee and (ii) up to an additional 2.35% through the Contingent Advisor Payment. The 1.5% base acquisition fee will always be payable upon our acquisition of an investment, unless the receipt thereof is waived by our advisor. The amount of the Contingent Advisor Payment to be paid in connection with the closing of an acquisition will be reviewed on an acquisition-by-acquisition basis and such payment shall not exceed the then-outstanding amounts paid by the Advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors at the time of such closing. For purposes of determining the amount of Contingent Advisor Payment payable, the amounts paid by the Advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors and considered “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion. In the event we raise the maximum primary offering of $895,000,000, we will pay our advisor acquisition fees of approximately $33,768,350 (assuming no leverage is used to purchase real estate assets). $67,536,700 (assuming a leverage ratio of 50%). $135,073,400 (assuming a leverage ratio of 75%). We paid our advisor an acquisition fee of $670,000 in connection with the mergers, which equaled 1.5% of the cash consideration paid to Moody I stockholders.

(3)	Amounts available for investment include customary third-party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real estate asset’s contract purchase price, or the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, vary. However, in no event will total acquisition fees (including financing coordination fees) and acquisition expenses on a real estate asset exceed 6.0% of the contract purchase price of the real estate asset. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract purchase price of all real estate assets acquired by us.

(4)	We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

(5)	The Class A shares are subject to a 6.0% upfront selling commission and a 3.0% upfront dealer manager fee. However, such selling commissions and dealer manager fees are funded by our advisor and therefore will not affect the amount of proceeds available for investment from purchases of our Class A shares.

(6)	The Class I shares are subject to a 1.0% upfront dealer manager fee that will be waived for all purchases through unaffiliated registered investment advisors. However, such dealer manager fee is funded by our advisor and therefore will not affect the amount of proceeds available for investment from purchases of our Class I shares.

(7)	The Class T shares are subject to a 3.0% upfront selling commission and a 2.5% upfront dealer manager fee. However, such selling commissions and dealer manager fees are funded by our advisor and therefore will not affect the amount of proceeds available for investment from purchases of our Class T shares. Our advisor will also pay trailing stockholder servicing fees on the Class T shares that accrue daily equal to 1/365th of 1.0% of the NAV per Class T share sold in the primary offering.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We expect that our portfolio will consist primarily of select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton and Hyatt, that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector. We may purchase single properties or portfolios of properties, including from our affiliates. Our board of directors may adjust our investment focus from time to time based upon market conditions and other factors our board of directors deem relevant.

In identifying investments, we rely upon a market optimization investment strategy and acquisition model that analyzes economic fundamentals and demographic trends in major metropolitan markets. By utilizing a targeted, disciplined approach, we believe that we will be able to capitalize on market inefficiencies and identify undervalued investment opportunities with underlying intrinsic value that have the potential to create greater value at disposition. Our investment strategy seeks to identify technical pressures created by demographic, business and industry changes, which we believe leads to supply and demand imbalances within certain sectors of commercial real estate.

Based on our internal research, we believe that the hospitality sector currently has a supply-demand imbalance, which should lead to upward pressure on room rates. In addition, we believe that hotel properties continue to trade below historical price levels, resulting in attractive purchasing opportunities at this present time. More specifically, we believe that premier-brand, select-service hotel properties in major metropolitan markets have the potential to generate attractive returns relative to other types of hotel properties due to their ability to achieve Revenue per Available Room, or RevPAR, levels at or close to those achieved by traditional, full-service hotels while achieving higher profit margins due to their more efficient operating model and more predicable net operating income. In addition, our market optimization investment strategy, accounting for growth potential and risks related to asset devaluation, takes into account supply-demand imbalances and targets markets that offer stable population growth, high barriers to entry and multiple demand generators.

Investment Objectives

Our investment objectives are to:

●	preserve, protect and return stockholders’ capital contributions;

●	pay attractive and stable cash distributions to stockholders; and

●	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within the parameters of the investment objectives and policies established by our board of directors, our advisor, subject to the oversight and review of our board of directors, has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of directors.

Primary Focus—“Select-Service” Hospitality Real Property Investments

We intend to invest the majority of our assets in hotel properties, as we believe this asset class provides unique opportunities for return on investment at this time. Specifically we expect the majority of our direct real property investments will consist of stabilized, income-producing select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton, and Hyatt, that have been fully constructed and that have significant operating histories. Select-service hotels target business-oriented travelers by providing clean rooms with basic amenities. In contrast to lower-cost budget motels, select-service hotels provide amenities such as an exercise room, business facilities and breakfast buffets. In contrast to full-service hotels, select-service hotels typically do not have a full-service restaurant, which is relatively costly to operate.

To a lesser extent, we may also invest in other types of hotel properties and hospitality assets. For example, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a hotel property may be situationally undervalued or where product repositioning, capital expenditures or improved hotel management may increase cash flows. In addition, we may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition.

We anticipate that the majority of our direct hotel property investments will be made in major metropolitan markets that are located in the East Coast, West Coast and Sunbelt regions of the United States. We may also selectively invest in other geographic regions, such as Canada and Mexico and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

When evaluating potential investments, our advisor will consider such factors as:

●	diversification benefits relative to the rest of the investments within our portfolio;

●	broad assessment of macro and microeconomic, employment and demographic data and trends;

●	regional, market and property specific supply/demand dynamics;

●	physical condition and location of the hotel property;

●	market rents and opportunity for revenue and net operating income growth;

●	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

●	risk characteristics of the investment compared to the potential returns and available alternative investments; and

●	additional factors considered important to meeting our investment objectives.

We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To the extent we invest in development properties, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond to help ensure performance by the builders of real properties that are under construction. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

We may adjust our investment focus from time to time based upon market conditions and our advisor’s views on relative value as market conditions evolve.

The Hospitality Industry

U.S. hotel demand tracks U.S. gross domestic product, or GDP, at a 98% correlation, according to JLL’s 2018 ALIS report. As a result, we believe that the 2.9% GDP growth experienced in 2018 is a favorable condition for continued room night demand. Given the strength of the U.S. economy, we believe that hotel demand will continue to rise for the foreseeable future.

Following record-setting demand for U.S hospitality during 2018, PricewaterhouseCoopers (PwC), in its Hospitality Directions Us (January 2019) report, projects the 2019 outlook to remain stable, driven by steady economic fundamentals, including a continued increase in consumer spending, increasing business investment and relatively strong consumer confidence.

The U.S. Travel Association, or the USTA, supports this outlook by noting that domestic business travel is predicted to grow faster in 2019 than it did the past three years. The USTA Fall Travel Forecast (November 2018) projects a continued rise in domestic business trips over the next several years. By 2022, such trips are estimated to total $493.3 million in cost, which is $29.7 million greater than the total 2018 cost, with 20% of the cost of such trips going towards lodging expenses, according to the USTA’s Domestic Travel Fact Sheet.

U.S. Market Demand – Hospitality
Demand vs. GDP (1988 - 2020)

(1)	Historical Total Supply/Demand Percent Change: STR Trend Report for 1987 through August 2014

(2)	Actuals/ Forecast Total Supply/Demand Percent Change (2015-20): CBRE Hotel Horizons March - May 2019 Edition

(3)	Historical (2016) GDP: http://www.bea.gov/national/xls/gdpchg.xls

(4)	Forecast GDP: https://www.imf.org/external/datamapper//export/excel.php?indicator=NGDP_RPCH&geoitems=OEMDC,ADVEC,WEOWORLD,USA

The hotel industry has been in a period of under-supply since 2001, with the exception of 2008 and 2009, and new hotel projects often take several years to complete. The current 2020 forecast indicate supply is decreasing from a level of 1.9% in 2019 to a level of 1.8% in 2020. The historical undersupply shown below contributed to the ability of hotel operators to increase room rates, which led to commensurate growth in Revenue Per Available Room, or RevPAR.

U.S. Market Supply – Hotels
Supply Deviation from Average (1988 - 2020)

(1)	Historical Total Supply/Demand Percent Change: STR Trend Report for 1987 through August 2014

(2)	Actuals/ Forecast Total Supply/Demand Percent Change (2015-20): CBRE Hotel Horizons March - May 2019 Edition

(3)	Average Supply Growth: http://hotelnewsnow.com/Article/13271/US-forecast-sees-continued-march-to-normalcy

Improvements

We anticipate that property improvements required at the time of our investment in a hotel property will be funded from our offering proceeds. Maintenance of franchise licenses for our hotel properties is subject to our ability to maintain our franchisor’s operating standards and other terms and conditions. To maintain our hotel properties in accordance with these standards, it is likely that we will be required to expend substantial funds for improvements and refurbishments.

Hotel Property Ownership

We will generally hold fee title or a long-term leasehold estate in the hotel properties we acquire. In addition to properties of Moody I that we acquired as a result of the mergers, we have acquired, and intend to acquire, such interests either (1) directly through our operating partnership or through wholly owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, affiliates of our sponsor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

We have leased, and intend to lease, the hotels that we acquire, other than pursuant to sale-leaseback transactions, to a TRS lessee. We will negotiate the terms and provisions of each future lease, considering such things as the purchase price paid for the hotel, then-current economic conditions and any other factors deemed relevant at the time. We expect the leases to generally provide for the TRS lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any. The TRS lessee shall be required to make (at our sole cost and expense) all capital expenditures required in connection with emergency situations, legal requirements, maintenance of the applicable franchise agreement, the performance by lessee of its obligations under the lease and other permitted additions to the leased property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such property. The amount paid for a purchase option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements with affiliated or non-affiliated third parties for the purpose of obtaining interests in hotel properties. We may also enter into joint ventures for the development or improvement of hotel properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct property investments.

Our advisor or its affiliates, including our property manager, will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with affiliates of our sponsor, but only provided that:

●	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

●	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

●	Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

●	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

●	Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Any joint ventures with our affiliates will result in certain conflicts of interest.

Acquisition of Properties from Our Affiliates

In addition to properties of Moody I that we acquired as a result of the mergers, we are also not precluded from acquiring hotel properties, directly or through joint ventures, from our affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment, and our cost to acquire the property may be in excess of the cost that we would have incurred if we had acquired the property on an arm’s-length basis from a third party. In addition, our advisor and its affiliates receive fees for such transactions including acquisition fees.

Due Diligence

Prior to acquiring a hotel property, our advisor or its affiliates, including our property manager, will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will generally not close the purchase of any property unless we are satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that off-set any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	environmental reports;

●	surveys;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

●	audited financial statements covering recent operations of real properties having operating histories; and

●	title and liability insurance policies.

Secondary Focus—Securities and Debt-Related Investments

In addition to direct investments in hotel properties, we may also acquire real estate securities and debt-related investments in the hospitality sector. We expect that our total investments in real estate securities and debt-related investments would be a substantially smaller proportion of our overall portfolio than our direct investments in hotel properties. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate-related security or debt-related investment. The specific number and mix of real estate securities and debt-related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in this offering, in our initial public offering and in any other offering.

Our advisor has substantial discretion with respect to identifying and evaluating specific securities and debt-related investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate securities and debt-related investments to make, our advisor will evaluate the following criteria:

●	positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt-related investments;

●	diversification benefits relative to the rest of the securities and debt-related investments within our portfolio;

●	fundamental securities analysis;

●	quality and sustainability of underlying property cash flows;

●	broad assessment of macro-economic data and regional property level supply and demand dynamics;

●	potential for delivering high current income and attractive risk-adjusted total returns; and

●	additional factors considered important to meeting our investment objectives.

Real Estate Securities

We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We may make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

The debt-related investments in which we may invest include first and second mortgages, mezzanine and bridge loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. If we originate loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We pay our advisor acquisition fees for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We intend to fund the loans we originate with proceeds from our initial public offering, this offering and any other offering, and from lenders.

Borrowing Policies

We use, and intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments, including the use of debt in the mergers. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Consistent with the leverage policy adopted by our board of directors, we expect that after we have invested substantially all of the proceeds of this offering, our debt financing will be approximately 55% to 60% of the aggregate cost of our investments before non-cash reserves and depreciation, although our debt financing could be as high as 75% of the aggregate cost of our investments before non-cash reserves and depreciation. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is approaching maturity or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Disposition Policies—Real Property Investments

We will generally acquire hotel properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. A property may be sold before the end of the expected holding period if:

●	there exist diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

●	an opportunity has arisen to pursue a more attractive property or real estate securities or debt-related investment;

●	in the judgment of our advisor, the value of the property might decline;

●	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

●	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the property; or

●	other factors that, in the judgment of our advisor, lead to a determination that the sale of the property is in our stockholders’ best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a property will be based on RevPAR and ADR. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and by the then-prevailing economic conditions. We may also sell properties to affiliates upon a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us. While there is no minimum on the price we must receive in such transactions, our board of directors must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Disposition Policies—Securities and Debt-Related Investments

Our advisor has broad discretion in connection with the disposition of securities and debt-related investments. In general, the holding period for our securities and debt-related investments is expected to be shorter than the holding period for our properties. The determination of whether a particular security or debt-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of a securities or debt-related asset include:

●	the prevailing economic, real estate and securities market conditions;

●	the extent to which the investment has realized its expected total return;

●	portfolio rebalancing and optimization;

●	diversification benefits;

●	opportunity to pursue a more attractive real property, securities or debt-related investment;

●	liquidity benefits with respect to having sufficient funds for our share repurchase program; and

●	other factors that, in the judgment of our advisor, lead to a determination that the sale of the security or debt-related asset is in our best interests.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to our charter, we will not:

●	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;

●	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

●	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors, our sponsor, our advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser selected by the independent directors. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

●	invest in indebtedness secured by a mortgage loan that is subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or any of our affiliates;

●	invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

●	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

●	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

●	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase program);

●	issue debt securities in the absence of adequate cash flow to cover debt service;

●	issue options or warrants to purchase shares to our sponsor, our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants, if any, are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

●	issue equity securities on a deferred payment basis or under similar arrangement;

●	engage in underwriting or the agency distribution of securities issued by others; or

●	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of our initial public offering; however, the timing of any such event will be significantly dependent upon economic and market conditions after completion of our primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

Prior to our completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. For more information on our share repurchase program, see “Description of Capital Stock—Share Repurchase Program.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that neither we, our operating partnership nor any of the subsidiaries of our operating partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

●	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate, real estate-related debt and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also make investments indirectly through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which our affiliates may invest. We plan to conduct our businesses primarily through our operating partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we, the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the operating partnership and in these subsidiaries of the operating partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the operating partnership and most, if not all, of the wholly and majority-owned subsidiaries of the operating partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we, the operating partnership nor any of the wholly or majority-owned subsidiaries of the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the operating partnership and the subsidiaries of the operating partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the operating partnership and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we, the operating partnership or any of the wholly or majority-owned subsidiaries of the operating partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more affiliates. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control. We will treat any investments in real estate-related securities as real estate related assets for purposes of determining whether we satisfy the 55%/25% test.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

OUR REAL ESTATE INVESTMENTS

Hotel Properties

As of December 31, 2018, we owned fourteen hotel properties located in six states with a total of 1,941 rooms. The chart below sets forth additional information regarding our hotel properties (all $ amounts in thousands).

Property Name	Date Acquired	Location	Ownership Interest	Original Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)
Residence Inn Austin	October 15, 2015	Austin, Texas	100%	$27,500	112	$16,554
Springhill Suites Seattle	May 24, 2016	Seattle, Washington	100%	74,100	234	44,884
Homewood Suites Woodlands	September 27, 2017(5)	The Woodlands, Texas	100%	17,356	91	9,066
Hyatt Place Germantown	September 27, 2017(5)	Germantown, Tennessee	100%	16,074	127	7,025
Hyatt Place North Charleston	September 27, 2017(5)	North Charleston, South Carolina	100%	13,806	113	7,158
Hampton Inn Austin	September 27, 2017(5)	Austin, Texas	100%	19,328	123	10,687
Residence Inn Grapevine	September 27, 2017(5)	Grapevine, Texas	100%	25,245	133	12,341
Marriott Courtyard Lyndhurst	September 27, 2017(5)	Lyndhurst, New Jersey	(3)	39,547	227	—
Hilton Garden Inn Austin	September 27, 2017(5)	Austin, Texas	100%	29,288	138	18,401
Hampton Inn Great Valley	September 27, 2017(5)	Frazer, Pennsylvania	100%	15,285	125	7,994
Embassy Suites Nashville	September 27, 2017(5)	Nashville, Tennessee	100%	82,207	208	41,998
Homewood Suites Austin	September 27, 2017(5)	Austin, Texas	100%	18,835	96	10,778
Townplace Suites Fort Worth	September 27, 2017(5)	Fort Worth, Texas	(4)	11,242	95	—
Hampton Inn Houston	September 27, 2017(5)	Houston, Texas	100%	9,958	119	4,480
Totals				$399,771	1,941	$191,366

(1)	Excludes closing costs and includes gain on acquisition.

(2)	As of December 31, 2018.

(3)	The Marriott Courtyard Lyndhurst is owned by MN Lyndhurst Venture, LLC, of which our operating partnership is a member and holds 100% of the Class B membership interests therein.

(4)	The Townplace Suites Fort Worth is owned by MN Fort Worth Venture, LLC, of which our operating partnership is a member and holds 100% of the Class B membership interests therein.

(5)	Property acquired as a result of the merger of Moody I with and into our company and the merger of Moody I’s operating partnership with and into our operating partnership, each effective as of September 27, 2017.

Each of our properties face competition from similarly situated properties in and around their respective submarkets. We believe that the each of our properties are suitable for their intended purposes and is adequately covered by insurance. We have no plans for significant renovation or improvement of any of our properties.

Note Receivable from Related Party

On August 21, 2015, Moody I originated an unsecured loan in the aggregate principal amount of $9,000,000, or the Related Party Note, to Moody National DST Sponsor, LLC, a Texas limited liability company and an affiliate of our sponsor, or DST Sponsor. Proceeds from the Related Party Note were used by DST Sponsor solely to acquire a commercial real property located in Katy, Texas. We acquired the Related Party Note in connection with the mergers.

The balance of the Related Party Note was $6,750,000 as of December 31, 2018 and 2017. Interest on the outstanding principal balance of the Related Party Note accrues at a fixed per annum rate equal to 12%, provided that in no event will the interest rate exceed the maximum rate permitted by applicable law. On August 15, 2016, the maturity date of the Related Party Note was extended from August 21, 2016 to August 21, 2017. On September 24, 2017, the maturity date of the Related Party Note was again extended to August 21, 2018. On August 30, 2018, the maturity date of the Related Party Note was again extended to April 30, 2019.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.

We have a total of five directors, four of whom are independent of us, our advisor and our respective affiliates. In connection with the closing of the mergers, our board of directors was expanded from three to five directors and William H. Armstrong and John P. Thompson, both of whom served as directors of Moody I, were appointed to our board of directors to fill the two resulting vacancies.

To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors, that each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors is elected by the stockholders and serves for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurs. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director is bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

●	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions;

●	approving and overseeing our debt financing strategies;

●	approving and monitoring the relationship between our operating partnership and our advisor;

●	approving joint ventures, limited partnerships and other such relationships with third parties;

●	approving a potential liquidity event;

●	determining our distribution policy and authorizing distributions from time to time; and

●	approving amounts available for repurchases of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our directors will meet quarterly or more frequently as necessary.

Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. Our board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been reviewed and ratified by a vote of the directors and at least a majority of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our sponsors, our advisors or any of our affiliates.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

●	the quality and extent of the services and advice furnished by our advisor;

●	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

●	the success of our advisor in generating investment opportunities that meet our investment objectives;

●	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

●	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

●	the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

●	the quality of our real estate assets relative to the investments generated by our advisor for its own account.

The independent directors record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

Our board of directors has established an audit committee, which will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee is currently comprised of two directors, Clifford McDaniel and Charles Horn, each of whom is an independent director. Mr. Horn serves as the chairman of the audit committee and qualifies as the “audit committee financial expert” as that term is defined by the SEC.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and the related notes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and

(5) our accounting policies and disclosures. The audit committee considers and approves (1) any non-audit services provided by an independent auditor and (2) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we engage and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Position
Brett C. Moody	Chairman of the Board, Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer
William H. Armstrong III	Independent Director
Charles L. Horn	Independent Director
Clifford P. McDaniel	Independent Director
John P. Thompson	Independent Director

Brett C. Moody, age 55, serves as our Chairman of our board of directors, Chief Executive Officer and President. Mr. Moody also serves as Chief Executive Officer and President of our advisor. Mr. Moody also served as Chairman of the board of directors, Chief Executive Officer and President of Moody I and Chief Executive Officer and President of its advisor from January 2008 to September 2017. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody National Realty Company, Moody National Management, Moody National Hospitality Management, LLC, Moody National Development Company and their respective subsidiaries, collectively referred to as the Moody National Companies. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program. Mr. Moody attended the University of Texas at Austin, but did not receive any degrees.

The leadership positions previously and currently held by Mr. Moody, and his extensive experience in acquiring and managing investments in commercial real estate and debt, provides our board of directors with insight regarding real estate management, finance and development, and our board of directors believes Mr. Moody provides a valuable perspective as its Chairman.

Robert W. Engel, age 64, serves as our Chief Financial Officer. Mr. Engel also served as Chief Financial Officer and Treasurer of Moody I from January 2008 to September 2017, and as Secretary of Moody I from May 2010 to September 2017. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a B.B.A. with highest honors with a major in Accounting from the University of Texas in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

William H. Armstrong III, age 54, has served as one of our independent directors since 2017. Mr. Armstrong also served as one of Moody I’s independent directors from September 2008 until September 2017. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a company engaged in the acquisition, development, management, operation and sale of commercial, hotel, entertainment, multifamily and single-family residential real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992, served as Chief Financial Officer and Chief Operating Officer of Stratus Properties from 1996 to 1998, and has served as Chairman of the Board, Chief Executive Officer and President of Stratus Properties since 1998. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong serves on the Finance Committee of the U.S. Green Building Council, a Washington, D.C.-based non-profit organization, and he has been active in the National Association of Real Estate Investment Trusts, or NAREIT, the Urban Land Institute and the Real Estate Council of Austin. Mr. Armstrong received his B.A. in Economics from the University of Colorado Denver.

Mr. Armstrong’s previous leadership positions, including directorships, with other organizations primarily engaged in investing in commercial real estate brings valuable experience, attributes and skills to our board of directors.

Charles L. Horn, age 58, has served as one of our independent directors, and as Chairman of our Audit Committee, since August 2014. Mr. Horn also served as an independent director and as Chairman of the Audit Committee of Moody I from 2012 to 2017. Since December 2009, Mr. Horn has served as the Executive Vice President and Chief Financial Officer of Alliance Data Systems, Inc. (NYSE: ADS), a leading provider of customer loyalty and marketing solutions. From 1999 to November 2009, Mr. Horn served as Senior Vice President and Chief Financial Officer for Builders Firstsource, Inc. (NASDAQ: BLDR), a leading supplier of structural building materials to homebuilders. From 1994 to 1999, Mr. Horn served as Vice President of Finance and Treasury for the retail operations of Pier 1 Imports, Inc., and, from 1992 to 1994, Mr. Horn served as Executive Vice President and Chief Financial Officer of Conquest Industries. Mr. Horn holds a Bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the State of Texas.

Mr. Horn’s experience as the chief financial officer of public, listed companies and as a certified public accountant brings valuable experience, attributes and skills to our board of directors.

Clifford P. McDaniel, age 57, has served as one of our independent directors since February 2016. Since February 2015, Mr. McDaniel has served as an Executive Managing Director of the Affordable Housing Group in the Houston office of ARA, a Newmark Company, a real estate investment brokerage firm. From January 1996 to February 2015, Mr. McDaniel served as a Principal with ARA. In his roles at ARA, Mr. McDaniel has developed expertise in the financial and procedural aspects of real estate transactions for multiple institutional clients. Mr. McDaniel also serves at the Executive Director of On Track Ministries, Vice President of Club Outreach Ministries and Secretary of West Houston 15 MUD. Mr. McDaniel received a Bachelor of Science degree in Communications from the University of Texas in 1984.

Mr. McDaniel’s current and previous experience in strategic real estate acquisitions and dispositions brings valuable experience, attributes and skills to our board of directors.

John P. Thompson, age 55, has served as one of our independent directors since 2017. Mr. Thompson also served as one of Moody I’s independent directors from September 2008 until September 2017. Mr. Thompson is the founder of PinPoint Commercial, L.P., which provides real estate services focusing on industrial, senior housing and medical related projects primarily in Texas. As CEO of Pinpoint Commercial, Mr. Thompson leads all investment and development activities for the firm and oversees the company’s financial and management operations. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial real estate broker with CB Richard Ellis, Inc. Mr. Thompson received his B.B.A. in Finance from the University of Texas at Austin.

Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties brings valuable experience, attributes and skills to our board of directors.

Corporate Governance

Code of Ethics. We have adopted a Code of Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of our advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Compensation of Executive Officers and Directors

We are externally managed and currently have no employees. Our executive officers serve as officers of our advisor and are employees of our advisor or one or more of its affiliates. Our advisory agreement provides that our advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our advisor. In addition, we do not reimburse our advisor for compensation it pays to our executive officers. The advisory agreement does not require our executive officers to dedicate a specific amount of time to fulfilling our advisor’s obligations to us under the advisory agreement. Accordingly, our advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as our advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay our advisor the fees described in “Management Compensation Table.”

We pay each of our independent directors an annual retainer of $50,000, plus $2,000 for each in-person meeting of the board of directors attended, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic meeting in which such independent director participates. The audit committee chairperson receives an additional $10,000 annual retainer.

We have adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below) pursuant to which each of our independent directors received an initial grant of 5,000 shares of restricted stock when we raised $2,000,000 in gross offering proceeds in our initial public offering. Each subsequent independent director that joins our board of directors, including those directors elected to our board pursuant to the mergers receives an initial grant of 5,000 shares of restricted stock upon his or her election to our board of directors. In addition, on the date following an independent director’s reelection to our board of directors, he or she will receive an additional grant of 2,500 shares of restricted stock upon each of the first four annual meetings of stockholders when he or she is reelected to our board of directors. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan, of which 1,955,000 shares remained as of December 31, 2018. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Our Advisor

Our advisor, a wholly owned subsidiary of our sponsor, was formed as a Delaware limited liability company in July 2014. Our Chairman of the Board, Chief Executive Officer and President, Brett C. Moody, indirectly owns our advisor. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy.

Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

●	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

●	research, identify, review and recommend to our board of directors for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;

●	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;

●	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;

●	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

●	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

●	arrange for financing and refinancing of our real estate assets; and

●	recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

Our advisor’s real estate professionals have engaged in investing and managing real estate assets in over 40 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

Our advisor is managed by the following individuals:

Name	Position
Brett C. Moody	Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer

Mr. Moody has primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the hotel management and leasing of real properties. For biographical information on Messrs. Moody and Engel, see “—Directors and Executive Officers.”

The Advisory Agreement

The current term of the advisory agreement expires on January 20, 2020, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

●	immediately by us or our operating partnership for “cause,” or upon the bankruptcy of our advisor;

●	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

●	with “good reason” by our advisor upon 60 days’ written notice.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor. “Good reason” is defined in the advisory agreement to mean either any failure to obtain a satisfactory agreement from any successor to assume and agree to perform our or our operating partnership’s obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function.

Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Additionally, the special limited partnership interest holder may be entitled to a one-time payment upon redemption of the special limited partnership interests (based on an appraisal or valuation of our portfolio) in the event that the special limited partnership interest holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation and expense reimbursement payable to our advisor under our advisory agreement and the payments that the special limited partnership interest holder may be entitled to receive with respect to the special limited partnership interests.

Holdings of Shares of Common Stock, Limited Partnership Interests and Special Limited Partnership Interests

In connection with our initial capitalization, we issued 8,000 shares of our common stock to our sponsor for $200,000 in cash. Our sponsor may not sell these shares for so long as one of its affiliates serves as our advisor. Our initial limited partner contributed $1,000 for limited partnership interests, and the special limited partnership interest holder contributed $1,000 in exchange for special limited partnership interests. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act.

Affiliated Dealer Manager

Moody Securities, our dealer manager and an affiliate of our sponsor, is a member firm of FINRA. Moody Securities is indirectly owned by Mr. Moody. Moody Securities provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. Our advisor will pay our dealer manager certain selling commissions, dealer manager fees and stockholder servicing fees in connection with the distribution of our shares of common stock. For a full description of such compensation, see “Management Compensation.” Moody Securities only has experience acting as a dealer manager for one public offering in addition to ours, Moody I.

Moody Securities is managed by the following individuals:

Name	Position
Melinda G. LeGaye	President
Robert W. Engel	Chief Financial Officer and Treasurer

For biographical information on Mr. Engel, see “—Directors and Executive Officers.” The biographical information of Ms. LeGaye is as follows:

Melinda G. LeGaye serves as President of Moody Securities. Ms. LeGaye also serves as President of MGL Consulting, LLC, a firm she founded in 1984 to provide registration and compliance services to broker-dealers, investment advisors and insurance companies. Ms. LeGaye holds a Bachelor of Business Administration from Sam Houston State University in Huntsville, Texas. She holds the General Securities Principal, General Securities Representative, Financial and Operations Principal, the Municipal Securities Principal, Direct Participation Program Principal, Direct Participation Program Representative, Commodities Representative and the Uniform State Agent Law Examination registrations with FINRA and the Texas State Securities Board. She is a member of the National Association of Compliance Professionals.

Affiliated Property Manager

Certain of our hospitality properties are managed and operated by Moody National Hospitality Management, LLC, our affiliated property manager, or a sub-property manager.

Our property manager was organized in 2012 to lease and manage real properties acquired by affiliates of our sponsor and third parties. Our property manager is owned by 4MCH, LLC, a Texas limited liability company. Mr. Moody does not have a direct ownership interest in 4MCH, LLC, however, Mr. Moody is the manager of 4MCH, LLC and serves as trustee for each of the trusts that have an ownership interest in 4MCH, LLC.

We, indirectly through our TRS, pay our property manager a monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager for services it provides in connection with operating and managing properties. Our property manager may pay some or all of the compensation it receives from a TRS to a third-party property manager for management or leasing services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, it will pay our property manager a market-based oversight fee. The hotel management fees we, indirectly through our TRS lessee, pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs. Our TRS lessee reimburses the costs and expenses incurred by our property manager, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties but will not reimburse personnel costs other than employees or subcontractors who are engaged in the on-site operation, maintenance or access control of the properties.

We also, indirectly through our TRS, pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party sub-property managers for management services. For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Our property manager hires, directs and establishes policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, or companies affiliated with our advisor. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

Our property manager may engage an affiliate or third-party property manager to provide management and/or leasing services at select properties. If our property manager engages an affiliate or third-party property manager, it will be responsible for supervising and compensating such third-party property manager.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors and officers’ liability insurance.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

●	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

●	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

●	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

●	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

●	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

●	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

●	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

●	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

●	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

●	the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Legal Proceedings

Neither we nor our advisor is currently involved in any material litigation.

MANAGEMENT COMPENSATION TABLE

Although we have executive officers who manage our operations, we have no paid employees. Our advisor manages our day-to-day affairs and our portfolio of investments. The following table summarizes all of the compensation and fees, including reimbursement of expenses, that will be paid to our advisor and its affiliates, including the dealer manager, in connection with this offering and our operations, assuming we sell the maximum of $895,000,000 in shares in the primary offering, we sell all shares in this offering at the highest possible selling commissions and dealer manager fees and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Organizational and Offering Stage

Upfront Selling Commission(2)—Dealer Manager

The dealer manager is entitled to receive upfront selling commissions of up to 6.0% of the sales price of Class A shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers) and up to 3.0% of the sales price of Class T shares sold in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). A participating broker-dealer may elect to receive the reallowed selling commission for Class A shares at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating broker-dealer. In no event, however, will the selling commission paid or reallowed exceed 6.0% for Class A shares or 3.0% for Class T shares.

All selling commissions will be paid by our advisor. Our advisor intends to recoup the selling commissions it funds through the receipt of the Contingent Advisor Payment, as described below under “—Acquisition Fees.”

No upfront selling commissions will be paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A and Class T shares sold and the price of each Class A and Class T share. Aggregate upfront selling commissions will equal approximately $33,562,500, assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares and that the sales price of each of our Class A, Class I and Class T shares remains constant.

Upfront Dealer Manager Fee(2)—Dealer Manager

The dealer manager is entitled to receive an upfront dealer manager fee of up to 2.5% of the sales price of Class A shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers), up to 1.0% of the total amount of Class I shares purchased in the primary offering (which dealer manager fees will be waived for nonaffiliated registered investment advisors, and on whose behalf our advisor may pay a registered investment adviser fee of up to 1% on behalf of the registered investment advisor client) and up to 2.5% of the sales price of Class T shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).

All dealer manager fees will be paid by our advisor. Our advisor intends to recoup the dealer manager fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors that it funds through the receipt of the Contingent Advisor Payment, as described below under “—Acquisition Fees.”

No dealer manager fees will be paid with respect to any class of shares sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A and Class T shares sold and the price of each Class A and Class T share. Our aggregate upfront dealer manager fees will be approximately $19,018,750, assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares and that the sales price of each of our Class A, Class I and Class T shares remains constant.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Stockholder Servicing Fees(3)–Dealer Manager

Subject to FINRA limitations on underwriting compensation, our advisor will pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders of Class T shares by participating broker-dealers. Our advisor will pay a stockholder servicing fee of 1% per annum on the NAV of our Class T shares.

Our advisor intends to recoup the stockholder servicing fees it funds through the receipt of the Contingent Advisor Payment, as described below under “—Acquisition Fees.”

No stockholder servicing fees will be paid with respect to our Class A or Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The stockholder servicing fees are paid monthly in arrears. The dealer manager may reallow all or a portion of the stockholder servicing fees to participating broker-dealers for ongoing stockholder services performed by such participating broker-dealers, and will waive stockholder servicing fees to the extent a dealer is not eligible to receive it for failure to provide such services.

The stockholder servicing fee paid on the Class T shares will terminate on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) our merger or consolidation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of our company or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash and/or shares listed on a national securities exchange; (iii) the end of the month in which our dealer manager determines that total underwriting compensation paid in the primary offering is equal to 10.0% of the gross proceeds of the primary offering from the sale of Class A shares, Class I shares and Class T shares; and (iv) with respect to Class T shares held in a particular stockholder account, at the end of the month in which total underwriting compensation from whatever source (including dealer manager fees, selling commissions, trailing stockholder servicing fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account) would be in excess of 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of gross proceeds) for approximately three years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share would total approximately $0.70. Upon the termination of the payment of trailing stockholder servicing fees as described in the preceding paragraph, the applicable Class T shares will convert into Class A shares. The number of Class A shares derived in such conversion shall be determined by a conversion ratio, defined as the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class A shares on the date of conversion.

Actual amounts depend upon the per share NAV of our Class T shares, the number of Class T shares purchased and when such shares are purchased. The stockholder servicing fees will equal approximately $2,237,500 per annum assuming that 1/2 of our offering proceeds are from the sale of Class A shares, that 1/4 of our offering proceeds are from the sale of each of our Class I and Class T shares and that the sales price of our Class T shares both remains constant.

For a description of the services required from the participating broker-dealer, see the “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms—Stockholder Servicing Fees—Class T Shares.”

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative selling commissions, the dealer manager fee and other organization and offering expenses to exceed 15.0% of gross offering proceeds from the sale of shares in this offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding selling commissions and dealer manager fees) will represent approximately 2.0% of gross proceeds from our primary offering, or approximately $17,900,000, if we raise the maximum offering amount.	$17,900,000

Operational Stage

Acquisition Fees(4)—Advisor or its affiliates	Our advisor is entitled to an acquisition fee of up to 3.85% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). The up to 3.85% acquisition fee consists of (i) a 1.5% base acquisition fee and (ii) up to an additional 2.35% contingent acquisition fee, which we refer to as the “Contingent Advisor Payment.” The 1.5% base acquisition fee will always be payable upon our acquisition of an investment, unless the receipt thereof is waived by our advisor. The amount of the Contingent Advisor Payment to be paid in connection with the closing of an acquisition will be reviewed on an acquisition-by-acquisition basis and such payment shall not exceed the then-outstanding amounts paid by the advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors at the time of such closing. For purposes of determining the amount of Contingent Advisor Payment payable, the amounts paid by the Advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors and considered “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.	$33,768,350 (assuming no leverage is used to purchase real estate assets). $67,536,700 (assuming a leverage ratio of 50%). $135,073,400 (assuming a leverage ratio of 75%).

Financing Coordination Fees—Advisor	1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor, and 0.75% of the amount available or outstanding under any refinanced loan or line of credit. Financing coordination fees are only payable if our advisor provides services in connection with the origination, assumption or refinancing of debt that we use to acquire properties or other permitted investments. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with loan proceeds from any line of credit until such time as we have invested all net offering proceeds. We paid our advisor a financing coordination fee of $1,720,000 in connection with the mergers, based on the loans assumed from Moody I, including debt held by us with respect to two properties that were previously owned by Moody I.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Reimbursement of Acquisition Expenses(4)—Advisor	Reimbursement of actual expenses related to the evaluation, selection and acquisition of real estate investments, regardless of whether we actually acquire the related assets. In no event will the total of all acquisition fees (including financing coordination fees) and acquisition expenses payable exceed 6.0% of the contract purchase price of all real estate investments acquired.	Actual amounts depend upon the actual asset values, timing of acquisition and leverage and, therefore, cannot be determined at this time.

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.

Hotel Management Fees—Moody National Hospitality Management, LLC	A monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of these fees to third parties for management services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, our TRS lessee will pay our property manager a market-based oversight fee. Our TRS lessee will reimburse the costs and expenses incurred by our property manager on its behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Our TRS lessee will not, however, reimburse our property manager for general overhead costs or personnel costs other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend upon the gross revenue of the properties, and, therefore, cannot be determined at this time.

Annual Incentive Fees(8)—Moody National Hospitality Management, LLC

We, indirectly through our TRS lessee, also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15.0% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party property managers for management services.

For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

The actual amount will depend on gross revenues of properties and the total investment in properties, and, therefore, cannot be determined at this time.

Operating Expenses(5)—Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of our advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts of out-of-pocket expenses paid by our advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Liquidity Stage

Disposition Fees(4)(6)—Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our advisor a disposition fee equal to the lesser of (1)(a) where a brokerage commission is also payable to a third party, one-half of the aggregate brokerage commission paid, including brokerage commissions payable to third parties, or (b) where no brokerage commission is payable to any third party, the competitive real estate commission or (2) 3.0% of the contract sales price of each property or other investment sold, provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sales price of investments, and therefore cannot be determined at this time.

Special Limited Partnership Interests(7)(8)—Moody National LPOP II, LLC	The special limited partnership interest holder, was issued special limited partnership interests upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% (or 8.0% in the case of former limited partners of Moody I OP) cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Moody LPOP II would have been entitled to receive, as described above, as if our operating partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is (1) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period or (2) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

(1)	Our advisor may elect, in its sole discretion, to have any of the fees payable to it paid in cash, in Class A shares of our common stock, or a combination of both. For the purposes of the payment of such fees in shares of our common stock, prior to the termination of our offering stage, each such share will be valued at the then-current public offering price of shares of our common stock (excluding the maximum allowed selling commissions and dealer manager fee). At all other times, each share will be valued at a price equal to the most recently determined estimated NAV per share.

(2)	The selling commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(3)	Our advisor will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(4)	Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “costs of investments.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition fees paid to our advisor. Under our charter, a majority of our board, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds. Pursuant to the advisory agreement, we paid our advisor an acquisition fee of $670,000 in connection with the mergers, which equaled 1.5% of the cash consideration paid to Moody I stockholders.

(5)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us. However, beginning with the fourth quarter after the first quarter in which we made our first investment, we will not reimburse our advisor for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of (1) 2.0% of our average invested assets, or (2) 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board. In the event that our independent directors do not determine that such excess expenses were justified, then our advisor will reimburse us at the end of the 12-month period during which the excess expenses were incurred for the amount by which those expenses exceeded the NASAA REIT Guidelines 2%/25% limitation. For purposes of these limits, (1) “average invested assets” means the average of the aggregate monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding depreciation, reserves for bad debts or other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(6)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage. With respect to the disposition of investments in securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

(7)	To the extent the distributions to the special limited partnership interest holder are not paid from net sales proceeds, such amounts will count against the limit on “total operating expenses” described above in note 5. Upon the termination of our advisory agreement for “cause,” we will redeem the special limited partnership interests in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” the special limited partnership interest holder shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

(8)	The total amount of incentive fees payable to our property manager and the distributions or redemption payments payable to the special limited partnership interest holder shall be “reasonable” (as determined pursuant to the NASAA REIT Guidelines) and shall be subject to the limitations and requirements set forth in our charter. To the extent necessary to comply with the 15% limitation set forth in the NASAA REIT Guidelines, we will reduce or withhold distributions or adjust the conversion ratio upon a redemption of the special limited partnership interests.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our sponsor, advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Our sponsor is a part of Moody National Companies, a group of integrated real estate investment, management and development companies that have sponsored multiple real estate investment programs, many of which have investment objectives generally similar to this offering and may conduct offerings concurrently with this offering.

Our advisor is a subsidiary of our sponsor. Our advisor was formed in July 2014 and has a limited operating history; however, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates of our sponsor.

Our executive officers, certain directors and the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers or key professionals of our sponsor, our dealer manager, our property manager and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us and our stockholders.

Our sponsor, advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of hospitality-related real property. None of the affiliates of our sponsor are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Affiliates’ Time

We rely on our advisor, property manager, sponsor and their affiliates, including the key real estate professionals who act on behalf of our advisor and our property manager to manage our day-to-day activities and to implement our investment strategy. Certain of these real estate professionals are also executive officers of our sponsor and its affiliates. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other Moody National entities, which could reduce the number of potential investments presented to us. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our sponsor and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our sponsor than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of affiliates of our sponsor in which they are involved.

Competition

We may compete with other affiliates of our sponsor for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates of our sponsor. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our sponsor’s and advisor’s affiliates currently own or manage properties in geographic areas in which we have, and expect to in the future, acquire real properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other affiliates of our sponsor are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Moody National affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Moody National affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

Our dealer manager, Moody Securities, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager has examined the information in this prospectus for accuracy and completeness, the dealer manager has not made an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by affiliates of our sponsor that may have investment objectives similar to ours.

Affiliated Property Manager and Affiliated Sub-Property Managers

Our property manager and affiliate sub-property managers (if applicable) will perform hotel management services for us and our operating partnership. Our property manager and affiliate sub-property managers are affiliated with our sponsor, and in the future there is potential for a number of the members of our sponsor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent hotel management to the same extent as if our sponsor and our property manager, as well as any affiliate sub-property managers, were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures and Other Transactions with Our Affiliates

Subject to approval of the transaction by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures or parties thereto, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement or other arrangements. Our counter-parties may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture or other arrangement be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated counter-party and in managing the joint venture or other arrangement. Since our advisor will advise our board of directors with respect to investments, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such joint venture or other arrangement will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase or sale of real estate assets may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, hotel management and leasing fees, disposition fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees, acquisition fees payable to our advisor, and the hotel management fees payable to our property manager, are generally payable regardless of the quality of the real properties, real estate securities and debt-related investments acquired or the services provided to us. In addition, other compensation arrangements, such as whether and when we seek to list our common stock on a national securities exchange could entitle our special limited partnership interest holder to receive a one-time payment in connection with the redemption of its special limited partnership interests.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor or its affiliates. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our sponsor and its affiliates, are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity.

In connection with determining whether an investment opportunity is suitable for one or more investment vehicles sponsored by our sponsor and its affiliates, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:

●	the investment objectives and criteria of our sponsor and other affiliates;

●	the cash requirements of our sponsor and its affiliates;

●	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;

●	the policies of our sponsor and its affiliates relating to leverage;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase;

●	the size of the investment; and

●	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

Following the completion of suitability determinations, these real estate professionals shall have the authority, in their sole discretion, to direct the investment opportunity to the entity for which such investment opportunity would be the most suitable. The advisory agreement requires that this determination be made in a manner that is fair without favoring our sponsor or any other affiliate. Notwithstanding the foregoing, in the event that an investment opportunity becomes available that is equally suitable, under all of the factors considered by these real estate professionals, for both us and one or more other public or private entities sponsored by our sponsor and its affiliates, or managed by these real estate professionals, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

●	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement with our advisor and the dealer manager agreement with our dealer manager;

●	transactions with affiliates, including our directors and officers;

●	awards under our long-term incentive plan; and

●	pursuit of a potential liquidity event.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Pursuant to the advisory agreement, we may terminate the advisory agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor, a material breach of the advisory agreement by our advisor or upon the bankruptcy of our advisor.

Acquisitions, Leases and Sales Involving Affiliates

We will not purchase assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing the asset, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

We will not sell or lease assets to our advisor, our sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, our charter prohibits us from investing in indebtedness secured by a mortgage that is subordinate to any lien or other indebtedness of our sponsor, our advisor, any of our directors or any of our affiliates.

Loans Involving Affiliates

We will not make any loans to our advisor, our sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser or loans to wholly owned subsidiaries. In addition, we will not borrow from our advisor, our sponsor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their respective affiliates.

Other Transactions Involving Affiliates

We will not engage in any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored or advised by our sponsor, Moody National, and its affiliates. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of products in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the prior real estate programs (other than Moody I discussed below), the returns to our stockholders will vary from those generated by those prior real estate programs. For example, we are not currently planning to issue tenant-in-common interests as Moody National generally has with its prior real estate programs. In addition, all of the prior privately offered real estate programs were conducted through privately held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. Other than our sponsor’s experience with Moody I, neither Moody National nor any of its affiliates has experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance.

Prior Investment Programs

Moody National Realty Company, L.P., or Moody National Realty Company, was formed in Texas in 1998 to sponsor public and private real estate programs. The general partner of Moody National Realty Company is Moody Realty Corporation, which is solely owned and managed by Mr. Brett C. Moody. Moody Realty Corporation is one of the companies owned by Mr. Moody that collectively make up the Moody National Companies Organization, including Moody National Mortgage Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, Moody National DST Sponsor, LLC, and Moody National Exchange, LLC. Since 1996, the Moody National Companies Organization has become a full service real estate firm. Moody National Mortgage Corporation has completed over 150 transactions providing its customers with over $1 billion of debt, equity and structured financings. Moody National Realty Company has provided a complete spectrum of commercial real estate brokerage services including leasing, acquisition, disposition, marketing and consulting services. Moody National Management, L.P. specializes in managing Class A, Class B and Class C multifamily properties, as well as hospitality assets. In 2005, Moody National Realty Company sponsored its first private real estate program.

Between January 1, 2006 and December 31, 2018, Moody National Realty Company, has, directly or indirectly, sponsored over 40 privately offered prior real estate programs which raised over $487 million from over 1,500 investors and one public, non-listed REIT, Moody I, which terminated its primary offering on October 12, 2015 and which raised approximately $132 million.

The following table sets forth information on prior real estate programs sponsored by Moody National companies. Each program, other than Moody I, owns or owned between one and three real estate assets.

Name of Program	Type of Program	Launch Year	Program Status
Philadelphia Airport Hampton Inn	Tenant-in-Common	2005	Closed
Lansdale Homewood Suites	Tenant-in-Common	2005	Foreclosure
Plymouth Meeting Hampton Inn	Tenant-in-Common	2005	Closed
Great Valley Hampton Inn	Tenant-in-Common	2005	Closed
Newtown Hampton Inn & Suites	Tenant-in-Common	2005	Foreclosure
Westchase Technology Center	Tenant-in-Common	2005	Foreclosure(1)
Buffalo Speedway	Tenant-in-Common	2005	Operating
Nashville Embassy Suites	Tenant-in-Common	2005	Closed
Grapevine Hampton Inn & Suites	Tenant-in-Common	2005	Closed
Nashville Courtyard Marriott	Tenant-in-Common	2005	Closed
Orlando Radisson Inn	Tenant-in-Common	2006	Closed
Holiday Inn Memphis	Tenant-in-Common	2006	Closed
Memphis Residence Inn	Tenant-in-Common	2006	Foreclosure(2)
Northbelt Office Center II	Tenant-in-Common	2006	Closed
Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Tenant-in-Common	2006	Closed
Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Tenant-in-Common	2006	Closed
Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites	Tenant-in-Common	2006	Closed
Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Tenant-in-Common	2006	Closed

Name of Program	Type of Program	Launch Year	Program Status
Springhill Suites Seattle	Tenant-in-Common	2006	Closed(3)
Residence Inn Houston Medical Center and Comfort Suites Grapevine	Tenant-in-Common	2006	Closed(12)
Springhill Suites Altamonte and Holiday Inn Express Orlando	Tenant-in-Common	2006	Foreclosure(4)
Residence Inn Lebanon	Tenant-in-Common	2006	Closed
200 Franklin Trust/Philips Corporate Headquarters	Delaware Statutory Trust	2006	Operating
Weatherford Plaza	Tenant-in-Common	2007	Closed
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Tenant-in-Common	2007	Foreclosure(5)
TownePlace Suites Mount Laurel	Tenant-in-Common	2007	Foreclosure(6)
TownePlace Suites Fort Worth	Tenant-in-Common	2007	Closed
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Tenant-in-Common	2007	Closed(7)
Renaissance Meadowlands	Tenant-in-Common	2007	Closed(7)
Courtyard Columbus Downtown	Tenant-in-Common	2007	Closed
Courtyard Columbus Airport	Tenant-in-Common	2007	Foreclosure(8)
Courtyard Willoughby	Tenant-in-Common	2007	Closed(7)
Newark TownePlace Suites	Tenant-in-Common	2007	Closed
Courtyard Lyndhurst New Jersey	Tenant-in-Common	2007	Closed
Springhill Suites Bothell	Tenant-in-Common	2007	Closed
Fairfield Inn Meadowlands	Tenant-in-Common	2007	Closed(7)
Springhill Suites Des Moines	Tenant-in-Common	2008	Closed(7)
Fairfield Inn & Suites West Des Moines	Tenant-in-Common	2008	Closed(7)
Residence Inn Torrance	Tenant-in-Common	2008	Closed(7)
Residence Inn Perimeter	Tenant-in-Common	2008	Closed(9)
Residence Inn Midtown Atlanta	Tenant-in-Common	2008	Foreclosure(10)
Springhill Suites Houston Medical Center/Reliant Park	Tenant-in-Common	2008	Closed
TownePlace Suites Portland Scarborough	Tenant-in-Common	2008	Closed
Moody National HP Grapevine Trust	Delaware Statutory Trust	2008	Closed
Springhill Suites Pittsburgh	Tenant-in-Common	2008	Foreclosure(13)
Moody National Financial Fund I, LLC	Private Fund	2008	Closed
Moody I	Public Fund	2010	Closed(11)
Moody National Academy DST	Delaware Statutory Trust	2016	Operating
Moody DFW DST	Delaware Statutory Trust	2018	Operating
Moody Village One DST	Delaware Statutory Trust	2018	Operating

(1)	The tenant-in-common owners of the Westchase Technology Center property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Westchase Technology Center property in July 2010.

(2)	The lender of the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the Residence Inn Memphis.

(3)	We purchased the Springhill Suites Seattle property in May 2016.

(4)	The tenant-in-common owners of the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property in December 2010 and November 2010, respectively.

(5)	The tenant-in-common owners of the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes in July 2011.

(6)	The tenant-in-common owners of the TownePlace Suites Mount Laurel declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Mount Laurel in April 2012.

(7)	This tenant-in-common program, together with six other programs, has been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate.

(8)	The tenant-in-common owners of the Courtyard Columbus Airport entered into a deed in lieu of foreclosure agreement with the lender in May 2012.

(9)	On May 27, 2010, a joint venture in which Moody I indirectly owned a 75% membership interest and Brett C. Moody, our Chairman and Chief Executive Officer, indirectly owned a 25% membership interest, acquired fee simple title to the Residence Inn Perimeter property by purchasing the interests in the Residence Inn Perimeter property held by twenty-seven tenant-in-common owners. The Residence Inn property was subsequently sold to a third-party buyer on August 23, 2012.

(10)	The tenant-in-common owners of the Residence Inn Midtown Atlanta declined to infuse additional equity into the property and allowed the lender to foreclose on the property in August 2013.

(11)	As of September 27, 2017, Moody I’s portfolio was comprised of investments in twelve hotel properties and two notes receivable from related parties. Moody I was merged with us on September 27, 2017.

(12)	Our $11,200,000 mortgage note receivable is secured by the Residence Inn Houston Medical Center.

(13)	The tenant-in-common owners of the Springhill Suites Pittsburgh entered into a deed-in-lieu of foreclosure agreement with the lender in May 2018.

We may conduct this offering in conjunction with existing and future offerings by other public and private real estate entities that are part of Moody National Companies and Moody National Realty Company. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

Liquidity Track Record

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by our sponsor. Moody I was another non-publicly traded REIT sponsored by our sponsor. As disclosed herein, and as of the date of this prospectus, we have acquired Moody I in the mergers.

Summary Information

Capital Raising

The total amount of funds raised from investors in over 40 prior real estate programs as of December 31, 2018 was over $487 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of over $1 billion. In addition, one of these prior real estate programs originated a loan in the amount of $3.1 million. The total number of investors in these prior real estate programs, collectively, is over 1,500.

As of September 27, 2017, the date of the merger, Moody I had raised approximately $132 million, had invested approximately $109 million of such offering proceeds.

Investments

The prior privately offered real estate programs had acquired over 50 properties as of December 31, 2018. Moody I owned interests in twelve hotel properties located in five states as of September 27, 2017.

The table below gives further information about these properties:

Properties Purchased – Privately Offered Prior Real Estate Programs

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	10.8%
Plains States	4.1%
Southwest	35.2%
Southeast	18.7%
Northeast	31.2%

Properties Purchased – Moody I

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	7.0%
Southwest	53.7%
Southeast	16.1%
Northeast	23.2%

Moody I also owned two notes receivable from related parties.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the privately offered prior real estate programs, categorized by type of property, as of December 31, 2018, all of which were existing properties.

Existing
Office Buildings	15.4%
Residential	13.1
Hotels	71.5%
Total	100.0%

These properties were financed with a combination of debt and offering proceeds.

Dispositions

As of December 31, 2018, the prior privately offered real estate programs had sold the Orlando Radisson Inn, a hotel property located in Orlando, Florida, the Residence Inn Perimeter, a hotel property located in Atlanta, Georgia, the Nashville Courtyard Marriott, a hotel property located in Nashville, Tennessee, the Courtyard Columbus Downtown, a hotel property located in Columbus, Ohio, TownePlace Suites by Marriott, a hotel property located in Newark, California, Weatherford Plaza, an office property located in Houston, Texas, Hampton Inn & Suites by Hilton, a hotel property located in Frazer, Pennsylvania, Embassy Suites by Hilton, a hotel property located in Nashville, Tennessee, Residence Inn by Marriott, a hotel property located in Lebanon, New Hampshire, Hampton Inn & Suites by Hilton located in Grapevine, Texas, the TownPlace Suites by Marriott, a hotel property located in Fort Worth, Texas and the Springhill Suites by Marriott, a hotel property located in Seattle, Washington for aggregate sale prices, excluding closing costs, of approximately $5,600,000, $7,350,000, $31,000,000, $14,350,000, $24,500,000, $26,500,500, $11,000,000, $63,300,000, $19,300,000, $14,300,000, $10,500,000 and $74,100,000, respectively. In addition a seven hotel project consisting of four Fairfield Inn & Suites by Marriott, two TownePlace Suites by Marriott and a SpringHill Suites by Marriott located in Atlanta, Georgia sold for a combined aggregate sale price, excluding closing costs, of approximately $41,000,000. As of December 31, 2018, lenders had foreclosed on the properties, or received a deed in lieu of foreclosure on the properties, held by nine prior real estate programs.

On August 23, 2012, Moody I sold its 75% joint venture interest in a hotel property located in Atlanta, Georgia commonly known as the Residence Inn by Marriott Perimeter Center to a third party buyer for $9,150,000. On September 9, 2015, Moody I sold its interest in a 127-suite hotel property located in Newark, California, commonly known as the TownePlace Suites by Marriott Newark/Silicon Valley to an unaffiliated buyer for an aggregate sales price of approximately $24,500,000, excluding closing costs.

On June 3, 2011, and effective as of May 5, 2011, Moody I acquired a 74.5% joint venture interest in a mortgage note secured by a hotel property in Grapevine, Texas, or the Hyatt Place Note. As of June 3, 2011, the Hyatt Place Note had an outstanding principal balance of $12,759,199. On June 10, 2016, the Hyatt Place Note and all accrued interest thereon was paid in full.

Five Year Summary of Acquisitions

During the five year period ended December 31, 2018, the privately offered prior real estate programs acquired four properties: the headquarters building of Academy Sports and Outdoors located in Katy, Texas for a purchase price of $62,975,000; an apartment complex located in Arlington, Texas and an apartment complex located in Fort Worth, Texas for an aggregate purchase price of $63,390,000; and an apartment complex located in Houston, Texas for a purchase price of $111,215,000.

During the five year period ended December 31, 2018, Moody I acquired interests in twelve properties for aggregate purchase prices of approximately $238.4 million. The following table provides additional information about these acquisitions:

Property Name	Location	Purchase Price
Germantown Hotel (Hyatt Place)	Germantown, TN	$11,300,000
Charleston Hotel (Hyatt Place)	North Charleston, SC	11,800,000
Austin Hotel (Hampton Inn)	Austin, TX	15,350,000
Grapevine Hotel (Residence Inn)	Grapevine, TX	20,500,000
Silicon Valley Hotel (TownPlace Suites)	Newark, CA	10,000,000
Lyndhurst Hotel (Marriott Courtyard)(1)	Lyndhurst, NJ	33,322,000
Austin Arboretum Hotel (Hilton Garden Inn)	Austin, TX	29,250,000
Great Valley Hotel (Hampton Inn)	Frazer, PA	11,000,000
Nashville Hotel (Embassy Suites)	Nashville, TN	66,300,000
Homewood Suites Austin Hotel (Homewood Suites)	Austin, TX	14,250,000
Fort Worth Hotel (TownePlace Suites)(1)	Fort Worth, TX	7,301,887
Houston Hotel (Hampton Inn)	Houston, TX	8,000,000
Totals		$238,373,887

(1)	The Fort Worth Hotel, Lyndhurst Hotel, Great Valley Hotel, Nashville Hotel and Houston Hotel were private investment programs sponsored by Moody National Realty Company. Each hotel was acquired by Moody I from the prior tenants-in-common.

The total acquisition cost for the foregoing property acquisitions was approximately $238.4 million, during the five years ended December 31, 2018.

As of June 30, 2017, Moody I had total outstanding indebtedness of $168,837,319. As of June 30, 2017, its leverage ratio, or the ratio of its total debt to total purchase price plus cash and cash equivalents, was approximately 70%, and its debt-to-net asset ratio, defined as the total debt as a percentage of its total assets (other than intangibles) less total liabilities, was approximately 203%.

Adverse Business Developments

The real estate market downturn of several years ago adversely impacted certain prior real estate programs of our sponsor’s affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. sought approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, and may seek further amendments in the future depending upon the then-current economic conditions. Tenants in common under two prior tenant-in-common programs sponsored by Moody National Realty obtained judgments against a special purpose entity wholly-owned by Moody National Management, L.P. for the payment of unpaid rent under a master lease agreement. Additionally, several Moody-controlled entities are engaged in a lawsuit with tenant-in-common owners from another program. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

Moody National Management, L.P. has engaged in negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. With respect to some of these loans, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure and legal proceedings and loan modifications, and the borrowers are actively working toward loan modifications. However, there is no assurance that final loan modifications will be achieved.

With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property. These affiliates received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated. With respect to one of these properties, the 28 tenant-in-common owners of the Residence Inn Atlanta Midtown, which originally acquired the project with a $7.475 million equity investment, recently allowed the lender to foreclose on the hotel which secured the loan.

An affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs collectively had initiated legal proceedings against a lender. Seven of these tenant-in-common programs were restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate, and the legal proceedings have been dismissed with respect to such programs. These programs have been subsequently sold. The lender and borrowers in one of the tenant-in-common programs entered into a settlement and reinstatement of the loan, and the legal proceedings have been dismissed with respect to such program. Due to local market conditions, Moody National Management, L.P. commenced loan modification negotiations with the lender for this program and the parties ultimately entered into a deed-in-lieu of foreclosure.

The 19 tenant-in-common owners of the Westchase Technology Center property, who originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secured the loan. The 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) who originally acquired the project with a $10.2 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 14 tenant-in-common owners of a two-hotel project (consisting of the TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes) who originally acquired the project with a $5.9 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 16 tenant-in-common owners of the TownePlace Suites Mount Laurel, who originally acquired the property with a $5.6 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the hotel which secured the loan. Additionally, the 35 tenant-in-common owners of the Courtyard Columbus Airport, who originally acquired the property with an $11.1 million equity investment, entered into a deed in lieu of foreclosure agreement with the lender. Further, the lender for the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the property and a loss of the original $6.93 million equity investment for the 17 tenant-in-common owners. In addition, the 31 tenant-in-common owners of the Northbelt II Office Building, who originally acquired the property with a $9.3 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure. Further, the 21 tenant-in-common owners of the Newtown Hampton Inn & Suites, who originally acquired the property with a $6.725 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure. Further, the 28 tenant-in-common owners of the SpringHill Suites Bothell, who originally acquired the property with a $6.08 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on July 29, 2014 to own real property, real estate securities and debt-related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties for limited partnership interests. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be assets and income. We are the sole general partner of our operating partnership.

Our operating partnership’s limited partner, wholly owned by us, has contributed $1,000 to our operating partnership in exchange for limited partnership interests and our operating partnership’s special limited partnership interest holder has invested $1,000 in exchange for special limited partnership interests. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of the amended and restated limited partnership agreement of our operating partnership, or the operating partnership agreement. For more detail, you should refer to the operating partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

In the partnership merger, Moody I OP merged with and into our operating partnership, with our operating partnership continuing as the surviving partnership. In connection with the partnership merger, the agreement of limited partnership of our operating partnership was amended and restated and became the limited partnership agreement of the surviving partnership. As amended, the agreement of limited partnership of our operating partnership provides that distributions to the special limited partner, as defined therein, may only be paid after former limited partners of Moody I OP have received a cumulative annual return of 8.0%, which is equal to the same return to which such holders were entitled before distributions to the special limited partner of Moody I OP could have been paid under the limited partnership agreement of Moody I OP. Distributions to the special limited partner of our operating partnership may be paid once the current and future limited partnership interest holders of Moody II OP (other than the former limited partners of Moody I OP) have received a cumulative annual return of 6.0%, which is equal to the same return to which such holders were entitled before distributions to the special limited partner could be paid under the previous agreement of limited partnership of our operating partnership. The rest of the terms of the agreement of limited partnership of our operating partnership agreement remain materially unchanged. As of April 4, 2019, 316,037 units of limited partnership in our operating partnership were held by third parties not related to us.

Capital Contributions

As we accept subscriptions for shares of any class of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with our issuance of preferred stock or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Class A Units, Class I, Class T Units and Class D Units

Partnership interests in our operating partnership, other than the special limited partner interest, are currently divided into four classes of units: (a) Class A units; (b) Class I units; (c) Class T units and (d) Class D Units (provided that there are no Class D units outstanding, and because we are not offering shares of Class D stock in this offering, we do not expect there to ever be any Class D units outstanding). In general, the Class A units, Class I units and Class T units are intended to correspond on a one-for-one basis with our Class A shares, Class I shares and Class T shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to our operating partnership and receive operating partnership units that correspond to the classes of our shares sold.

In general, each Class A unit, Class I unit and Class T unit will share in distributions from our operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by our operating partnership.

For each Class A unit, Class I unit and Class T unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of operating partnership units will not be obligated to make additional capital contributions to our operating partnership. Further, these holders will not have the right to make additional capital contributions to our operating partnership or to purchase additional operating partnership units without our consent as general partner.

For holders other than us or the special limited partner, after owning an operating partnership unit for one year operating partnership unit holders generally may, subject to certain restrictions, exchange operating partnership units for a corresponding number of shares of our common stock. See “—Redemption Rights of Limited Partnership Interests.”

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special limited partnership interests and except upon liquidation of our operating partnership, our operating partnership will make quarterly or more frequent distributions of cash to the partners of our operating partnership in accordance with their relative percentage interests in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special limited partnership interests, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

The special limited partnership interest holder will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% (or 8.0% in the case of former limited partners of Moody I OP) cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special limited partnership interests.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership pays all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses include, but are not limited to:

●	expenses relating to the formation and continuity of our existence;

●	expenses relating to our public offering and registration of securities;

●	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

●	expenses associated with compliance by us with applicable laws, rules and regulations; and

●	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights of Limited Partnership Interests

The limited partners of the operating partnership generally have the right to cause the operating partnership to redeem all or a portion of their limited partnership interests for, in our sole discretion, cash, shares of our common stock, or a combination of both. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

The operating partnership agreement further provides that, subject to the foregoing, limited partners may exercise their redemption rights only with respect to limited partnership interests that they have held for at least one year. A limited partner may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for fewer than 1,000 limited partnership interests, unless such limited partner holds fewer than 1,000 limited partnership interests, in which case, if such limited partner chooses to exercise its redemption right, it must exercise its redemption right for all of its limited partnership units.

With certain exceptions, limited partners may not transfer their limited partnership interests, in whole or in part, without our written consent as general partner of the operating partnership.

In addition to the foregoing, the special limited partnership interests will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement; or (2) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (1) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30-day period beginning 120 days after such listing event; or (2) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the estimated value of our assets as determined by an independent valuation. According to the terms of the operating partnership agreement, internalization of our advisor would result in the redemption of the special limited partnership interests because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special limited partnership interest holder might agree to amend or waive the redemption feature. Payment to the special limited partnership interest holder upon a triggering event may be paid, at such holder’s discretion, in the form of: (1) shares of our common stock; or (2) a non-interest bearing promissory note. In connection with the exercise of these redemption rights, the special limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such special limited partner owning shares in excess of the ownership limits in our charter.

Restrictions on Transferability of Operating Partnership Interests, General Partner Withdrawal and Business Combinations

We generally may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, except with the consent of limited partners holding more than 50% of the ownership percentage interests of the limited partners or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). With certain exceptions, the holders of limited partnership interests may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of April 4, 2019, for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. On June 12, 2017, all outstanding shares of our common stock were renamed as Class A shares. All shares shown in the ownership table below are Class A shares. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of All Shares
Officers and Directors
Brett C. Moody(3)	10,319	0.1%
William H. Armstrong	17,969	0.2%
Robert W. Engel	—	—
Charles L. Horn	15,575	0.1%
Clifford P. McDaniel	14,442	0.1%
John P. Thompson	8,072	0.1%
All Directors and Executive Officers as a group (6 persons)(3)	66,377	0.6%

(1)	The address of each of Messrs. Moody, Armstrong, Engel, Horn, McDaniel and Thompson is c/o Moody National REIT II, Inc., 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

(2)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(3)	Includes 10,319 shares owned by our sponsor, which is indirectly owned and controlled by Mr. Moody.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, $ 0.01 par value per share. On June 12, 2017, we renamed our outstanding shares of common stock as Class A common stock and reclassified our authorized and unissued Class A shares into three new share classes: Class D, Class I, and Class T common stock. Of the 1,100,000,000 shares of capital stock authorized, 250,000,000 shares are classified as Class A common stock, 250,000,000 shares are classified as Class D common stock, 250,000,000 shares are classified as Class I common stock, 250,000,000 shares are classified as Class T common stock and 100,000,000 shares of capital stock are classified as preferred stock. We have no Class D stockholders, and while Class D shares of common stock are still authorized, we are not currently offering or selling Class D shares in any offering. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

Except for certain charter amendments that would alter only the contract rights of a particular class of common stock, in which case the holders of shares of that class have exclusive voting rights on the amendment and no holders of any other class or series of shares will be entitled to vote thereon, the holders of each class of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Fees on Shares of our Common Stock

Each Class A share issued in the primary offering will be subject to an upfront selling commission of up to 6.0% of the purchase price per share and an upfront dealer manager fee of up to 2.5% of the purchase price per share. There will be no stockholder servicing fees charged with respect to the Class A shares.

Each Class I share issued in the primary offering will be subject to an up-front dealer manager fee of up to 1.0% of the purchase price per share. All of such dealer manager fee will be waived for shares purchased through non-affiliated registered investment advisors. There will be no selling commissions or stockholder servicing fees charged with respect to the Class I shares.

Each Class T share issued in the primary offering will be subject to an upfront selling commission of up to 3.0% of the purchase price per share and an upfront dealer manager fee of up to 2.5% of the purchase price per share.

In addition, each outstanding Class T share sold in our primary offering will be subject to an annual stockholder servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the NAV per Class T share sold in the primary offering.

The stockholder servicing fee paid on the Class T Shares will terminate on the earlier of: (i) a listing of the Class A shares on a national securities exchange; (ii) our merger or consolidation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of our company or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash and/or shares listed on a national securities exchange; (iii) the end of the month in which our dealer manager determines that total underwriting compensation paid in the primary offering is equal to 10.0% of the gross proceeds of the primary offering from the sale of Class A shares, Class I shares and Class T shares; and (iv) with respect to Class T shares held in a particular stockholder account, the end of the month in which total underwriting compensation from whatever source (including dealer manager fees, selling commissions and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account) would be in excess of 8.5% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the participating broker dealer in effect at the time Class T shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of gross proceeds) for approximately three years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees.

Upon the termination of the payment of trailing stockholder servicing fees as described in the preceding paragraph, the applicable Class T shares will convert into Class A shares. The number of Class A shares into which a Class T share will convert will be based upon a conversion ratio equal to the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class A shares on the date of conversion. We cannot predict if or when any of these events will occur.

The Class I shares will convert into Class A shares upon (i) a listing of the Class A shares on a national securities exchange; or (ii) our merger or consolidation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of our company or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash and/or shares listed on a national securities exchange. The number of Class A shares into which a Class I share will convert will be based upon a conversion ratio equal to the NAV per share of the Class I shares on the date of conversion divided by the NAV per share of the Class A shares on the date of conversion.

Our advisor will pay all selling commissions, dealer manager fees and stockholder servicing fees with respect to our Class A shares, Class I shares and Class T shares and may pay other fees paid on behalf of clients of nonaffiliated registered investment advisors with respect to our Class I shares. Our advisor intends to recoup such amounts through the receipt of the Contingent Advisor Payment portion of the acquisition fee. Our advisor is entitled to an acquisition fee of up to 3.85% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). The up to 3.85% acquisition fee consists of (i) a 1.5% base acquisition fee and (ii) up to an additional 2.35% contingent acquisition fee, which we refer to as the “Contingent Advisor Payment.” The 1.5% base acquisition fee will always be payable upon our acquisition of an investment, unless the receipt thereof is waived by our advisor. The amount of the Contingent Advisor Payment to be paid in connection with the closing of an acquisition will be reviewed on an acquisition-by-acquisition basis and such payment shall not exceed the then-outstanding amounts paid by the Advisor for dealer manager fees, sales commissions, stockholder servicing fees or other fees paid on behalf of clients of nonaffiliated registered investment advisors at the time of such closing. For purposes of determining the amount of Contingent Advisor Payment payable, the amounts paid by the Advisor for dealer manager fees, sales commissions or stockholder servicing fees and considered “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion. See “Management Compensation.”

We will not pay selling commissions, dealer manager fees or stockholder servicing fees on shares sold pursuant to our distribution reinvestment plan.

Our board of directors also previously classified Class D shares of common stock, which were offered in our initial public offering. We have no Class D stockholders, and while Class D shares are still authorized, we are not currently offering or selling Class D shares in any offering.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed to the holders of Class A, Class I and Class T shares ratably in proportion to the respective NAV for each class after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. To calculate the NAV for each class, we will first determine our NAV and then apply any class-specific fees in order to determine the respective NAV for each respective class of shares.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms or conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer, or the president and will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger, consolidation or conversion or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors, including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In connection with the mailing of a stockholder list to a requesting stockholder, the copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). We may impose a reasonable charge for expenses incurred in reproduction pursuant to a stockholder request. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our TRS-lessees, the aggregate of the rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Class A, Class I or Class T shares of common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

Our board of directors first authorized a distribution in July 2015, and we paid our first distribution in August 2015. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors intends to authorize a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription for shares of our common stock.

Distributions will be made on all classes of our common stock at the same time. As of January 16, 2018, our advisor assumed the obligation to pay all ongoing stockholder servicing fees with respect to our Class T shares. Accordingly, going forward, we anticipate that holders of our Class A shares, Class I shares and Class T shares will receive the same amount of distributions per share regardless of share class. Prior to January 16, 2018, holders of our Class T shares received lower per share distributions because of the ongoing stockholder servicing fees associated with such share classes, which were paid by us and deducted from the distribution amounts payable to our stockholders on such shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors and declared by us, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

Distributions in kind shall not be permitted, except for (1) distributions of readily marketable securities, (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or (3) distributions for which our board of directors advises each stockholder of the risks associated with direct ownership of the property, our board of directors offers each stockholder the election of receiving such in-kind distributions and in-kind distributions are made only to those stockholders that accept such offer. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of our common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Our long-term policy will be to pay distributions from cash flow from operations. However, because this is a blind pool offering, distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets have been, and will continue to be, funded primarily from offering proceeds. Our organizational documents permit us to pay distributions from any source, including loans, our advisor’s deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan you may elect to have the cash distributions you receive reinvested in shares of our common stock at a price of $23.32 per share, which is equal to the estimated NAV per share of each class of our common stock as of December 31, 2018. Going forward, we will offer shares to our stockholders pursuant to our distribution reinvestment plan at the most recently determined estimated NAV per share for such class of common stock.

A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate, amend or suspend the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Program

Our share repurchase program may provide an opportunity for our stockholders to have shares of our common stock repurchased, subject to certain restrictions and limitations, at a price equal to or at a discount from the current offering price per share for the particular class of shares being repurchased. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period will not apply to repurchases requested within two years after the death or qualifying disability of a stockholder. Other than with respect to shares being repurchased in connection with a stockholder’s death or qualifying disability (as described below), we will repurchase shares under our share repurchase program for the lesser of the price paid for the shares by the stockholders whose shares are being repurchased or 95% of the then-current estimated NAV per share for the applicable share class, as determined by our board of directors.

Repurchase requests made within two years of death or “qualifying disability” of a stockholder will be repurchased at a price equal to the purchase price paid by such deceased or disabled stockholder for such shares or, in the case of repurchases following the conclusion of our public offering, at a price based upon our current estimated NAV per share and other factors that our board of directors deems relevant. Our board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, our board of directors will consider a stockholder to have a qualifying disability if the stockholder is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employees. We must receive written notice within 180 days after such stockholder’s qualifying disability.

We are not obligated to repurchase shares of our common stock under the share repurchase program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share repurchase request made by any stockholder at any time.

To the extent we determine to accept share repurchase requests from our stockholders, repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter. We refer to the last day of the applicable quarter as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unrepurchased shares, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

To the extent our board of directors determines to accept share repurchase requests from our stockholders, we presently intend to limit the number of shares to be repurchased during any calendar year to the lesser of (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be repurchased with the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors. Shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased; however, the volume limitation will not apply to repurchases upon the death of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: first, pro rata as to repurchases upon the death or disability of a stockholder; next pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other repurchase requests.

In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share repurchase program, we will provide stockholders with no less than 10 days’ prior written notice, which notice may be provided (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed or furnished with the SEC, or (b) in a separate mailing to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are internal, rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, or by hiring our advisor’s personnel, our board of directors will form a special committee comprised entirely of our independent directors to consider and evaluate any such transaction. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent for a one-year period following the termination of the advisory agreement.

We do not intend to pay any compensation or other remuneration to our advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our advisor or our sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our advisor or our sponsor for such services and reimburse our sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

●	a classified board of directors;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships; provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with any proposed “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity as defined below that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

●	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

●	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

●	that would result in common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

●	that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of such roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor;

●	in which our common stockholders’ rights to access the records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or

●	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

●	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

●	the ratio of the costs of raising capital during the year to the capital raised;

●	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

●	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

●	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

●	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements, when applicable, and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, and annual and quarterly reports.

You may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

Changes to Offering Price

Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or to our stockholders pursuant to our distribution reinvestment plan based upon changes in our estimated NAV per share and other factors that our board of directors deems relevant. In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. The factors considered by our board of directors in determining to revise the offering price may include, in addition to changes in the value of the assets held in our portfolio, changes to our estimated NAV per share, our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospective investments made by our advisor and the expected execution of our investment and operating strategies. In connection with revising the offering price, we will disclose the various factors considered by our board of directors in making such determination and the general trends or circumstances relating to the factors considered by our board of directors in making their determination.

Exclusive Jurisdiction for Certain Claims

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations associated with an investment in our common stock that may be relevant to a potential stockholder. The statements made in this section of the prospectus are based upon the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations and administrative and judicial interpretations thereof.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

●	a broker-dealer or a dealer in securities or currencies;

●	an S corporation;

●	a partnership or other pass-through entity;

●	a bank, thrift or other financial institution;

●	a regulated investment company or a REIT;

●	an insurance company;

●	a tax-exempt organization, except to the extent discussed under the headings “—Tax-Exempt Stockholders;”

●	subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	holding our common stock through a partnership or other pass-through entity;

●	a non-U.S. corporation or an individual who is not a resident or citizen of the United States, except to the extent discussed under the headings “—Certain Tax Considerations for Non-U.S. Stockholders;”

●	a U.S. person whose “functional currency” is not the U.S. dollar; or

●	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The IRS has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of Moody National REIT II, Inc.

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2016. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, we received an opinion from Alston & Bird LLP that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which has not been, and will not be, reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

●	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

●	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property that would not otherwise be treated as qualifying income for purposes of the 75% gross income test will be subject to corporate income tax at the highest applicable rate.

●	If we fail to satisfy either the 75% or 95% gross income tests described below but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

●	If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) but nevertheless maintain our qualification as a REIT because other requirements are met, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

●	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate tax is paid by us.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard.

●	We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

●	If we acquire an appreciated asset from a C corporation (a corporation generally subject to corporate tax) in a transaction in which we acquire a basis in such asset that is determined by reference to the C corporation’s basis in such asset and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

●	Income earned by any of our domestic TRSs will be subject to tax at regular corporate income tax rates.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(i)	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii)	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs;

(iii)	be managed by one or more trustees or directors;

(iv)	have our beneficial ownership evidenced by transferable shares or by transferable certificates of beneficial interest;

(v)	not be a financial institution or an insurance company subject to special provisions of the Internal Revenue Code;

(vi)	use the calendar year as our taxable year for federal income tax purposes;

(vii)	have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(viii)	not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code; and

(ix)	meet other tests described below regarding the nature of our income and assets, our distributions, and certain other matters.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. Items (vii) and (viii) above did not apply until after our taxable year ended December 31, 2016. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence would not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above. Our taxable year is the calendar year, which satisfies item (vi) above.

Operational Requirements—Generally

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT (directly or through one or more entities that are disregarded for federal income tax purposes).

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and gross income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

A REIT generally may jointly elect with a partially or wholly owned subsidiary corporation to treat the subsidiary corporation as a TRS. A TRS cannot directly or indirectly operate or manage a lodging facility or a health care facility or directly or indirectly provide to any other person rights to any brand name under which any lodging facility or health care facility is operated. If one of our TRSs owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our TRS. A TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to federal, state, local income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a TRS in determining our compliance with the REIT gross income and asset tests, we may use TRSs to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRS. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us.

We have filed a TRS election with our subsidiary, whose wholly owned subsidiaries are lessees of our hotel properties.

We may form additional TRSs in the future.

Operational Requirements—Gross Income Tests

We must satisfy annually two gross income requirements.

●	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Qualifying gross income includes “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities) and gains from non-dealer sales of real estate assets. This test is the 75% gross income test.

●	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the sources described above and from dividends, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This test is the 95% gross income test.

Rents from Real Property

The rents we receive, or are deemed to receive, will qualify as “rents from real property” for purposes of satisfying the 75% and 95% gross income tests only if all of the following conditions are met:

●	The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or sales.

●	In general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “eligible independent contractor,” which is an “independent contractor” who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS at the time the TRS enters into a management agreement with such “eligible independent contractor.”

●	If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

●	We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a TRS, provided that such services do not consist of managing or operating lodging facilities. A REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom that is not attributable to the impermissible tenant services will qualify as “rents from real property” if the income attributable to the impermissible tenant services does not exceed one percent of all amounts received or accrued with respect to that property.

Revenues from operating hotels are not qualifying income for purposes of the 75% or 95% gross income tests. We must lease our hotel properties to generate rents that may be qualifying income for purposes of either the 75% or the 95% gross income test. Our TRS lessee may lease (directly or through subsidiaries) any hotel properties from the operating partnership (or its affiliates), provided that the hotel property is a “qualified lodging facility” and is managed by an “eligible independent contractor.” We also may lease a hotel property to an unrelated lessee.

In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, relevant factors may include the following:

●	the intent of the parties;

●	the form of the agreement;

●	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

●	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property for federal income tax purposes if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We believe that we have structured our leases so that they qualify as true leases for federal income tax purposes. In particular, we attempt to structure our leases so that:

●	the lessor and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement

●	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

●	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

●	the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

●	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

●	in the event of damage or destruction to a hotel, the lessee is at economic risk because it bears the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to the abatement of rent during the period of repair and restoration to the extent the hotel is not tenantable;

●	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee’s use, management, maintenance or repair of the hotels;

●	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

●	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

●	each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

●	upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief.

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

●	are fixed at the time the percentage leases are entered into;

●	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

●	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We currently intend to lease all of our hotels to TRS lessees. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS.

However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”) at the time the TRS enters into a management agreement with such “eligible independent contractor.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We believe that our hotels constitute qualified lodging facilities and that the hotel managers that our TRS lessees have engaged qualify as “eligible independent contractors.”

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. We intend to monitor the relative value of personal property used with respect to our hotels, with the intention that either the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT qualification.

Fourth, we generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and other services to our tenants without tainting our rental income from such properties, although any such services cannot consist of operating or managing hotels. We need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of other services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

Other Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the interest is paid on an obligation that is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the fair market value of the personal property exceeds 15% of the total value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates generally will qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may, from time to time, enter into hedging transactions. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks will not be treated as gross income for purposes of either the 75% or the 95% gross income test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”); (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% gross income test (or assets that generate such income); or (3) hedges existing hedging positions after a portion of the hedged indebtedness or property is disposed of. Income with respect to other hedges will be non-qualifying income for purposes of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prior to the making of investments in real estate assets, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

We may establish TRSs to hold assets generating non-qualifying income. Dividends we receive from our TRSs will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, unless the REIT qualifies for a safe harbor exception. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

We generally will attempt to comply with the terms of a statutory safe harbor that exempts qualifying sales from the prohibited transaction tax. We cannot assure you, however, that we can comply with the safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is sold by a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate income tax rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure To Satisfy the Gross Income Tests

Notwithstanding our failure to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

●	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

●	we attach a schedule of our income sources to our federal income tax return; and

●	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. Even if we qualified for such relief we would be required to pay a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

Operational Requirements—Asset Tests

At the close of each quarter of each taxable year, we also must satisfy multiple tests relating to the nature and diversification of our assets.

●	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, personal property that generates rents from real property, certain kinds of mortgage-backed securities and mortgage loans, stock of other REITs, debt instruments issued by publicly offered REITs, and property attributable to the temporary investment of new capital as described above.

●	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

●	Third, for securities not in the 75% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. For these purposes, the term “securities” does not include the equity or debt securities of a qualified REIT subsidiary or TRS of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

●	Fourth, no more than 20% (for any taxable year beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

●	Fifth, not more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”

For purposes of the 10% value test, the term “securities” does not include “straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

As described above, we may selectively invest from time to time in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and personal property, the value of such personal property exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. A debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and there will be no apportionment if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Any interests that we hold in real estate mortgage investment conduits, or REMICs, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and gross income tests.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of the 75% gross income test, depending upon the circumstances and the specific structure of the investment.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests.

Failure to Satisfy the Asset Tests

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate income tax rate and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Operational Requirements—Annual Distribution Requirement

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount at least equal to:

(a) the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and excluding our net capital gains), and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid in January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax.

We intend to make timely distributions sufficient to qualify for taxations as a REIT and to avoid income and excise taxes on undistributed income; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income dividends, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service.

We may elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

●	we would be required to pay federal income tax on these gains;

●	stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

●	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long term capital gains and the tax deemed paid with respect to such shares of common stock.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating partnership, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries, particularly our TRS, is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income test or asset test violation), specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. We will not be able to deduct dividends distributed to our stockholders in any year in which we fail to qualify as a REIT. We also will be ineligible to re-elect to be taxed as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

In addition to regular federal income tax on taxable income, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% Medicare tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends,” discussed below, does not apply in computing net investment income.

Distributions Generally

Distributions to U.S. stockholders will constitute dividends up to the amount of our current or accumulated earnings and profits and generally will be taxable to the stockholders as ordinary income unless designated as capital gain dividends or qualified dividend income. These distributions are not eligible for the dividends-received deduction generally available to corporations. In addition, with limited exceptions, these dividends are not eligible for taxation at the preferential income tax rates for qualified dividend income received by individuals. We may designate as qualified dividend income dividends that are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) dividends received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends (“qualified REIT dividends”) are treated as ordinary income. Under the Tax Cuts and Jobs Act, non-corporate taxpayers are entitled to a deduction of up to 20% of their qualified REIT dividends. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. shareholder’s aggregate qualified dividend income, but may be less than 20% of the amount of qualified REIT dividends if the U.S. shareholder has losses from publicly traded partnerships or the U.S. shareholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. shareholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Internal Revenue Code, impose a minimum holding period for the 20% deduction. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. shareholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock.

Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both distributed by us and received by the stockholder on December 31 of the year, provided that we actually distribute the dividend during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate stockholders. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for non-corporate taxpayers, to the extent of previously claimed depreciation deductions.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be long-term capital gains if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates if such shares of common stock are held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Repurchases of Our Common Stock

A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, generally must be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitations

Dividends that we distribute and gain arising from the sale, repurchase or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends that we distribute, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

●	fails to furnish its taxpayer identification number (social security number in the case of an individual);

●	furnishes an incorrect taxpayer identification number;

●	is notified by the Internal Revenue Service that the stockholder has failed to properly report payments of interest or distributions and is subject to backup withholding; or

●	under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock held by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or repurchase of shares of covered stock, the broker must report certain information to the stockholder and the Internal Revenue Service, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or repurchase is long-term or short-term. Shares of covered stock will be transferred or repurchased on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or repurchased in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the Internal Revenue Service (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the Internal Revenue Service.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. Dividends from us and gains with respect to our stock should not be UBTI unless a tax-exempt stockholder holds our common stock in an unrelated trade or business or has incurred debt in connection with the purchase of our shares.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, qualified pension trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI if we become a “pension-held REIT.” We believe that our stock ownership limitations should prevent us from becoming a pension-held REIT, but we can give no assurances that we will not be a pension-held REIT.

Certain Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals and foreign corporations, estates and trusts that are not U.S. stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits that are not attributable to our gains from sales of “United States real property interests”, or USRPIs, or designated as capital gain dividends and that are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable tax treaty. In cases where the distribution income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

If we cannot determine at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. However, a Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the Non-U.S. stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (subject to a special alternative minimum tax rule for nonresident aliens), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the Non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Capital gain dividends with respect to our dispositions of USRPIs generally will be treated as income that is effectively connected with a U.S. trade or business, reportable on a U.S. tax return by the Non-U.S. stockholder and taxed at regular U.S. income tax rates (and a 30% profits tax in the case of a corporate Non-U.S. stockholder) without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 21% withholding tax. A capital gain dividend would be treated the same as an ordinary dividend from us if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. stockholder does not own more than 10% of that class of stock at any time during the taxable year in which the capital gain distribution is received. We do not anticipate our common stock satisfying the “regularly traded” requirement. Capital gain dividends with respect to sales of assets other than USRPIs generally are not subject to U.S. income tax to Non-U.S. stockholders.

Dispositions of Our Common Stock

A Non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled REIT. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. We have been a “United States real property holding corporation,” and no assurance can be provided that we will not be a “United States real property holding corporation” in future periods. In addition, we believe that we are and have been a domestically controlled REIT, but we cannot assure you that we could substantiate that we are and have been a domestically controlled REIT or that we will be a domestically controlled REIT in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled REIT, a Non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a purchaser would be required to withhold 15% of a Non-U.S. stockholder’s amount realized, and a Non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a Non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the Non-U.S. stockholder’s U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. stockholder will incur a 30% tax on his capital gains.

Qualified Shareholders

Generally, “a qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds

A “qualified foreign pension fund” (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

FATCA Withholding

Withholding at a rate of 30% is required on dividends paid in respect of shares of our common stock to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, recently proposed Treasury Regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (defined by reference to the REIT rules) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but not taxed as a corporation because of the qualifying income exception, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common limited partnership interest holder’s “entire interest” in our operating partnership.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Partnership Audits. For partnership tax returns for taxable years beginning after December 31, 2017, new rules apply for U.S. federal income tax audits of partnerships (including limited liability companies treated as partnerships for U.S. federal income tax purposes). Such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our Operating Partnership or any of its subsidiary partnerships are able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of these rules on us are uncertain.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Non-U.S. Taxes

We and/or you may be subject to taxation by various states, localities and non-U.S. jurisdictions, including those in which we or a holder of our common stock transacts business, owns property or resides. The state, local and non-U.S. tax treatment may differ from the federal income tax treatment described above. You are urged to consult your own tax advisors regarding the effect of state, local and non-U.S. tax laws upon an investment in our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, the term “taxable entity” does not include a REIT and its qualified REIT subsidiary entities provided that: (A) the REIT holds interests in limited partnerships or other entities that are taxable entities and directly hold real estate; and (B) the REIT does not directly hold real estate, other than real estate it occupies for business purposes. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (collectively, “Similar Laws”) and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan” or “Benefit Plan Investor”).

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Certain exemptions are available from the prohibited transaction rules. However, there can be no assurance that an exemption will apply in any particular situation.

Plan Assets Issues

An additional issue concerns the extent to which our assets could include “plan assets,” as defined in 29 C.F.R. § 2510.3-101. ERISA and the United States Department of Labor’s Plan Asset Regulation, as modified by Section 3(42) of ERISA, or the Plan Assets Regulation, concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code.

Under the Plan Assets Regulation, generally when a Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA, or the 25% Test, or that the entity is an “operating company” as defined in the Plan Assets Regulation. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) ”freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

It is anticipated that (i) our shares of common stock qualify, and will continue to, qualify for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC during any subsequent valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Internal Revenue Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser or transferee made its own discretionary decision to invest in our common stock and the holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation under any applicable Similar Laws.

In addition to the foregoing by acceptance of any class of our shares of our common stock, each Benefit Plan Investor will be deemed to have acknowledged and represented (which acknowledgment and representation shall be deemed repeated and reaffirmed on each day the Plan holds any shares of our common stock) as follows:

(1)	Neither we, our advisor, the dealer manager, our sponsor or any of our or their respective affiliates (collectively, the “Moody Entities”) has been relied upon for any advice with respect to the Plan’s decision to purchase or hold any shares of our common stock and none of the Moody Entities shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, vote or provide any consent with respect to any such shares;

(2)	The Plan is aware of and acknowledges that (a) none of the Moody Entities is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the shares of common stock, (b) the Moody Entities have a financial interest in the Plan’s investment in the shares of common stock on account of the fees and other compensation they expect to receive from us and their other relationships with us, as disclosed in this prospectus and (c) any such fees and any distributions received by the Moody Entities do not constitute fees rendered, directly or indirectly, for the provision of investment advice to the Plan; and

(3)	The Plan’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

(a)	is independent of the Moody Entities;

(b)	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus;

(c)	is a fiduciary (under ERISA and/or Section 4975 of the Internal Revenue Code) with respect to the Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the Plan’s investment in us and any related transactions; and

(d)	is either: (A) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (3) above.

The sale of shares of our common stock to an Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain implications of an investment in our common stock and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law of an investment in any class of our shares.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the Moody Entities about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

PLAN OF DISTRIBUTION

General

We are offering $895,000,000 in shares of our common stock to the public in our primary offering and $95,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. We are offering to the public three classes of shares of our common stock: Class A shares, Class I shares and Class T shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees and different stockholder servicing fees, all of which will be paid by our advisor. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan.

Class A and Class T shares are available through brokerage and transaction-based accounts. Class I shares are generally available for purchase in this offering only (1) through wrap accounts that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

We may continue to offer shares of our common stock in this offering until July 19, 2021 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in an additional follow-on public offering, we could continue this offering until as late as January 15, 2022. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

The offering prices for our shares may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because of the fees and costs associated with this offering. Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or to our stockholders pursuant to our distribution reinvestment plan based upon changes in our estimated NAV per share and other factors that our board of directors deems relevant.

We are offering the shares of our common stock to the public on a “best efforts” basis, which means that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

We have entered into a dealer manager agreement with our dealer manager, pursuant to which to our dealer manager has agreed to (1) advise us regarding this offering, (2) manage our relationships with third-party broker-dealers engaged by our dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and investment advisors and (3) provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. Our dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscriptions procedures.

Summary

The following table shows the selling commissions payable by our advisor at the time you subscribe for Class A, Class I or Class T shares.

Maximum Up-front Selling Commission as a %
Class A shares	6%
Class I shares	None
Class T shares	3%

The following table shows the upfront dealer manager fees and trailing stockholder servicing fees payable by our advisor to our dealer manager with respect to the Class A, Class I and Class T shares.

	Class A	Class I	Class T
Dealer Manager Fee	2.5% (upfront)	1.0% (upfront)	2.5% (upfront)
Stockholder Servicing Fee(1)	None	None	1.0% (trailing)

(1)	For our Class T shares, the stockholder servicing fee accrues daily in an amount equal to 1/365th of 1% of our NAV for Class T shares for such day on a continuous basis from year to year, subject to applicable caps and limitations under applicable FINRA rules.

Selling Commissions

Class A Shares. Subject to the discounts or waivers described below, our advisor will pay our dealer manager selling commissions of up to 6% of the sales price of each Class A share sold in the primary offering, which selling commissions may be reallowed to participating broker-dealers. Our advisor intends to recoup the selling commissions it funds through the receipt of the Contingent Advisor Payment. As described below, selling commissions may be reduced or waived in connection with certain discounts, other fee arrangements, for sales to certain categories of purchasers or at the request of certain participating broker-dealers. However, the net offering proceeds per share that we receive will not be affected by any reduction or waiver of selling commissions because our advisor will pay 100% of these selling commissions. Selling commissions will not be paid on any Class A shares issued pursuant to our distribution reinvestment plan or granted under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Class I Shares. Selling commissions will not be paid on Class I shares.

Class T Shares. Subject to the discounts or waivers described below, our advisor will pay our dealer manager selling commissions of up to 3% of the sales price of each Class T shares sold in the primary offering, which selling commissions may be reallowed to participating broker-dealers. Our advisor intends to recoup the selling commissions it funds through the receipt of the Contingent Advisor Payment. As described below, selling commissions may be reduced or waived in connection with certain discounts, other fee arrangements, for sales to certain categories of purchasers or at the request of certain participating broker-dealers. However, the net offering proceeds per share that we receive will not be affected by any reduction or waiver of selling commissions because our advisor will pay 100% of these selling commissions. Selling commissions will not be paid on any Class T shares issued pursuant to our distribution reinvestment plan.

Dealer Manager Fees

Class A Shares. Subject to the discounts or waivers described below, our advisor will pay our dealer manager fees of up to 2.5% of the sales price of each Class A share sold in the primary offering, which dealer manager fee may be reallowed to participating broker-dealers. Our advisor intends to recoup the dealer manager fees it funds through the receipt of the Contingent Advisor Payment. Because our advisor will pay 100% of the dealer manager fees, the purchase price per share will not be affected by the dealer manager fees paid on the Class A shares. We will not pay dealer manager fees on any Class A shares issued pursuant to our distribution reinvestment plan or granted under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Class I Shares. Subject to the discounts or waivers described below, our advisor will pay our dealer manager fees of up to 1.0% of the sales price of each Class I share sold in the primary offering, which dealer manager fee may be reallowed to participating broker-dealers. All dealer manager fees paid with respect to our Class I shares will be waived for purchases made through nonaffiliated registered investment advisors. For accounts with nonaffiliated registered investment advisors, our advisor may also pay a registered investment adviser fee of up to 1% on behalf of the registered investment advisor client. Our advisor intends to recoup the dealer manager fees and registered investment advisor fees it funds through the receipt of the Contingent Advisor Payment. Because our advisor will pay 100% of the dealer manager fees and registered investment advisor fees, the purchase price per share will not be affected by the dealer manager fees paid on the Class I shares. We will not pay dealer manager fees or any registered investment fees on any Class I shares issued pursuant to our distribution reinvestment plan.

Class T Shares. Our advisor will pay our dealer manager fees of up to 2.5% of the sales price of each Class T share sold in the primary offering, which dealer manager fee may be reallowed to participating broker-dealers. Our advisor intends to recoup the dealer manager fees it funds through the receipt of the Contingent Advisor Payment. Because our advisor will pay 100% of the dealer manager fees, the purchase price per share will not be affected by the dealer manager fees paid on the Class T shares. We will not pay dealer manager fees on any Class T shares issued pursuant to our distribution reinvestment plan.

Stockholder Servicing Fees

Class A Shares. Stockholder servicing fees will not be paid on Class A shares.

Class I Shares. Stockholder servicing fees will not be paid on Class I shares.

Class T Shares. Our advisor will pay our dealer manager a trailing stockholder servicing fee that accrues daily in an amount equal to 1/365th of up to 1% of the NAV per Class T share sold in the primary offering. The trailing stockholder servicing fee paid on the Class T shares will terminate on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) our merger or consolidation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of our company or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash and/or shares listed on a national securities exchange; (iii) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering is equal to 10.0% of the gross proceeds of the primary offering from the sale of Class A shares, Class I shares and Class T shares; and (iv) with respect to Class T shares held in a particular stockholder account, at the end of the month in which total underwriting compensation from whatever source (including dealer manager fees, selling commissions and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account) would be in excess of 8.5% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer) of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of gross proceeds) for approximately three years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees. Because our advisor will pay 100% of the stockholder servicing fees, the total per share purchase price payable by investors will not be affected by the stockholder servicing fees paid on the Class T shares. Our advisor intends to recoup the stockholder servicing fees it funds through the receipt of the Contingent Advisor Payment.

Upon the termination of the payment of trailing stockholder servicing fees as described in the preceding paragraph, the applicable Class T shares will convert into Class A shares. The number of Class A shares into which a Class T share will convert will be based upon a conversion ratio equal to the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class A shares on the date of conversion.

The trailing stockholder servicing fees will be paid with respect to ongoing services provided to our stockholders in relation to their investments in Class T shares, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A or Class I stockholder, it is under no contractual obligation to do so, and no stockholder servicing fees will be paid for such services.

Estimate of Maximum Underwriting Fees and Expenses

Except as provided below, Moody Securities, our dealer manager, receives up to the full amount of the sale commissions from the sale of shares of our common stock in the primary offering, all or a portion of which may be reallowed to the participating broker-dealers. No sale commissions or dealer manager fees are paid for shares of our common stock sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for accountable bona fide due diligence expenses supported by detailed itemized invoices. Our advisor receives reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which includes development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative selling commissions, the dealer manager fee and other organization and offering expenses to exceed 15.0% of gross offering proceeds as of the date of reimbursement. Our advisor and its affiliates are responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including selling commissions, dealer manager fees and accountable due diligence expenses, exceed 15.0% of the aggregate gross offering proceeds, without recourse against or reimbursement by us. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager has authorized certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its selling commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our Dealer Manager Agreement allows a participating broker-dealer to elect to receive the re-allowed selling commission at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating broker-dealer. In no event, however, will the selling commission paid or re-allowed exceed 6.0%. In the event that a participating broker-dealer elects to receive its re-allowed selling commission paid on a trailing basis, there will be no obligation to pay the trailing selling commission if the applicable shares are no longer outstanding or total underwriting compensation will exceed 10% of the gross offering proceeds from our primary offering, as described below. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds from our primary offering. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15% of gross offering proceeds. Assuming we raise the maximum offering amount and that all shares sold are Class A shares, which have the highest load, we expect our total organization and offering expenses to be approximately 12% of the gross offering proceeds from our primary offering.

Expense	Maximum Percent of Gross Primary Offering Proceeds
Selling commissions(1)	6%
Dealer manager fee(1)	2.5%
Other reimbursements(2)	1.5%
All other organization and offering expenses(3)	2%
Total	12%

(1)	We may later elect to modify our commission structure, including adopting additional share classes or trailing commissions, depending on changes in industry regulations and best practices. Any such modification, and subsequent offers and sales, will be subject to any applicable regulatory approvals.

(2)	Other reimbursements consist primarily of actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers; amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers; expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities; and additional amounts for gift and business entertainment expenses. In no event shall any gifts for registered representatives be given that exceed an aggregate value of $100 per annum per individual or are preconditioned on achievement of a sales target. We will reimburse our dealer manager for these expenses to the extent permissible under applicable FINRA rules.

(3)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which expenses include the development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Special Sales

Our dealer manager may waive or reduce the amount of selling commissions or dealer manager fees payable in connection with sales of common stock in this offering to our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the selling commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales to our affiliates and sales under our distribution reinvestment plan. Because our advisor will pay 100% of the selling commissions and dealer manager fees, the amount of net proceeds to us will not be affected by reducing or eliminating the selling commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the selling commissions or dealer manager fees. Because our advisor will pay 100% of the selling commissions and dealer manager fees, the amount of net proceeds to us will not be affected by reducing or eliminating the selling commissions or dealer manager fees payable in connection with sales to such institutional investors and affiliates.

No selling commissions will be paid in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. Because our advisor will pay 100% of the selling commissions and dealer manager fees, the net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

●	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

●	the ratio of the costs of raising capital during the year to the capital raised;

●	the aggregate amount of the management fee and the aggregate amount of any other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

●	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

●	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

●	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.moodynationalreit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov).You may also read and copy the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

6363 Woodway Drive, Suite 110
Houston, Texas 77057
713-977-7500
Attn: Investor Relations

Website Disclosure

We also maintain a website at http://moodynationalreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT SUBSCRIPTION AGREEMENT INSTRUCTIONS FOR THE PROSPECTUS DATED APRIL 26, 2019

Please refer to the following instructions in completing the attached Signature Page. Failure to follow these instructions may result in the rejection of your subscription.

Individuals desiring to purchases shares of common stock (the “Shares”) of any class in Moody National REIT II, Inc., a Maryland corporation (the “Company”), must sign and deliver a copy of the attached subscription agreement signature page (“Signature Page”) along with the acknowledgement of receipt of the prospectus in Section 5 of this Subscription Agreement. If this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Company’s prospectus dated April 26, 2019 (the “Prospectus”). Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Upon completion of this transaction, investors will receive a confirmation of purchase, subject to acceptance by the Company, within 30 days from the date the subscription is received. In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus.

1.	INVESTMENT: A minimum investment of $2,500 is required for purchases of Class A, Class I and Class T Shares. A check for the full purchase price of the shares subscribed for should be made payable to “Moody National REIT II, Inc.” Shares of any class may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made in Section 1 of this Subscription Agreement. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. A completed Subscription Agreement is required for each initial and additional investment.

2.	NON CUSTODIAL OWNERSHIP: Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	CUSTODIAL OWNERSHIP ACCOUNTS: If applicable, please provide the information requested for Custodial Accounts in this Section. Please enter the exact name in which the Shares are to be held and the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4.	REGISTRATION INFORMATION: Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

5.	INVESTOR ACKNOWLEDGMENT: Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6.	STATE SPECIFIC SUITABILITY ACKNOWLEDGEMENTS: Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition.

7.	DISTRIBUTION REINVESTMENT PLAN: By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.	FINANCIAL ADVISOR: This Section is to be completed by the Registered Investment Advisor (RIA), or the registered representative and the broker-dealer.

9.	PAYMENT INSTRUCTIONS: Please indicate the method of payment for your subscription in this Section.

10.	SUBSCRIBER SIGNATURES: The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

MAILING INSTRUCTIONS

The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Via Mail	Via Overnight Delivery

Moody National REIT II, Inc.	Moody National REIT II, Inc.
c/o DST Services, Inc.	c/o DST Services, Inc.
P.O. Box 219280	430 West 7th Street
Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (888) 457-2358.

SUBSCRIPTION AGREEMENT	Moody National REIT II, Inc.
P.O. Box 219280
Kansas City, MO 64121-9280
Telephone: (888) 457-2358
Website: www.moodynationalreit.com
1. INVESTMENT – See payment instructions in Section 9 below

Investment Amount $ (Minimum initial investment is $2,500):

☐ Initial Investment

☐ Additional Investment – Account number:

SHARE CLASS SELECTION (Required)

☐ A Share           ☐ T Share           ☐ I Share – Select this option for Fee Based or RIA purchases ONLY.

2. NON-CUSTODIAL OWNERSHIP

☐ Individual	☐ Joint Tenants with Right of Survivorship	☐ Tenants in Common

☐ Community Property	☐ Plan – A copy of the plan documents required	☐ Uniform Gift/Transfer to Minors State of: ____________

☐ Trust – A copy of the trust documents required

☐ Corporation/Partnership/Other – A copy of the Corporate Resolution or Partnership Agreement required

3. CUSTODIAL OWNERSHIP – Custodian signature required in section 10

Moody National REIT Sponsor, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds pursuant to the payment instructions in Section 9 below.

☐ Traditional IRA	☐ Roth IRA
☐ Rollover IRA	☐ SEP IRA
☐ Simple IRA	☐ Individual
☐ Other Custodial Ownership Account (Specify):

Required for all Custodial Ownership Accounts:

Custodian Account Number:

Name of Custodian:	Trustee:	Other Administrator:

Mailing Address:

City:	State:	Zip Code:

Custodian Telephone Number:

Custodian Tax Identification Number:

4. REGISTRATION INFORMATION – Please complete the following applicable information

Entity Name – Trust/Corporation/Partnership/Other, if applicable:

Entity Tax ID – if different from investor SSN, if applicable:

Investor Name – Investor/Trustee/Authorized Signatory:

Co-Investor Name – co-investor/co-trustee/co-authorized signatory, if applicable:

Investor SSN:	Co- Investor SSN:

Investor Date of Birth:	Co- Investor Date of Birth:

Residential Address (may not be a P.O. Box):

City:	State:	Zip Code:

Mailing Address (If different from above. P.O. Box is acceptable):

City:	State:	Zip Code:

Daytime Telephone Number:	Evening Telephone Number:

E-Mail Address:

Citizenship Status of Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien
Citizenship Status of Co-Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

If Non-U.S. Citizen, specify country of Citizenship (W-8BEN Form Required):

5. INVESTOR ACKNOWLEDGEMENT

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. As used below, except as specifically noted, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

			Investor		Co-Investor
(a)	I (we) received a final Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, five business days in advance of the date hereof.	Initials		Initials

(b)	I (we) accept the terms and conditions of the Company’s charter.	Initials		Initials

(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials		Initials

(d)	I (we) acknowledge that the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus.	Initials		Initials

(e)	I (we) acknowledge that there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.	Initials		Initials

			Investor		Co-Investor
(f)	I (we) have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more.	Initials		Initials

(g)	I (we) have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and a minimum annual gross income of $70,000.	Initials		Initials

6. STATE SPECIFIC SUITABILITY ACKNOWLEDGEMENTS

Please separately initial ALL that apply:

			Investor		Co-Investor
●	If an Alabama investor, my (our) investment in the Company and its affiliates does not exceed, in the aggregate, more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).	Initials		Initials

●	If an Iowa investor, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, if I (we) am (are) not an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933, as amended, my (our) aggregate investment in the Company, its affiliates and other non-exchange-traded direct participation programs does not exceed 10% of my (our) liquid net worth.	Initials		Initials

●	If a Kansas investor, I (we) acknowledge that the office of the Kansas Securities Commissioner recommends that I (we) limit my (our) aggregate investment in the Company and other non-listed real estate investment trusts to not more than 10% of my (our) liquid net worth.	Initials		Initials

●	If a Kentucky investor, my (our) investment in the Company and its affiliates’ non-publicly traded real estate investment trusts does not exceed, in the aggregate, more than 10% of my (our) liquid net worth.	Initials		Initials

●	If I am a Massachusetts investor, I (we) may not invest more than 10% of my (our) liquid net worth in the Company and in other illiquid direct participation programs.	Initials		Initials

●	If I am a Missouri investor, I (we) acknowledge that no more than ten percent (10%) of my (our) liquid net worth shall be invested in the securities of the Company.	Initials		Initials

●	If a Nebraska investor who is not an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933, as amended, my (our) investment in this offering and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth.	Initials		Initials

●	If a New Mexico investor, my (our) investment in the Company, shares of its affiliates and in other real estate investment trusts may not exceed ten percent (10%) of my (our) liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	Initials		Initials

			Investor		Co-Investor

●	If I am a North Dakota investor, I (we) have a net worth of at least ten times my (our) investment in the Company.	Initials		Initials

●	If an Ohio investor, my (our) investment in the Company, its affiliates and in other non-traded real estate investment trusts does not exceed 10% of my (our) liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities.	Initials		Initials

●	If I am an Oregon investor, my (our) maximum investment in the Company cannot exceed 10% of my (our) liquid net worth.	Initials		Initials

●	If I am a Pennsylvania investor, I (we) must limit my (our) investment in the Company to 10% of my (our) net worth, exclusive of home, furnishings and automobiles.	Initials		Initials

●	If I am a Puerto Rico investor, I (we) may not invest more than 10% of my (our) liquid net worth in the Company, its affiliates, and in other non-traded REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.	Initials		Initials

●	If a non-accredited Vermont investor, I (we) may not purchase an amount in this offering that exceeds 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering.	Initials		Initials

7. DISTRIBUTION REINVESTMENT PLAN – Select only one option

I hereby subscribe for Shares of Moody National REIT II, Inc. and elect the distribution option indicated below:

☐ Distribution Reinvestment Plan (DRP) – (Custodial and Non-Custodial Accounts)

☐ Cash/Check sent to Custodial Account identified in Section 3 above (Custodial Accounts ONLY)

☐ Check Mailed to the address in Section 4 above – (Non-Custodial Accounts ONLY)

☐ Cash/Check deposited directly into the account listed as follows (Non-Custodial Accounts ONLY):

Name of Financial Institution:

Street Address:

City:	State:	Zip Code:

Name(s) on Account:

☐ Checking/Savings Account (voided check is required)                                                        ☐ Brokerage Account

Account Number:	Bank Routing Number:

8. FINANCIAL ADVISOR – To be completed by the RIA or Registered Representative and the Broker-Dealer

The Financial Advisor and in the case of a Broker-Dealer, an authorized principal of the Broker-Dealer must sign below to complete the order. The Financial Advisor and/or Broker-Dealer hereby warrant that each is duly licensed and may lawfully conduct business in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

Name of Broker-Dealer or Registered Investment Advisory Firm:

Name of Financial Advisor:

Financial Advisor Rep Number:	Branch Code:

Financial Advisor Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

E-Mail Address:

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Financial Advisor and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Financial Advisor Signature (Required):	Date:

Broker-Dealer Authorized Principal (if required by BD):	Date:

9. PAYMENT INSTRUCTIONS

☐ By Mail – Checks should be made payable to “Moody National REIT II, Inc.” You should consult with your registered representative if you are unsure how to make your check payable. Forward the subscription agreement to the address set forth in the instructions to this Subscription Agreement.

Via Mail	Via Overnight Delivery

Moody National REIT II, Inc.	Moody National REIT II, Inc.
c/o DST Services, Inc.	c/o DST Services, Inc.
P.O. Box 219280	430 West 7th Street
Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

☐ By Wire Transfer – If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Wire transfers should be made to the Company. Below please find the wiring instructions:

Account Name: DST as Agent for Moody National REIT II, Inc.

Bank: UMB Bank, N.A.

Address: 1010 Grand Ave., Kansas City, MO 64106

ABA#: 1010-0069-5

DDA#: 987-173-7799

10. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required). Each invest signing below, under penalties of perjury, certifies that:

1.	The number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 4 of this form is my correct Social Security Number/Taxpayer Identification Number (or I am waiting for a number to be issued to me);

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

3.	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Signature of Individual Owner:	Date:

Print or Type Name:

Signature of Joint Account Owner:	Date:

Print or Type Name:

Signature of Custodian Trustee, Officer, General Partner or other Authorized Person:	Date:

Print or Type Name:

Signature of Additional Person (if required):	Date:

Print or Type Name:

APPENDIX B
THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Moody National REIT II, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase (i) purchase Class A, Class I or Class T shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or (ii) purchase Shares pursuant to any future offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan shall be the tenth day following the delivery of written notice of the adoption of the Plan to Participants.

3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Company’s transfer agent, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

(a) Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to the Company’s current estimated value per Share or, $23.19 per Share. Following any subsequent valuation of the Shares, the shares issued pursuant to the Plan will be priced at 100% of the most recently determined estimated value per share of the Shares. No selling commissions or dealer manager fees on the Class A, Class I or Class T shares or will be payable with respect to shares purchased pursuant to the Plan. Participants may acquire Shares from the Company under the Plan until the earliest of (a) all the Plan Shares registered in the Initial Offering or any Future Offering are issued, (b) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (c) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

(d) If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.

B-1

6. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price, number and class of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number and class of Shares owned prior to the current Distribution, the amount of the current Distribution and the number and class of Shares owned after the current Distribution.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

MOODY NATIONAL REIT II, INC.

UP TO $990,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 26, 2019

MOODY NATIONAL REIT II, INC.
SUPPLEMENT NO. 1 DATED April 26, 2019
TO THE PROSPECTUS DATED April 26, 2019

This document supplements, and should be read in conjunction with, our prospectus dated April 26, 2019 relating to our offering of up to $990,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 1 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 1 is to disclose:

●	the status of our public offering;

●	the estimated NAV per share of our common stock;

●	our real estate portfolio;

●	selected financial data;

●	our funds from operations and modified funds from operations;

●	our net tangible book value;

●	information regarding our indebtedness;

●	information regarding our distributions;

●	information regarding repurchases of shares of our common stock;

●	compensation paid to our advisor and its affiliates;

●	information on experts; and

●	incorporation of certain information by reference.

Status of Our Public Offering

On July 19, 2018, we commenced this offering of up to $990,000,000 in any combination of our shares of Class A common stock, or Class A shares, Class I common stock, or Class I shares, and Class T common stock, or Class T shares. We are offering up to $895,000,000 in shares of our common stock to the public, which we refer to as the primary offering, and up to $95,000,000 in any combination of shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. As of April 4, 2019, we had received and accepted investors’ subscriptions for and issued 1,772,905 shares of our common stock in this offering (consisting of 1,597,944 Class A shares, 45,959 Class I shares and 129,002 class T shares), including 125,799 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of $38,227,732. As of April 4, 2019, $946,046,698 in shares of our common stock remained to be sold in this offering.

We may continue to offer shares of our common stock in this offering until July 19, 2021 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in an additional follow-on public offering, we could continue this offering until as late as January 15, 2022. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of our prospectus. We reserve the right to terminate this offering at any time.

Estimated Net Asset Value Per Share of Our Common Stock

Background

On March 14, 2019, our board of directors, including all of our independent directors, determined an estimated NAV per share of our Class A Shares, Class I Shares and Class T Shares of $23.32 as of December 31, 2018. The estimated NAV per share is based on (x) the estimated value of our assets less the estimated value of our liabilities, divided by (y) the number of outstanding shares of our common stock, all as of December 31, 2018. We are providing the estimated NAV per share to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by FINRA, with respect to customer account statements. In determining the estimated NAV per share, our board of directors relied upon information contained in a report, or the Valuation Report, provided by our advisor, the recommendation of the audit committee of our board and our board of director’s experience with, and knowledge of, our real property and other assets as of December 31, 2018. The objective of our board of directors in determining the estimated NAV per share of our common stock was to arrive at a value, based on recent, available data, that our board believed was reasonable based on methods that it deemed appropriate after consultation with our advisor and the Audit Committee. In preparing the Valuation Report, our advisor relied in part on appraisals of the fair value of our investments in hotel properties provided by Kendall Realty Consulting Group, LLC, which we refer to herein as the appraiser. To calculate the estimated NAV per share in the Valuation Report, our advisor used a methodology pursuant to the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly the Investment Program Association) in April 2013.

Supplement — Page 1

The table below sets forth material items included in the calculation of the estimated NAV per share as of December 31, 2018. A summary of methodologies, assumptions and limitations follows the table (in thousands except per share amounts) (amounts in the table are unaudited).

Investment in hotel properties	$463,900
Cash, cash equivalents and restricted cash	19,194
Notes receivable	6,750
Other assets	5,818
$495,662

Notes payable	$230,636
Other liabilities	9,880
Special limited partnership interests	1
Noncontrolling interests in Operating Partnership	7,141
Total liabilities, special limited partnership interests and noncontrolling interests in Operating Partnership	$247,658
Estimated value	$248,004

Common stock outstanding	10,636
Estimated value per share	$23.32

As of December 31, 2018, the estimated NAV was allocated on a per share basis as follows:

Investment in hotel properties	$43.62
Notes payable	(21.68)
Other assets, liabilities, and special limited partnership interests	2.05
Noncontrolling interests in Operating Partnership	(0.67)
Estimated value per share	$23.32

Investment in Hotel Properties

As of December 31, 2018, we owned 14 hotel properties. The appraiser appraised each of the hotel properties in our portfolio using the income method of valuation, specifically a discounted cash flow analysis, as well as the sales comparison approach. The income method is a customary valuation method for income-producing properties, such as hotels. The appraisals were conducted on a property-by-property basis. In performing this analysis, the appraiser reviewed property-level information provided by our advisor and us, including: property-level operating and financial data, prior appraisals (as available), franchise agreements, management agreements, agreements governing the ownership structure of each property and other property-level information. In addition, the appraiser (i) discussed the applicable hotel properties with our advisor, (ii) conducted inspections of the applicable hotels, and (iii) reviewed information from a variety of sources about market conditions for the applicable hotels.

After completing the foregoing reviews, the appraiser developed multi-year discounted cash flow analyses for each hotel appraised based on a review of such property’s historical operating statements, a review of such property’s 2018 forecasts and 2018 preliminary budget, as well as estimated occupancy, average daily room rate, and revenues and expenses for each hotel based on an analysis of market demand. In addition, the appraiser determined an estimated residual value of the applicable hotel in the final year of the discounted cash flow analysis by estimating the next year’s net operating income and capitalizing that income at a capitalization rate indicative of the location, quality and type of the hotel. The appraiser made deductions for capital expenditures based on discussions with our advisor, their review of the applicable property’s improvements and estimates of reserves for replacements going forward.

The discount rates and capitalization rates used to value our hotel properties were selected and applied on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, hotel type, franchise, location, age, current room rates and other factors that the appraiser deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the appraiser:

	Range
	Low	High	Weighted Average
Capitalization Rate	7.00%	9.00%	7.57%
Discount Rate	9.50%	11.50%	9.87%

Supplement — Page 2

While we believe that the discount rates and capitalization rates used by the appraiser were reasonable, a change in those rates would significantly impact the appraised values of our hotel properties and thus, the estimated NAV per share. The table below illustrates the impact on the estimated NAV per share if the weighted average capitalization rate and weighted average discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Estimated NAV per Share due to
	Decrease of 2.5%	Increase of 2.5%
Capitalization Rate	$23.86	$22.80
Discount Rate	$24.01	$22.61

The appraisals are each addressed to our advisor to assist it in calculating an estimated NAV per share of our Class A Shares, Class I Shares and Class T Shares. None of the appraisals are addressed to the public, may not be relied upon by any person other than our advisor and our board (including any committee thereof) to establish an estimated NAV per share of our shares of common stock, and do not constitute a recommendation to any person to purchase or sell any such shares.

Notes Receivable

As of December 31, 2018, we held one note receivable from a related party. The Valuation Report contained an estimate based on discounted cash flow analyses using the current incremental lending rates for similar types of lending arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

Notes Payable

As of December 31, 2018, we had 14 notes payable, which were secured by certain of our assets. The Valuation Report contained an estimated fair value of each such note payable estimated based on discounted cash flow analyses using the current incremental borrowing rates for similar types of borrowing arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

Other Assets and Liabilities

The Valuation Report contained estimates of our other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, deferred franchise costs, accounts receivable, prepaid expenses, other assets and accounts payable, and accrued expenses. The fair values of such other assets and liabilities were considered by our board of directors to be equal to their carrying value as of December 31, 2018 due to their short maturities.

Limitations of the Estimated NAV per Share

The various factors considered by our board of directors in determining the estimated NAV per share were based on a number of assumptions and estimates that may not be accurate or complete. Different parties using different assumptions and/or different estimates could derive a different estimated NAV per share. We disclosed the estimated NAV per share to assist broker-dealers that participate, or participated, in our offering in meeting their customer account statement reporting obligations. The estimated NAV per share is not audited and does not represent the value of our assets or liabilities according to GAAP. Moreover, the estimated NAV per share determined by the board of directors is not a representation, assurance, warranty or guarantee that, among other things:

●	a stockholder would be able to realize the estimated NAV per share if such stockholder attempts to sell his or her shares;

●	a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon a liquidation of our assets and settlement of our liabilities, or upon our sale;

●	our shares would trade at the estimated NAV per share on a national securities exchange;

●	another independent third-party appraiser or third-party valuation firm would agree with the estimated NAV per share; or

●	the estimated NAV per share, or the methods used to determine the estimated NAV per share, will be acceptable to FINRA, the SEC, any state securities regulatory entity or in accordance with ERISA, as amended, or with any other regulatory requirements.

Supplement — Page 3

Similarly, the amount that a stockholder may receive upon repurchase of his or her shares, if he or she participates in our share repurchase program, may be greater than or less than the amount that such stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by us. Further, the value of the our common stock will fluctuate over time in response to developments related to individual assets in our portfolio, the management of those assets, and in response to the real estate and capital markets. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

Portfolio Information

Hotel Properties

As of December 31, 2018, we owned fourteen hotel properties located in six states with a total of 1,941 rooms. The chart below sets forth additional information regarding our hotel properties (all $ amounts in thousands).

Property Name	Date Acquired	Location	Ownership Interest	Original Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)
Residence Inn Austin	October 15, 2015	Austin, Texas	100%	$27,500	112	$16,554
Springhill Suites Seattle	May 24, 2016	Seattle, Washington	100%	74,100	234	44,884
Homewood Suites Woodlands	September 27, 2017(5)	The Woodlands, Texas	100%	17,356	91	9,066
Hyatt Place Germantown	September 27, 2017(5)	Germantown, Tennessee	100%	16,074	127	7,025
Hyatt Place North Charleston	September 27, 2017(5)	North Charleston, South Carolina	100%	13,806	113	7,158
Hampton Inn Austin	September 27, 2017(5)	Austin, Texas	100%	19,328	123	10,687
Residence Inn Grapevine	September 27, 2017(5)	Grapevine, Texas	100%	25,245	133	12,341
Marriott Courtyard Lyndhurst	September 27, 2017(5)	Lyndhurst, New Jersey	(3)	39,547	227	—
Hilton Garden Inn Austin	September 27, 2017(5)	Austin, Texas	100%	29,288	138	18,401
Hampton Inn Great Valley	September 27, 2017(5)	Frazer, Pennsylvania	100%	15,285	125	7,994
Embassy Suites Nashville	September 27, 2017(5)	Nashville, Tennessee	100%	82,207	208	41,998
Homewood Suites Austin	September 27, 2017(5)	Austin, Texas	100%	18,835	96	10,778
Townplace Suites Fort Worth	September 27, 2017(5)	Fort Worth, Texas	(4)	11,242	95	—
Hampton Inn Houston	September 27, 2017(5)	Houston, Texas	100%	9,958	119	4,480
Totals				$399,771	1,941	$191,366

(1)	Excludes closing costs and includes gain on acquisition.

(2)	As of December 31, 2018.

(3)	The Marriott Courtyard Lyndhurst is owned by MN Lyndhurst Venture, LLC, of which our operating partnership is a member and holds 100% of the Class B membership interests therein.

(4)	The Townplace Suites Fort Worth is owned by MN Fort Worth Venture, LLC, of which our operating partnership is a member and holds 100% of the Class B membership interests therein.

(5)	Property acquired as a result of the merger of Moody I with and into our company and the merger of Moody I’s operating partnership with and into our operating partnership, each effective as of September 27, 2017.

Supplement — Page 4

Each of our properties face competition from similarly situated properties in and around their respective submarkets. We believe that the each of our properties are suitable for their intended purposes and is adequately covered by insurance. We have no plans for significant renovation or improvement of any of our properties.

Note Receivable from Related Party

On August 21, 2015, Moody I originated an unsecured loan in the aggregate principal amount of $9,000,000, or the Related Party Note, to Moody National DST Sponsor, LLC, a Texas limited liability company and an affiliate of our sponsor, or DST Sponsor. Proceeds from the Related Party Note were used by DST Sponsor solely to acquire a commercial real property located in Katy, Texas. We acquired the Related Party Note in connection with the mergers.

The balance of the Related Party Note was $6,750,000 as of December 31, 2018 and 2017. Interest on the outstanding principal balance of the Related Party Note accrues at a fixed per annum rate equal to 12%, provided that in no event will the interest rate exceed the maximum rate permitted by applicable law. On August 15, 2016, the maturity date of the Related Party Note was extended from August 21, 2016 to August 21, 2017. On September 24, 2017, the maturity date of the Related Party Note was again extended to August 21, 2018. On August 30, 2018, the maturity date of the Related Party Note was again extended to April 30, 2019.

Selected Financial Data

The following selected financial data as of December 31, 2018, 2017, 2016, 2015 and 2014, and for the years ended December 31, 2018, 2017, 2016, 2015 and for the period from July 25, 2014 (inception) to December 31, 2014 should be read in conjunction with the consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein. Our historical results are not necessarily indicative of results for any future period.

	(in thousands)
	As of December 31,
Selected Financial Data	2018	2017	2016	2015	2014
BALANCE SHEET DATA:
Total assets	$424,902	$446,476	$135,759	$29,479	$199
Total liabilities	$237,054	$274,962	$70,930	$17,218	$—
Special limited partnership interests	$1	$1	$1	$1	$1
Total equity	$187,847	$171,513	$64,828	$12,260	$198

	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015	Period from July 25, 2014 (inception) to December 31, 2014

STATEMENT OF OPERATIONS DATA:
Total revenue	$80,841	$36,569	$14,859	$1,077	$—
Total expenses	$90,353	$50,948	$17,136	$1,598	$2
Gain on acquisition of hotel property	$—	$—	$—	$2,000	$—
Income tax expense (benefit)	$158	$666	$(4)	$(6)	$—
Net income (loss)	$(9,670)	$(15,045)	$(2,273)	$1,485	$(2)

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$4,260	$(10,609)	$921	$(19)	$(2)
Net cash provided by (used in) investing activities	$7,112	$(77,713)	$(88,666)	$(25,684)	$—
Net cash provided by (used in) financing activities	$(13,913)	$88,609	$105,741	$27,085	$201

OTHER DATA:
Dividends declared	$16,812	$9,562	$3,161	$217	$—

Supplement — Page 5

Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net income as determined under generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as Funds from Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because, in our view, FFO is a meaningful supplemental performance measure in conjunction with net income.

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. As a result, in addition to FFO, we also calculate modified funds from operations, or MFFO, a non-GAAP supplemental financial performance measure that our management uses in evaluating our operating performance. Similar to FFO, MFFO excludes items such as depreciation and amortization. However, MFFO excludes non-cash and non-operating items included in FFO, such as amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. Our calculation of MFFO will exclude these items, as well as the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items, when applicable. Our calculation of MFFO will also include, when applicable, items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we consider in the evaluation of the operating performance of our real estate investments.

We believe that MFFO reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs and development activities, as well as general and administrative expenses and interest costs, which is not immediately apparent from net income (loss). As such, we believe MFFO, in addition to net income (loss) as defined by GAAP, is a meaningful supplemental performance measure which is used by our management to evaluate our operating performance and determine our operating, financing and dividend policies.

Please see the limitations listed below associated with the use of MFFO as compared to net income (loss):

●	Our calculation of MFFO will exclude any gains (losses) related to changes in estimated values of derivative instruments related to any interest rate swaps which we hold. Although we expect to hold these instruments to maturity, if we were to settle these instruments prior to maturity, it would have an impact on our operations. We do not currently hold any such derivate instruments and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

●	Our calculation of MFFO will exclude any impairment charges related to long-lived assets that have been written down to current market valuations. Although these losses will be included in the calculation of net income (loss), we will exclude them from MFFO because we believe doing so will more appropriately present the operating performance of our real estate investments on a comparative basis. We have not recognized any such impairment charges and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

●	Our calculation of MFFO will exclude organizational and offering expenses and acquisition expenses. Although organizational and acquisition expenses reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness, and do not consider these expenses in the evaluation of our operating performance and determining MFFO. Offering expenses do not affect net income. Our calculation of MFFO set forth in the table below reflects the exclusion of acquisition expenses.

We believe MFFO is useful to investors in evaluating how our portfolio might perform after our offering and acquisition stage has been completed and, as a result, may provide an indication of the sustainability of our distributions in the future. However, as described in greater detail below, MFFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity. Many of the adjustments to MFFO are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities. MFFO is also more comparable in evaluating our performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.

MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. However, MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. Investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and, given the relatively limited term of our operations, it could be difficult to recover any impairment charges.

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented

Supplement — Page 6

by other REITs. In addition, FFO and MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements.

The table below summarizes our calculation of FFO and MFFO for the years ended December 31, 2018 and 2017 and a reconciliation of such non-GAAP financial performance measures to our net loss (in thousands).

	Year ended December 31,
	2018	2017
Net Loss	$(9,670)	$(15,045)
Adjustments:
Depreciation and amortization	12,166	4,749
Funds from Operations	2,496	(10,296)
Adjustments:
Acquisition expenses	—	11,830
Modified Funds from Operations	$2,496	$1,534

Our Net Tangible Book Value Per Share

As of December 31, 2018, our net tangible book value per share was $17.08. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the December 31, 2018 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred franchise costs) by the number of shares of our common stock outstanding as of December 31, 2018. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Our Indebtedness

As of December 31, 2018, our indebtedness, as described below, was comprised of notes secured by our hotel properties. All such notes, except as noted below, accrue interest at a fixed rate and, therefore, an increase or decrease in interest rates would have no effect on our interest expense with respect such notes.

As of December 31, 2018, our notes payable consisted of the following (all $ amounts in thousands):

Loan	Principal as of December 31, 2018	Interest Rate at December 31, 2018	Maturity Date
Residence Inn Austin(1)	$16,554	4.580%	November 1, 2025
Springhill Suites Seattle(2)	44,884	4.380%	October 1, 2026
Homewood Suites Woodlands(3)	9,066	4.690%	April 11, 2025
Hyatt Place Germantown(3)	7,025	4.300%	May 6, 2023
Hyatt Place North Charleston(3)	7,158	5.193%	August 1, 2023
Hampton Inn Austin(3)	10,687	5.426%	January 6, 2024
Residence Inn Grapevine(3)	12,341	5.250%	April 6, 2024
Hilton Garden Inn Austin(3)	18,401	4.530%	December 11, 2024
Hampton Inn Great Valley(3)	7,994	4.700%	April 11, 2025
Embassy Suites Nashville(3)	41,998	4.2123%	July 11, 2025
Homewood Suites Austin(3)	10,778	4.650%	August 11, 2025
Hampton Inn Houston(3)	4,480	7.250%	April 28, 2023
Term Loan(4)	26,300	30-day LIBOR plus 3.750%	September 27, 2019
Short Term Loan(5)	12,970	30-day LIBOR plus 2.50%	April 24, 2019
Total notes payable	230,636
Less unamortized debt issuance costs	(3,462))
Total notes payable, net of unamortized debt issuance costs	$227,174

Supplement — Page 7

(1)	Monthly payments of interest are due and payable until the maturity date. Monthly payments of principal are due and payable beginning in December 2017 and continue to be due and payable until the maturity date.

(2)	Monthly payments of interest only were due and payable in calendar year 2017, after which monthly payments of principal and interest are due and payable until the maturity date.

(3)	Monthly payments of principal and interest are due and payable until the maturity date.

(4)	Monthly payments of interest were due and payable until October 2017. Monthly payments of principal and interest were due and payable beginning in November 2017 until the maturity date. On October 24, 2018, the maturity date of the Term Loan was extended to September 27, 2019. The Marriott Courtyard Lyndhurst and Townplace Suites Fort Worth properties are pledged as security for the Term Loan.

(5)	Monthly payments of interest only were due until the maturity date. The entire principal balance and all interest thereon will be repaid in full prior to April 24, 2019.

Hotel properties secure their respective loans. The Term Loan is partially secured by Marriott Courtyard Lyndhurst and Townplace Suites Fort Worth, and is partially unsecured.

As of December 31, 2018, our outstanding indebtedness totaled $230,636,232, which amount includes debt associated with properties previously owned by Moody I. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of December 31, 2018, we were in compliance with all debt covenants and current on all loan payments.

Information Regarding Our Distributions

Since July 2, 2015, our board of directors has authorized and declared the payment of cash distributions to our stockholders. We first paid distributions on September 15, 2015.

The following table summarizes the net distributions per share declared by our board of directors since our inception through December 31, 2018 (in thousands).

Period	Cash Distribution	Distribution Paid Pursuant to DRP(1)	Total Amount of Distribution	Net Cash Provided by (Used in) Operating Activities	Funds From Operations
First Quarter 2015	$—	$—	$—	$—	$—
Second Quarter 2015	—	—	—	—	—
Third Quarter 2015	17	6	23	(5)	— (2)
Fourth Quarter 2015	87	40	127	241	(380)
First Quarter 2016	186	84	270	197	339
Second Quarter 2016	351	158	509	854	(899)
Third Quarter 2016	635	230	865	827	1,040
Fourth Quarter 2016	819	314	1,133	(870)	(1,042)
First Quarter 2017	1,017	410	1,427	(744)	(329)
Second Quarter 2017	1,325	590	1,915	(343)	479
Third Quarter 2017	1,478	627	2,105	(9,824)	(9,366)
Fourth Quarter 2017	2,161	820	2,981	302	(1,080)
First Quarter 2018	3,218	634	3,852	(1,585)	(152)
Second Quarter 2018	3,039	963	4,002	3,644	2,277
Third Quarter 2018	3,241	1,034	4,275	1,994	1,247
Fourth Quarter 2018	3,437	1,087	4,524	207	(876)
Total	$21,011	$6,997	$28,008	$(5,105)	$(8,742)

(1)	Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

(2)	As of September 30, 2015, no properties had been purchased and we had not yet commenced real estate operations.

Supplement — Page 8

From July 2, 2015 (the date our board of directors authorized and declared the payment of a distribution) through December 31, 2018, we paid aggregate distributions of $28,007,814, including $21,010,451 of distributions paid in cash and $6,997,363 in shares of our common stock issued pursuant to our distribution reinvestment plan. From inception through December 31, 2018, we had cash used in operating activities of $(5,105,498) and cumulative FFO of $(8,742,489). Of the $28,007,814 in total distributions we have paid during the period from our inception through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, 0% was funded from cash flow from operations and 100% was funded from offering proceeds.

We intend to accrue distributions quarterly and pay distributions on a quarterly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We cannot provide assurance with respect to the amount of distributions, if any, that we will pay in the future. We intend to fund future distributions from cash generated by operations, provided that we have sufficient cash generated by operations to do so. However, we may fund distributions from proceeds from our public offering, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements to our advisor, in its sole discretion. The payment of distributions from sources other than FFO may be dilutive to our per share value because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a discussion of how we calculate FFO, see “Funds from Operations and Modified Funds from Operations” above.

Information Regarding Share Repurchases

During the year ended December 31, 2016, we redeemed 16,893 shares of our common stock pursuant to our share repurchase program.

During the year ended December 31, 2017, we redeemed 36,718 shares of our common stock pursuant to our share repurchase program (consisting of 36,718 Class A shares, 0 Class I shares and 0 Class T shares). On March 14, 2017, in connection with the mergers, we suspended our share repurchase program, effective March 24, 2017. On September 27, 2017, the closing date of the mergers, our board of directors reinstated our share repurchase program.

During the year ended December 31, 2018, we redeemed 110,225 shares of our common stock pursuant to our share repurchase program (consisting of 110,225 Class A shares, 0 Class I shares and 0 Class T shares).

Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation Table.”

The following table summarizes the compensation, fees and reimbursements we paid to (or incurred with respect to) our advisor and its affiliates, including the dealer manager, during the years ended December 31, 2018, 2017 and 2016.

	Years ended December 31,
Type of Fee or Reimbursement	2018	2017	2016
Offering Stage:
Selling commissions(1)	$—	$3,501,347	$4,982,034
Dealer manager fees(1)	—	788,759	1,080,374
Organization and offering expense reimbursement(2)	2,108,043	2,109,773	2,160,076
Operational Stage:
Acquisition fee (base)	—	670,000	1,111,500
Acquisition fee (contingent)	—	—	—
Reimbursement of acquisition expenses to advisor	—	—	—
Financing coordination fee	—	1,720,000	562,500
Asset management fee	4,197,000	1,913,000	725,751

Property management fees	3,185,388	1,409,841	588,396
Property manager incentive fee	—	—	—
Operating expense reimbursement	1,642,000	1,297,000	472,000
Disposition Stage:
Disposition fee	—	—	—

(1)	As of January 16, 2018, our selling commissions, dealer manager fees and stockholder servicing fees are paid by our advisor with no reimbursement from us.

(2)	As of December 31, 2018, total offering costs were $19,344,749, comprised of $12,333,647 of offering costs incurred directly by us and $7,011,102 in offering costs incurred by and reimbursable to our advisor. As of December 31, 2018, we had $52,275 due to our advisor for reimbursable offering costs.

Supplement — Page 9

As noted in the table above, during 2017 we paid our advisor an acquisition fee of $670,000, which equaled 1.5% of the cash consideration paid to Moody I stockholders in the mergers, and a financing coordination fee of $1,720,000, which amount was based on the loans assumed from Moody I in connection with the mergers, including debt held by us with respect to two properties that were previously owned by Moody I. We also paid Moody Securities a stockholder servicing fee of up to $2.125 per Class A share issued as stock consideration in the mergers, for an aggregate amount of approximately $7.0 million in stockholder servicing fees, all of which was reallowed to broker-dealers that provide ongoing financial advisory services to former stockholders of Moody I following the mergers and that entered into participating broker-dealer agreements with Moody Securities.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 (including the schedule appearing therein) have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Moody I appearing in its Annual Report on Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein) and incorporated by reference in our Current Report on Form 8-K/A filed with the SEC on October 23, 2017 have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as set forth in their report included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of Moody National SHS Seattle MT, LLC and the tenant-in-common owners contained in our Current Report on Form 8-K/A filed with the SEC on August 8, 2016 have been audited by Frazier & Deeter, LLC, an independent auditor, as set forth in their report included therein. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Mueller Hospitality, LP contained in our Current Report on Form 8-K/A filed with the SEC on December 30, 2015 have been audited by Frazier & Deeter, LLC, an independent auditor, as set forth in their report included therein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Kendall Realty Consulting Group, LLC an independent valuation services firm, provided individual appraisal reports with respect to each of our properties as of December 31, 2018 that our advisor used to calculate the number provided for “Investment in hotel properties” provided on page 2 of this Supplement No. 1 under the section “Estimated Net Asset Value Per Share of Our Common Stock,” which is included in this Supplement No. 1 given the authority of such firm as an expert in property valuations and appraisals. Kendall Realty Consulting Group, LLC did not calculate our estimated NAV per share.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents that have been separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.moodynationalreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-222610), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

●	Annual Report on Form 10-K filed with the SEC on March 29, 2019;

●	Current Report on Form 8-K/A filed with the SEC on October 23, 2017;

●	Current Report on Form 8-K/A filed with the SEC on August 8, 2016; and

●	Current Report on Form 8-K/A filed with the SEC on December 30, 2015.

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Moody National REIT II, Inc.
6363 Woodway Drive, Suite 110
Houston, Texas 77057
Attention: Investor Relations

Phone:

Supplement — Page 10